Registration No. 333-136674

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PEMEX PROJECT FUNDING MASTER TRUST

(Exact name of Issuer as specified in its charter)

PETROLEOS MEXICANOS (MEXICAN PETROLEUM)

PEMEX-EXPLORACION Y PRODUCCION (PEMEX-EXPLORATION AND PRODUCTION)

PEMEX-REFINACION (PEMEX-REFINING)

and

PEMEX-GAS Y PETROQUIMICA BASICA (PEMEX-GAS AND BASIC PETROCHEMICALS)

(Exact names of co-registrants as specified in their charters and translations of co-registrants’ names into English)

Delaware	United Mexican States	1311	Not Applicable
(State or other jurisdiction of incorporation or organization of Issuer)	(State or other jurisdiction of incorporation or organization of co-registrants)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

c/o The Bank of New York Global Structured Finance Unit 101 Barclay Street, 21 West New York, NY 10286	Avenida Marina Nacional No. 329 Colonia Huasteca México, D.F. 11311 México Telephone: (52-55) 1944-2500
(Address, including zip code, and telephone number, including area code, of issuer’s principal executive offices)	(Address, including zip code, and telephone number, including area code, of co-registrants’ principal executive offices)

Copies to:
Ismael Hernández Amor P.M.I. Holdings North America, Inc. 909 Fannin, Suite 3200 Houston, Texas 77010 Telephone: 713-567-0182	Wanda J. Olson Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, New York 10006 Facsimile: 212-225-3999
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after this registration statement becomes effective.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
5.75% Guaranteed Notes due 2015	U.S. $759,254,000	100%	U.S. $759,254,000	U.S. $81,240.18(2)
6.625% Guaranteed Bonds due 2035	U.S. $751,995,000	100%	U.S. $751,995,000	U.S. $80,463.47(2)
Guaranties and subsidiary guaranties	U.S. $1,511,249,000	—	—	None(3)

(1)	The securities being registered are offered (i) 5.75% Notes due 2015 and 6.625% Bonds due 2035 previously sold in transactions exempt from registration under the Securities Act of 1933 and (ii) upon certain resales of the securities by broker-dealers. The registration fee has been computed based on the face value of the securities solely for the purpose of calculating the amount of the registration fee, pursuant to Rule 457 under the Securities Act of 1933.
(2)	Previously paid.
(3)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guaranties and the subsidiary guarantees.

The Registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Prospectus

Pemex Project Funding Master Trust

Exchange Offers

for the following classes of securities:

U.S. $759,254,000 5.75% Guaranteed Notes due 2015

U.S. $751,995,000 6.625% Guaranteed Bonds due 2035

unconditionally guaranteed by

Petróleos Mexicanos

Terms of the Exchange Offers

•     We are offering to exchange securities that we sold in private offerings for an equal principal amount of new registered securities.

•     The exchange offers commence on November     , 2006 and expire at Midnight, New York City time, on December     , 2006, unless we extend them.

•     You may withdraw a tender of old securities at any time prior to the expiration of the exchange offers.

•     All old securities that are validly tendered and not validly withdrawn will be exchanged.

•     We believe that the exchange of securities will not be a taxable exchange for either U.S. or Mexican federal income tax purposes.

•     We will not receive any proceeds from the exchange offers.

•     The terms of the new securities to be issued are identical to the old securities, except for the transfer restrictions and registration rights relating to the old securities.

•     The payment of principal and interest on the new securities will be unconditionally guaranteed by Petróleos Mexicanos, a decentralized public entity of the Federal Government of the United Mexican States, which we refer to as the guarantor.

•     Three of the four subsidiary entities of Petróleos Mexicanos will guarantee its obligations as guarantor of the new securities. These subsidiary entities are Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals; we refer to them as the subsidiary guarantors.

•     The new securities will contain provisions regarding acceleration and future modifications to their terms that differ from those applicable to certain of the Pemex Project Funding Master Trust’s, which we refer to as the issuer, and the guarantor’s other outstanding public external indebtedness issued prior to October 2004. Under these provisions, in certain circumstances, the issuer and the guarantor may amend the payment and certain other provisions of an issue of new securities with the consent of the holders of 75% of the aggregate principal amount of such new securities.

We are not making an offer to exchange securities in any jurisdiction where the offer is not permitted.

Investing in the securities issued in the exchange offers involves certain risks. See “ Risk Factors” beginning on page 13.

Neither the U.S. Securities and Exchange Commission (SEC) nor any state securities commission in the United States has approved or disapproved the securities to be distributed in the exchange offers, nor have they determined that this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

November     , 2006

i

Terms such as “we,” “us” and “our” generally refer to Petróleos Mexicanos and its consolidated subsidiaries, unless the context otherwise requires.

We will apply, through our listing agent, to have the new securities admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange. All of the old securities are currently admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange.

Petróleos Mexicanos, as guarantor, has registered the new securities with the Sección Especial (the Special Section) of the Registro Nacional de Valores (the National Registry of Securities, or the “Registry”) maintained by the Comisión Nacional Bancaria y de Valores (National Banking and Securities Commission, or the “CNBV”) of the United Mexican States (“Mexico”), which is a requirement under the Ley de Mercado de Valores (the Securities Market Law) in connection with an offering outside of Mexico by a Mexican issuer. Registration of the new securities with the Special Section of the Registry does not imply any certification as to the investment quality of the new securities, the solvency of the issuer, the guarantor or the subsidiary guarantors or the accuracy or completeness of the information contained in this prospectus. Furthermore, the information included in this prospectus is the sole responsibility of the issuer, the guarantor and the subsidiary guarantors (and not our managing trustee) and has not been reviewed or authorized by the CNBV of Mexico. The new securities have not been registered with the Sección de Valores (the Securities Section) of the Registry and, consequently, may not be publicly offered or sold in Mexico. Any Mexican investor who acquires the new securities from time to time must rely on its own examination of the issuer, the guarantor and the subsidiary guarantors.

You should rely only on the information provided in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

AVAILABLE INFORMATION

Separate financial statements of the Pemex Project Funding Master Trust have not been included in this prospectus. Petróleos Mexicanos does not believe that these financial statements would be material to you because (1) Petróleos Mexicanos, an SEC reporting company, is the sole beneficiary of the issuer, (2) the issuer has no independent operations, and (3) Petróleos Mexicanos has fully and unconditionally guaranteed the issuer’s obligations under the securities.

In its filings under the Securities Exchange Act of 1934, as amended, a footnote to Petróleos Mexicanos’ annual financial statements states that the issuer is consolidated with Petróleos Mexicanos, and that the guarantee, when taken together with the indenture, the trust agreement of the issuer and Petróleos Mexicanos’ obligations to pay all fees and expenses of the issuer, constitutes a full and unconditional guarantee by Petróleos Mexicanos of the issuer’s obligations under the securities.

We have filed a registration statement with the SEC on Form F-4 covering the new securities. This prospectus does not contain all of the information included in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If we have filed any of those contracts, agreements or other documents as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.

Petróleos Mexicanos is required to file periodic reports and other information (File No. 0-99) with the SEC under the Securities Exchange Act of 1934, as amended. We will also furnish other reports as we may determine appropriate or as the law requires. You may read and copy the registration statement, including the attached exhibits, and any reports or other information we file, at the SEC’s public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC’s Public Reference Section at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. In addition, any filings we make electronically with the SEC will be available to the public over the Internet at the SEC’s website at http://www.sec.gov under the name “Mexican Petroleum.”

You may also obtain copies of these documents at the offices of the Luxembourg listing agent, Kredietbank S.A. Luxembourgeoise.

The SEC allows Petróleos Mexicanos to “incorporate by reference” information it files with the SEC, which means that Petróleos Mexicanos can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information filed with the SEC will update and supercede this information. We incorporate by reference the documents filed by Petróleos Mexicanos listed below:

•	Petróleos Mexicanos’ annual report on Form 20-F for the year ended December 31, 2005, as amended, which we refer to as the “Form 20-F;” and

•	all of Petróleos Mexicanos’ annual reports on Form 20-F, and all reports on Form 6-K that are designated in such reports as being incorporated into this prospectus, filed with the SEC pursuant to Section 13(a), 13(c), or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the termination of the exchange offers.

You may request a copy of any document that is incorporated by reference in this prospectus and that has not been delivered with this prospectus, at no cost, by writing or telephoning Petróleos Mexicanos at: Gerencia Jurídica de Finanzas, Avenida Marina Nacional No. 329, Colonia Huasteca, México D.F. 11311, telephone (52-55) 1944-9325, or by contacting our managing trustee at the address indicated on the inside back cover of this prospectus or by contacting our Luxembourg listing agent at the address indicated on the inside back cover of this prospectus, as long as any of the new securities are admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, and the rules of such stock exchange so require. To ensure timely delivery, investors must request this information no later than five business days before the date they must make their investment decision.

ELECTRONIC DELIVERY OF DOCUMENTS

We are delivering copies of this prospectus in electronic form through the facilities of The Depository Trust Company (“DTC”). You may obtain paper copies of the prospectus by contacting the exchange agent or the Luxembourg listing agent at their respective addresses specified on the inside back cover of this prospectus. By participating in the exchange offers, you will (unless you have requested paper delivery of documents) be consenting to electronic delivery of these documents.

CURRENCY OF PRESENTATION

References in this prospectus to “U.S. dollars,” “U.S. $,” “dollars” or “$” are to the lawful currency of the United States of America. References in this prospectus to “pesos” or “Ps.” are to the lawful currency of Mexico. We use the term “billion” in this prospectus to mean one thousand million.

This prospectus contains translations of certain peso amounts into U.S. dollars at specified rates solely for your convenience. You should not construe these translations as representations that the peso amounts actually represent the actual U.S. dollar amounts or could be converted into U.S. dollars at the rate indicated. Unless we indicate otherwise, the U.S. dollar amounts have been translated from pesos at an exchange rate of Ps. 10.7777 to U.S. $1.00, which is the exchange rate that the Secretaría de Hacienda y Crédito Público (the Ministry of Finance and Public Credit) instructed us to use on December 31, 2005.

On October 25, 2006, the noon buying rate for cable transfers in New York reported by the Federal Reserve Bank of New York was Ps. 10.7830 = U.S. $1.00.

PRESENTATION OF FINANCIAL INFORMATION

The audited consolidated financial statements of PEMEX as of December 31, 2004 and 2005 and for each of the three years ended December 31, 2003, 2004 and 2005 are included in Item 18 of the Form 20-F incorporated by reference in this prospectus and the registration statement covering the new securities. We refer to these financial statements as the 2005 financial statements. These consolidated financial statements were prepared in accordance with accounting principles generally accepted in Mexico, or “Mexican GAAP,” and are presented in constant pesos with purchasing power at December 31, 2005.

The 2005 financial statements were reconciled to United States generally accepted accounting principles, or “U.S. GAAP.” Mexican GAAP differs in certain significant respects from U.S. GAAP; the differences that are material to the 2005 financial statements are described in Note 20 to the 2005 financial statements.

We also include condensed consolidated interim financial statements of PEMEX for the six-month period ended June 30, 2006 (the “2006 interim financial statements”) which is not audited and was prepared in accordance with Mexican GAAP.

The 2006 interim financial statements were reconciled to U.S. GAAP.  Mexican GAAP differs in certain significant respects from U.S. GAAP; the differences that are material to the 2006 interim financial statements are described in Note 15 to the 2006 interim financial statements.

PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all of the information that is important to you. This prospectus includes specific terms of the new securities we are offering, as well as information regarding our business and detailed financial data. We encourage you to read this prospectus in its entirety.

The Issuer

The issuer, Pemex Project Funding Master Trust, is a Delaware statutory trust established by Petróleos Mexicanos pursuant to the terms of a trust agreement dated as of November 10, 1998 among The Bank of New York, as managing trustee, The Bank of New York (Delaware), as Delaware Trustee and Petróleos Mexicanos, as sole beneficiary, as amended. The issuer is a financing vehicle for the long-term productive infrastructure projects of Petróleos Mexicanos, which we refer to as PIDIREGAS. The Delaware office of the issuer is The Bank of New York (Delaware), 502 White Clay Center, Route 273, P. O. Box 6973, Newark, DE 19711, telephone: (302) 283-8648; the office of the managing trustee of the issuer is The Bank of New York, Corporate Trust, Global Structured Finance Unit, 101 Barclay Street, Floor 21 West, New York, NY 10286, telephone (212) 495-1784.

PEMEX

Petróleos Mexicanos is a decentralized public entity of the federal government of the United Mexican States (“Mexico”). The Mexican Congress established Petróleos Mexicanos on June 7, 1938 in conjunction with the nationalization of the foreign oil companies then operating in Mexico. Its operations are carried out through four principal subsidiary entities, which are Pemex-Exploración y Producción (Pemex-Exploration and Production), Pemex-Refinación (Pemex-Refining), Pemex-Gas y Petroquímica Básica (Pemex-Gas and Basic Petrochemicals) and Pemex-Petroquímica (Pemex-Petrochemicals). Petróleos Mexicanos and each of the subsidiary entities are decentralized public entities of Mexico and legal entities empowered to own property and carry on business in their own names. In addition, a number of subsidiary companies, including Pemex Project Funding Master Trust, are incorporated into the consolidated financial statements. We refer to Petróleos Mexicanos, the subsidiary entities and the consolidated subsidiary companies as PEMEX, and together they comprise Mexico’s state oil and gas company.

The Exchange Offers

On June 8, 2005, we issued U.S. $1,000,000,000 of 5.75% Notes due 2015, U.S. $990,746,000 of which were exchanged for new registered notes in February 2006 pursuant to an exchange offer we commenced in January 2006. On February 2, 2006 we issued an additional U.S. $750,000,000 of 5.75% Notes due 2015. We refer to the U.S. $9,254,000 of 5.75% Notes due 2015 that were issued in June 2005 and not exchanged in our previous exchange offer, together with the additional U.S. $750,000,000 of 5.75% Notes due 2015 that we issued in February 2006, as the “5.75% old notes.”

On June 8, 2005, we issued U.S. $500,000,000 of 6.625% Bonds due 2035, U.S. $498,005,000 of which were exchanged for new registered bonds in February 2006 pursuant to an exchange offer we commenced in January 2006. On February 2, 2006 we issued an additional U.S. $750,000,000 of 6.625% Bonds due 2035. We refer to the U.S. $1,995,000 of 6.625% Bonds due 2035 that were issued in June 2005 and not exchanged in our previous exchange offer, together with the additional U.S. $750,000,000 of 6.625% Bonds due 2035 that we issued in February 2006, as the “6.625% old bonds.”

We are offering new, registered securities in exchange for the 5.75% old notes and the 6.625% old bonds, which were unregistered securities and which we issued and sold to certain initial purchasers. These initial purchasers sold the 5.75% old notes and the 6.625% old bonds in offshore transactions and to qualified institutional buyers in transactions that were exempt from the registration requirements of the Securities Act. In this prospectus, we refer to the unregistered securities that we have already issued as the old securities, and the securities that we are now offering as the new securities.

The old securities and the new securities are guaranteed by Petróleos Mexicanos. Three of the subsidiary entities of Petróleos Mexicanos guarantee its obligations as guarantor of the securities. These subsidiary entities are Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals.

Registration Rights Agreement

Each time we issued the old securities, we also entered into a registration rights agreement with the initial purchasers of those old securities in which we agreed to do our best to complete exchange offers of the old securities on or prior to a particular date. We have already complied with our obligations under the registration rights agreement that we entered into in respect of the old securities issued in February 2006.

The Exchange Offers

Under the terms of the exchange offers, holders of each series of old securities are entitled to exchange old securities for an equal principal amount of new securities with substantially identical terms, except as described herein.

You should read the discussion under the heading “Description of the New Securities” for further information about the new securities and the discussion under the heading “The Exchange Offers” for more information about the exchange process. The 5.75% old notes and the 6.625% old bonds may be tendered only in a principal amount of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof.

The series of new securities that we will issue in exchange for old securities will correspond to the series of old securities tendered as follows:

New Securities Series	Corresponding Old Securities Series
5.75% Guaranteed Notes due 2015, or “5.75% new notes”	5.75% old notes due 2015

6.625% Guaranteed Bonds due 2035, or “6.625% new bonds”	6.625% old bonds due 2035

As of the date of this prospectus, the following amounts of each series of old securities are outstanding:

•	U.S. $759,254,000 aggregate principal amount of 5.75% old notes; and

•	U.S. $751,995,000 aggregate principal amount of 6.625% old bonds.

Resale of New Securities

Based on an interpretation by the SEC staff set forth in no-action letters issued to third parties, we believe that you may offer the new securities issued in the exchange offers for resale, resell them or otherwise transfer them without compliance with the registration and prospectus delivery provisions of the Securities Act, as long as:

•	you are acquiring the new securities in the ordinary course of your business;

•	you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the new securities; and

•	you are not an “affiliate” of ours, as defined under Rule 405 of the Securities Act.

If any statement above is not true and you transfer any new security without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from the registration requirements of the Securities Act, you may incur liability under the Securities Act. We do not assume responsibility for or indemnify you against this liability.

If you are a broker-dealer and receive new securities for your own account in exchange for old securities that you acquired as a result of market making or other trading activities, you must acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new securities. We will make this prospectus available to broker-dealers for use in resales for 180 days after the expiration date of these exchange offers.

Consequences of Failure to Exchange Old Securities

If you do not exchange your old securities for new securities, you will continue to hold your old securities. You will no longer be able to require that we register the old securities under the Securities Act. In addition, you will not be able to offer or sell the old securities unless:

•	they are registered under the Securities Act, or

•	you offer or sell them under an exemption from the requirements of, or in a transaction not subject to, the Securities Act.

Expiration Date

The exchange offers will expire at Midnight, New York City time, on December     , 2006, unless we decide to extend the expiration date.

Interest on the New Securities

The 5.75% new notes will accrue interest at 5.75% per year, accruing from June 15, 2006, the last date on which we paid interest on the 5.75% old notes you exchange. We will pay interest on the 5.75% new notes on June 15 and December 15 of each year.

The 6.625% new bonds will accrue interest at 6.625% per year, accruing from June 15, 2006, the last date on which we paid interest on the 6.625% old bonds you exchange. We will pay interest on the 6.625% new bonds on June 15 and December 15 of each year.

Conditions to the Exchange Offers

We may terminate the exchange offers and refuse to accept any old securities for exchange if:

•	there has been a change in applicable law or the SEC staff’s interpretation of applicable law, and the exchange offers are not permitted under applicable law or applicable SEC staff interpretations of law; or

•	there is a stop order in effect or threatened with respect to the exchange offers or the indenture governing the securities.

We have not made any of the exchange offers contingent on holders tendering any minimum principal amount of old securities for exchange.

Certain Deemed Representations, Warranties and Undertakings

If you participate in the exchange offers, you will be deemed to have made certain acknowledgments, representations, warranties and undertakings. See “The Exchange Offers—Holders’ Deemed Representations, Warranties and Undertakings.”

Procedure for Tendering Old Securities

If you wish to accept the exchange offers, you must deliver electronically your acceptance together with your old securities through DTC’s Automated Tender Offer Program (“ATOP”) system.

If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities, arrange for a direct participant in DTC to submit your acceptance to DTC electronically.

Withdrawal Rights

You may withdraw the tender of your old securities at any time prior to Midnight, New York City time, on the expiration date, unless we have already accepted your old securities. To withdraw, you must send a written notice of withdrawal to the exchange agent through the electronic submission of a message in accordance with the procedures of DTC’s ATOP system by Midnight, New York City time, on the scheduled expiration date. We may extend the expiration date without extending withdrawal rights.

If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities, arrange for a direct participant in DTC to submit your written notice of withdrawal to DTC electronically by Midnight, New York City time, on the expiration date.

Acceptance of Old Securities and Delivery of New Securities

If all of the conditions to the exchange offers are satisfied or waived, we will accept any and all old securities that are properly tendered in the exchange offers prior to Midnight, New York City time, on the expiration date. We will deliver the new securities as promptly as practicable after the expiration date.

Tax Considerations

We believe that the exchange of old securities for new securities will not be a taxable exchange for U.S. federal and Mexican income tax purposes. You should consult your tax advisor about the tax consequences of the exchange offers as they apply to your individual circumstances.

Fees and Expenses

We will bear all expenses related to consummating the exchange offers and complying with the registration rights agreements. The initial purchasers have agreed to reimburse us for certain of these expenses.

Exchange Agent

Deutsche Bank Trust Company Americas is serving as the exchange agent for the exchange offers. Deutsche Bank Luxembourg S.A. is serving as the exchange agent in Luxembourg. The exchange agents’ addresses, telephone numbers and facsimile numbers are included under the heading “The Exchange Offers—The Exchange Agent; Luxembourg Listing Agent.”

Description of the New Securities

Issuer

Pemex Project Funding Master Trust.

Guarantors

Petróleos Mexicanos will unconditionally guarantee the payment of principal and interest on the new securities. We call this the guarantee.

Each of Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals will, jointly and severally, guarantee Petróleos Mexicanos’ payment obligations under its guaranty of the new securities. We call these the subsidiary guaranties.

New Securities Offered

•	U.S. $759,254,000 aggregate principal amount of 5.75% new notes due 2015, and

•	U.S. $751,995,000 aggregate principal amount of 6.625% new bonds due 2035.

The form and terms of each series of new securities will be the same as the form and terms of the corresponding series of old securities, except that:

•	the new securities will be registered under the Securities Act and therefore will not bear legends restricting their transfer,

•	holders of the new securities will not be entitled to some of the benefits of the registration rights agreement, and

•	we will not issue the new securities under our medium-term note program.

The new securities will evidence the same debt as the old securities.

Maturity Dates

•	5.75% new notes mature on December 15, 2015, and

•	6.625% new bonds mature on June 15, 2035.

Interest Payment Dates

•	for the 5.75% new notes, June 15 and December 15 of each year, and

•	for the 6.625% new bonds, June 15 and December 15 of each year.

Consolidation with Other Securities

The 5.75% new notes will be consolidated to form a single series with, and will be fully fungible with, the U.S. $990,746,000 principal amount of our outstanding 5.75% guaranteed notes due 2015 which we issued in February 2006 upon the consummation of the exchange offers that we commenced in January 2006.

The 6.625% new bonds will be consolidated to form a single series with, and be fully fungible with, the U.S. $498,005,000 principal amount of our outstanding 6.625% guaranteed bonds due 2035 which we issued in February 2006 upon the consummation of the exchange offers that we commenced in January 2006.

Further Issues

We may, without your consent, increase the size of the issue of any of the series of new securities or create and issue additional securities with either the same terms and conditions or the same except for the issue price, the issue date and the amount of the first payment of interest; provided that such additional securities do not have, for the purpose of U.S. federal income taxation, a greater amount of original issue discount than the affected series of new securities have as of the date of the issue of the additional securities. These additional securities may be consolidated to form a single series with the corresponding new securities.

Withholding Tax; Additional Amounts

We will make all principal and interest payments on the new securities without any withholding or deduction for Mexican withholding taxes, unless we are required by law to do so. In some cases where we are obliged to withhold or deduct a portion of the payment, we will pay additional amounts so that you will receive the amount that you would have received had no tax been withheld or deducted. For a description of when you would be entitled to receive additional amounts, see “Description of the New Securities—Additional Amounts.”

Tax Redemption

If, as a result of certain changes in Mexican law, the issuer or Petróleos Mexicanos is obligated to pay additional amounts on interest payments on any of the series of the new securities at a rate in excess of 10% per year, then we may choose to redeem those new securities. If we redeem any new securities, we will pay 100% of their outstanding principal amount, plus accrued and unpaid interest and any additional amounts payable up to the date of our redemption.

Redemption of the New Securities at the Option of the Issuer

The issuer may at its option redeem any of the 5.75% new notes or the 6.625% new bonds, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to the principal amount thereof, plus the Make-Whole Amount (as defined under “Description of the New Securities—Redemption of the New Securities at the Option of the Issuer”) plus accrued interest on the principal amount of the 5.75% new notes or the 6.625% new bonds, as the case may be, to the date of redemption.

Ranking of the New Securities and the Guaranties

The new securities:

•	will be direct, unsecured and unsubordinated public external indebtedness of the issuer, and

•	will rank equally in right of payment with each other and with all other existing and future unsecured and unsubordinated public external indebtedness of the issuer.

The guaranties of the new securities by Petróleos Mexicanos and the subsidiary guarantors will constitute direct, unsecured and unsubordinated public external indebtedness of Petróleos Mexicanos and each of the subsidiary guarantors, respectively, and will rank pari passu with each other and with all other present and future unsecured and unsubordinated public external indebtedness of Petróleos Mexicanos and each of the subsidiary guarantors.

Petróleos Mexicanos and the subsidiary guarantors are party to certain financial leases which will, with respect to the assets securing those financial leases, rank prior to the new securities and the guaranties.

Negative Pledge

None of the issuer, Petróleos Mexicanos or the subsidiary guarantors or their respective subsidiaries will create security interests in our crude oil and crude oil receivables to secure any public external indebtedness. However, we may enter into up to U.S. $4 billion of receivables financings and similar transactions in any year and up to U.S. $12 billion of receivables financings and similar transactions in the aggregate.

We may pledge or grant security interests in any of our other assets or the assets of Petróleos Mexicanos or the subsidiary guarantors to secure our debts. In addition, we may pledge oil or oil receivables to secure debts payable in pesos or debts which are different than the new securities, such as commercial bank loans.

Indenture

The new securities will be issued pursuant to an indenture dated as of December 30, 2004, among the issuer, Petróleos Mexicanos and the trustee.

Trustee

Deutsche Bank Trust Company Americas.

Events of Default

The new securities and the indenture under which the new securities will be issued contain certain events of default. If an event of default occurs and is continuing with respect to a series of securities, 20% of the holders of the outstanding securities of that series can require us to pay immediately the principal of and interest on all those securities. For a description of the events of default and their grace periods, you should read “Description of the New Securities—Events of Default; Waiver and Notice.”

Collective Action Clauses

The new securities will contain provisions regarding acceleration and future modifications to their terms that differ from those applicable to certain of the issuer’s and the guarantor’s other outstanding public external indebtedness issued prior to October 2004. Under these provisions, in certain circumstances, the issuer and the guarantor may amend the payment and certain other provisions of a series of new securities with the consent of the holders of 75% of the aggregate principal amount of such new securities.

Governing Law

The new securities and the indenture will be governed by New York law, except that the laws of Mexico will govern the authorization and execution of these documents by Petróleos Mexicanos.

Listing

The issuer intends to apply, through its listing agent, to have the new securities admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange. All of the old securities are currently admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange.

Use of Proceeds

We will not receive any cash proceeds from the issuance of the new securities.

Principal Executive Offices

Our headquarters are located at:

Avenida Marina Nacional No. 329

Colonia Huasteca

México, D.F. 11311

Phone:  (52-55) 1944-2500.

Risk Factors

Holders of old securities that do not exchange their old securities for new securities will continue to be subject to the restrictions on transfer that are listed on the legends of those old securities. These restrictions will make the old securities less liquid. To the extent that old securities are tendered and accepted in the exchange offers, the trading market, if any, for the old securities would be reduced.

The issuer cannot promise that a market for the new securities will be liquid or will continue to exist. Prevailing interest rates and general market conditions could affect the price of the new securities. This could cause the new securities to trade at prices that may be lower than their principal amount or their initial offering price.

The new securities provide a number of exceptions to the obligations to gross-up for Mexican withholding taxes and do not include a gross-up provision for United States withholding taxes.

In addition to these risks, there are additional risk factors related to the operations of PEMEX, the Mexican Government’s ownership and control of PEMEX and Mexico generally. These risks are described beginning on page 12.

SELECTED FINANCIAL DATA

The selected financial data set forth below should be read in conjunction with, and are qualified in their entirety by reference to, the 2005 financial statements included in Item 18 of the Form 20-F and the unaudited condensed consolidated interim financial statements of PEMEX included in Annex A. The selected financial data set forth below as of and for the five years ended December 31, 2005 have been derived from the 2005 financial statements, which were audited by PricewaterhouseCoopers, S.C., an independent registered public accounting firm. The selected financial data set forth below as of and for the six months ended June 30, 2005 and 2006 have been derived from our condensed consolidated interim financial statements, which were not audited.

The 2005 financial statements were prepared in accordance with Mexican GAAP. Beginning January 1, 2003, we recognize the effects of inflation in accordance with NIF-06 BIS “A” Section C, which requires the adoption of Bulletin B-10, “Recognition of the Effects of Inflation on Financial Information,” under Mexican GAAP (“Bulletin B-10”). As a result of the adoption of Bulletin B-10, we have restated our consolidated financial statements for the years ended December 31, 2001, 2002, 2003 and 2004 in order to present our results for each of these years on the same basis as the results for the year ended December 31, 2005 with respect to the recognition of the effects of inflation. Consequently, the amounts shown in the 2005 financial statements are expressed in thousands of constant Mexican pesos as of December 31, 2005. The December 31, 2005 restatement factors applied to the financial statements at December 31, 2001, 2002, 2003 and 2004 were 19.5%, 13.0%, 8.7% and 3.3%, respectively, which correspond to inflation from January 1, 2002, 2003, 2004 and 2005 through December 31, 2005, respectively, based on the Mexican national consumer price index, or “NCPI.” See Notes 2b., 2h., 2m., 2n., 2o. and 2x. to the 2005 financial statements for a summary of the effects of adoption of Bulletin B-10 and for a discussion of the inflation accounting rules applied. As discussed above, the consolidated interim financial data set forth below is stated in constant pesos with purchasing power as of June 30, 2006, and not as of December 31, 2005 as is the case with the information presented for the five years ended December 31, 2005. Accordingly, the consolidated interim financial information presented below for the six months ended June 30, 2005 and 2006 is not directly comparable to the information presented for the five years ended December 31, 2005 or the 2005 financial statements because they are stated in constant pesos as of different dates.

Mexican GAAP differs in certain significant respects from U.S. GAAP. The principal differences between our net income and equity under U.S. and Mexican GAAP are described in Note 20 to the 2005 financial statements and “Item 5—Operating and Financial Review and Prospects—U.S. GAAP Reconciliation” in the Form 20-F, as well as in Note 15 to the unaudited condensed consolidated interim financial statements of PEMEX included in Annex A.

Selected Financial Data of PEMEX

	Year Ended December 31,(1)(2)
	2001		2002		2003		2004		2005		2005(3)
	(in millions of constant pesos as of December 31, 2005)										(in millions of U.S. dollars)
Income Statement Data
Amounts in accordance with Mexican GAAP:
Net sales(4)	Ps.	543,713	Ps.	559,623	Ps.	679,819	Ps.	799,368	Ps.	928,643	$86,163
Total revenues(4)		545,560		559,526		683,038		810,895		940,480	87,262
Total revenues net of the IEPS tax		429,331		426,441		580,780		754,367		920,265	85,386
Operating income		291,070		321,437		399,532		470,371		498,754	46,276
Comprehensive financing cost		2,664		6,782		33,416		7,283		4,479	416
Income (loss) for the period		(33,040)		(26,712)		(44,179)		(26,345)		(76,282)	(7,078)
Balance Sheet Data (end of period)
Amounts in accordance with Mexican GAAP:
Cash and cash equivalents		17,252		49,588		79,714		87,701		120,827	11,211
Total assets		663,225		834,485		918,998		979,106		1,042,560	96,733
Long-term debt		147,142		215,920		330,017		419,360		501,593	46,540
Total long-term liabilities		432,534		592,935		720,326		799,487		904,954	83,965
Equity		144,715		112,943		49,849		34,454		(26,870)	(2,493)
Amounts in accordance with U.S. GAAP:
Total revenues net of IEPS tax(5)		428,777		426,441		580,780		749,906		920,263	85,386
Operating income net of IEPS tax(5)		174,533		182,091		268,327		418,205		495,924	46,014
Comprehensive financing (cost) income		865		(9,185)		(29,144)		2,152		(10,899)	(1,011)
Loss for the period		(25,374)		(35,507)		(72,076)		(13,445)		(73,905)	(6,857)
Total assets		687,277		826,918		886,390		943,433		1,000,091	92,793
Equity (deficit)		68,953		18,621		(48,283)		(50,484)		(112,021)	(10,394)
Other Financial Data
Amounts in accordance with Mexican GAAP:
Depreciation and Amortization		34,739		36,755		44,070		43,296		52,791	4,898
Investments in fixed assets(6)		61,728		103,229		73,766		77,564		83,227	7,722
Ratio of earnings to fixed charges:
Mexican GAAP(7)		—		—		—		—		—	—
U.S. GAAP(7)		—		—		—		—		—	—

(1)	Includes Petróleos Mexicanos, the subsidiary entities and the subsidiary companies (including the issuer). For Mexican GAAP and U.S. GAAP purposes, beginning with the year ended December 31, 2003, when both entities were created, the financial position and results of Fideicomiso F/163 and RepCon Lux S.A. are consolidated. For Mexican GAAP purposes, beginning with the year ended December 31, 2005, the financial position and results of Pemex Finance, Ltd. are consolidated, whereas for U.S. GAAP purposes, it has been consolidated since 2001.
(2)	The 2005 financial statements for the five years ended December 31, 2005 were prepared according to Mexican GAAP. Mexican GAAP differs from U.S. GAAP. For the most significant differences between U.S. GAAP and Mexican GAAP affecting our 2005 financial statements, see Note 20 to the 2005 financial statements and “Item 5—Operating and Financial Review and Prospects—U.S. GAAP Reconciliation” in the Form 20-F.
(3)	Translations into U.S. dollars of amounts in pesos have been made at the established exchange rate for accounting purposes of Ps. 10.7777 = U.S. $1.00 at December 31, 2005. Such translations should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollar amounts at the foregoing or any other rate.
(4)	Includes the Special Tax on Production and Services (the “IEPS tax”) as part of the sales price of the products sold.
(5)	Figures are net of the IEPS tax.
(6)	Includes investments in fixed assets and capitalized interest. For 2003, it excludes certain expenditures charged to the oil field exploration and depletion reserve. See Note 2e. to the 2005 financial statements and “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources” in the Form 20-F.
(7)	Under U.S. GAAP, earnings for the years ended December 31, 2001, 2002, 2003, 2004 and 2005 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 31,585 million, Ps. 42,030 million, Ps. 80,722 million, Ps. 18,847 million and Ps. 76,760 million, respectively. Under Mexican GAAP, earnings for the years ended December 31, 2001, 2002, 2003, 2004 and 2005 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 37,658 million, Ps. 32,709 million, Ps. 52,076 million, Ps. 30,830 million and Ps. 81,415 million, respectively.

Source: PEMEX’s financial statements.

Selected Financial Data of PEMEX (continued)

	Six months ended June 30, (1)(2)(3)
	2005(9)	2006	2006(4)
	(In millions of constant pesos as of June 30, 2006)		(In millions of U.S. dollars)
Income Statement Data
Amounts in accordance with Mexican GAAP:
Net Sales (5)	Ps. 430,636	Ps. 522,770	U.S.$	46,377
Total revenues (5)	437,518	550,621		48,847
Total revenues net of the IEPS tax	421,568	550,621		48,847
Operating Income (6)	254,916	305,227		27,078
Comprehensive financing cost (income)	(1,993)	26,032		2,309
Cumulative impact from adoption of accounting standard	(1,777)	—		—
Income for the period	(2,573)	19,370		1,718
Balance Sheet Data (end of period)
Amounts in accordance with Mexican GAAP:
Cash and cash equivalents	N/A	97,800		8,676
Total assets	N/A	1,111,747		98,626
Long-term debt (7)	N/A	548,750		48,681
Total long-term liabilities	N/A	981,379		87,061
Equity	N/A	(10,211)		(906)
Amounts in accordance with U.S. GAAP:
Total revenues net of IEPS Tax	421,568	550,621		48,847
Operating income	245,502	325,257		28,855
Comprehensive financing (cost) income	(8,515)	(24,654)		(2,187)
Income (loss) for the period	(11,012)	12,924		1,146
Total assets	N/A	1,071,766		95,080
Equity (deficit)	N/A	(86,824)		(7,702)
Ratio of earnings to fixed charges
Mexican GAAP(8)	—	1.62		—
U.S. GAAP(8)	—	1.32		—
Other Financial Data
Amounts in accordance with Mexican GAAP:
Depreciation and amortization	24,830	29,642		2,630

(1)	Unaudited
(2)	Includes Petróloes Mexicanos, the Subsidiary Entities and the Subsidiary Companies (including the issuer).
(3)	The consolidated interim financial data were prepared in accordance with Mexican GAAP, including the recognition of the effect of inflation in accordance with Bulletin B-10.
(4)	Convenience translations into U.S. dollars of amounts in pesos have been made at the established exchange rate of Ps. 11.2723 = U.S. $1.00 at June 30, 2006. Such translations should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollar amounts at the foregoing or any other rate.
(5)	Includes the IEPS tax, which is described in “Item 5—Operating and Financial Review and Prospects—IEPS Tax, Excess Gains Duty, Hydrocarbon Duties and Other Taxes” in the Form 20-F, as part of the sales price of the products sold.
(6)	Equal to net sales minus total costs and operating expenses.
(7)	Includes maturities longer than twelve months of documented debt (Petróleos Mexicanos, the issuer, the Mexican Trust F/163, Pemex Finance, Ltd. and Repcon Lux) and notes payable to contractors.
(8)	Under U.S. GAAP, earnings for the six months ended June 30, 2005 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings at June 30, 2005 was Ps.17,330 million. Under Mexican GAAP, earnings for the six months ended June 30, 2005 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings at June 30, 2005 was Ps.7,934 million.
(9)	PEMEX has not included a condensed interim balance sheet as of June 30, 2005, and as a result, these figures are not applicable.

Source: PEMEX’s interim financial statements.

RISK FACTORS

Risk Factors Related to the Operations of PEMEX

Crude oil and natural gas prices are volatile, and low oil and natural gas prices negatively affect PEMEX’s income

International crude oil and natural gas prices are subject to global supply and demand and fluctuate due to many factors beyond our control. These factors include competition within the oil industry and with other industries in supplying clients with competing commodities, international economic trends, exchange rate fluctuations, expectations of inflation, domestic and foreign government regulations, political and other events in major oil and natural gas producing and consuming nations and actions taken by Organization of the Petroleum Exporting Countries (OPEC) members and other oil exporting countries.

When international crude oil and natural gas prices are low, we earn less export sales revenue, and, therefore, earn less income because our costs remain roughly constant. Conversely, when crude oil and natural gas prices are high, we earn more export sales revenue and our income increases. As a result, future fluctuations in international crude oil and natural gas prices will directly affect our results of operations and financial condition.

PEMEX is an integrated oil and gas company and is exposed to production, equipment and transportation risks

We are subject to several risks that are common among oil and gas companies. These risks include production risks (fluctuations in production due to operational hazards, natural disasters or weather, accidents, etc.), equipment risks (relating to the adequacy and condition of our facilities and equipment) and transportation risks (relating to the condition and vulnerability of pipelines and other modes of transportation).

More specifically, our business is subject to the risks of explosions in pipelines, refineries, plants, drilling wells and other facilities, hurricanes in the Gulf of Mexico and other natural or geological disasters and accidents, fires and mechanical failures. The occurrence of any of these events could result in personal injuries, loss of life, equipment damage, and environmental damage and the resulting clean-up and repair expenses.

Although we have purchased insurance policies covering some of these risks, these policies may not cover all liabilities, and insurance may not be available for all risks. See “Item 4—Information on the Company—Business Overview—PEMEX Corporate Matters—Insurance” in the Form 20-F.

PEMEX’s substantial amount of debt could adversely affect its financial health and results of operations

We have a substantial amount of debt. At December 31, 2005, our total indebtedness, excluding accrued interest but including notes payable to contractors, was approximately U.S. $ 49.8 billion, which is a 23.9% increase over our total indebtedness, excluding accrued interest, of U.S. $40.2 billion at December 31, 2004. Our level of debt may not decrease in the near or medium term and may have an adverse effect on our financial condition and results of operations.

To service our debt, we rely on a combination of cash flows provided by operations, drawdowns under our available credit facilities and the incurrence of additional indebtedness. Certain rating agencies have expressed concern regarding the total amount of debt, our increase in indebtedness over the last several years and our substantial unfunded reserve for retirement pensions and seniority premiums. Due to our heavy tax burden, we have resorted to financings to fund our capital investment projects. Any lowering of our credit ratings may have adverse consequences on our ability to access the financial markets and/or our cost of financing. We rely primarily on debt to finance our investments in capital expenditures. If we are unable to obtain financing on terms that are favorable, this may hamper our ability to obtain further financing, and, as a result, we may not be able to make the capital expenditures needed to maintain our current production levels and increase Mexico’s hydrocarbon reserves. See “—PEMEX must make significant capital expenditures to maintain its current production levels and increase Mexico’s hydrocarbon reserves. Mexican Government budget cuts, reductions in PEMEX’s income and inability to obtain financing may limit PEMEX’s ability to make capital investments” below and “—Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources—2005 Financing Activities” in the Form 20-F.

PEMEX’s compliance with environmental regulations in Mexico could result in material adverse effects on its results of operations

A wide range of general and industry-specific Mexican federal and state environmental laws and regulations apply to our operations. Numerous Mexican Government agencies and departments issue rules and regulations which are often difficult and costly to comply with and which carry substantial penalties for non-compliance. This regulatory burden increases our costs because it requires us to make significant capital expenditures and limits our ability to extract hydrocarbons, resulting in lower revenues. For an estimate of our accrued environmental liabilities, see “Item 4—Information on the Company—Environmental Regulation—Environmental Liabilities” in the Form 20-F.

PEMEX publishes less U.S. GAAP financial information than U.S. companies are required to file with the SEC

We prepare our financial statements according to Mexican GAAP, which differs in certain significant respects from U.S. GAAP. See “Item 3—Key Information—Selected Financial Data” in the Form 20-F and Note 20 to the 2005 financial statements. In addition, we generally prepare U.S. GAAP information on a yearly basis only. As a result, there may be less or different publicly available information about us than there is about U.S. issuers.

Risk Factors Related to the Relationship between PEMEX and the Mexican Government

The Mexican Government controls PEMEX; it could limit PEMEX’s ability to satisfy its external debt obligations, and the Mexican Government could privatize PEMEX

Petróleos Mexicanos is a decentralized public entity of the Mexican Government, and therefore the Mexican Government controls us, as well as our annual budget, which is approved by the Mexican Congress. However, our financing obligations do not constitute obligations of and are not guaranteed by the Mexican Government. The Mexican Government has the power to intervene directly or indirectly in our commercial affairs. Such an intervention could adversely affect our ability to make payments under any securities issued or guaranteed by us, including the new securities.

The Mexican Government’s agreements with international creditors may affect our external debt obligations, including the guarantee and the subsidiary guaranties. In certain past debt restructurings of the Mexican Government, Petróleos Mexicanos’ external indebtedness was treated on the same terms as the debt of the Mexican Government and other public sector entities. In addition, Mexico has entered into agreements with official bilateral creditors to reschedule public sector external debt. Mexico has not requested restructuring of bonds or debt owed to multilateral agencies.

The Mexican Government would have the power, if federal law and the Constitución Política de los Estados Unidos Mexicanos (the Political Constitution of the United Mexican States) were amended, to privatize or transfer all or a portion of Petróleos Mexicanos and the subsidiary entities or its assets. A privatization could adversely affect production, cause a disruption in our workforce and our operations, and cause us to default on certain obligations, including the new securities.

Petróleos Mexicanos and the subsidiary entities pay special taxes, duties and dividends to the Mexican Government

The Mexican Government taxes Petróleos Mexicanos and the subsidiary entities heavily. In 2005, approximately 67.2% of the sales revenues of Petróleos Mexicanos and the subsidiary entities were used to pay taxes to the Mexican Government. The Mexican Congress determines the rates of taxes and duties applicable to Petróleos Mexicanos and the subsidiary entities from year to year depending on a variety of factors. For further information, see “Item 4—Information on the Company—Taxes and Duties” and “Item 5—Operating and Financial Review and Prospects—General—IEPS Tax, Excess Gains Duty, Hydrocarbon Duties and Other Taxes” in the Form 20-F. In addition, Petróleos Mexicanos is obligated to pay minimum guaranteed dividends to the Mexican Government. For further information on how the minimum guaranteed dividend is determined, see “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources—Equity Structure and the Certificates of Contribution ‘A’” and “Item 8—Financial Information—Dividends” in the Form 20-F and Note 15 to the 2005 financial statements.

The Mexican Government has entered into agreements with other nations to limit production

Although Mexico is not a member of OPEC, in the past it has entered into agreements with OPEC and non-OPEC countries to reduce global crude oil supply. We do not control the Mexican Government’s international affairs and the Mexican Government could agree with OPEC or other countries to reduce our crude oil production or exports in the future. A reduction in our oil production or exports could reduce our revenues. For more information, see “Item 5—Operating and Financial Review and Prospects—Export Agreements” in the Form 20-F.

The Mexican Government has imposed price controls in the domestic market on PEMEX’s products

During the third quarter of 2005, the Mexican Government imposed a freeze on the prices of natural gas and liquefied petroleum gas (LPG) sold by PEMEX in the domestic market and, as a result, PEMEX was not able to pass on all of the increases in the prices of its product purchases to its customers in the domestic market. We do not control the Mexican Government’s domestic policies and the Mexican Government could impose additional price controls in the domestic market on natural gas and LPG or other petroleum products in the future. The imposition of such price controls would reduce our revenues. For more information, see “Item 4—Information on the Company—Business Overview—Gas and Basic Petrochemicals—Pricing Decrees” in the Form 20-F.

The Mexican nation, not PEMEX, owns the hydrocarbon reserves in Mexico

The Political Constitution of the United Mexican States provides that the Mexican nation, not PEMEX, owns the petroleum and other hydrocarbon reserves located in Mexico. Although Mexican law gives Petróleos Mexicanos and the subsidiary entities the exclusive right to exploit Mexico’s hydrocarbon reserves, it does not preclude the Mexican Congress from changing current law and assigning some or all of these rights to another company. Such an event would adversely affect our ability to generate income.

Information on Mexico’s hydrocarbon reserves is based on estimates, which are uncertain and subject to revisions

The information on oil, gas and other reserves set forth in the Form 20-F is based on estimates. Reserves valuation is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner; the accuracy of any reserve estimate depends on the quality and reliability of available data, engineering and geological interpretation and subjective judgment. Additionally, estimates may be revised based on subsequent results of drilling, testing and production. Therefore, proved reserve estimates may differ materially from the ultimately recoverable quantities of crude oil and natural gas. Pemex-Exploration and Production revises its estimates of Mexico’s hydrocarbon reserves annually, which may result in material revisions to our estimates of Mexico’s hydrocarbon reserves.

PEMEX must make significant capital expenditures to maintain its current production levels and increase Mexico’s hydrocarbon reserves. Mexican Government budget cuts, reductions in PEMEX’s income and inability to obtain financing may limit PEMEX’s ability to make capital investments

We invest funds to increase the amount of extractable hydrocarbon reserves in Mexico. We also continually invest capital to enhance our hydrocarbon recovery ratio and improve the reliability and productivity of our infrastructure. Our ability to make these capital expenditures is limited by the substantial taxes that we pay and cyclical decreases in our revenues primarily related to lower oil prices. In addition, budget cuts imposed by the Mexican Government and the availability of financing may also limit our ability to make capital investments. For more information, see “Item 4—Information on the Company—Capital Expenditures and Investments” in the Form 20-F.

PEMEX may claim some immunities under the Foreign Sovereign Immunities Act and Mexican law, and your ability to sue or recover may be limited

Petróleos Mexicanos and the subsidiary entities are decentralized public entities of the Mexican Government. Accordingly, you may not be able to obtain a judgment in a U.S. court against us unless the U.S. court determines that we are not entitled to sovereign immunity with respect to that action. However, the guarantor and the subsidiary guarantors have irrevocably submitted to the jurisdiction of the federal courts (or, if jurisdiction in federal courts is not available, to the jurisdiction of state courts) located in the Borough of Manhattan in The City of New York and, to the extent permitted by law, waived immunity from the jurisdiction of these courts in connection with any action based upon the new securities, the guarantee or the subsidiary guaranties brought by any holder of new securities.

You should know, however, that the guarantor and the subsidiary guarantors have reserved the right to plead immunity under the Foreign Sovereign Immunities Act of 1976 (the “Immunities Act”) in actions brought against them under the U.S. federal securities laws or any state securities laws. Unless the guarantor and the subsidiary guarantors waive their immunity against such actions, you could obtain a U.S. court judgment against one of them only if a U.S. court were to determine that they are not entitled to sovereign immunity under the Immunities Act with respect to that action.

In addition, Mexican law does not allow attachment prior to judgment or attachment in aid of execution upon a judgment by Mexican courts upon the assets of the guarantor or any of the subsidiary guarantors. As a result, your ability to enforce judgments against us in the courts of Mexico may be limited. We also do not know whether Mexican courts would enforce judgments of U.S. courts based on the civil liability provisions of the U.S. federal securities laws. Therefore, even if you were able to obtain a U.S. judgment against us, you might not be able to obtain a judgment in Mexico that is based on that U.S. judgment. Moreover, you may not be able to enforce a judgment against our property in the United States except under the limited circumstances specified in the Immunities Act. Finally, if you were to bring an action in Mexico seeking to enforce our obligations under any of our securities, satisfaction of those obligations would be made in pesos, pursuant to the laws of Mexico.

PEMEX’s directors and officers, as well as some of the experts named in this prospectus, reside outside the United States. Substantially all of our assets and those of most of our directors, officers and experts are located outside the United States. As a result, you may not be able to effect service of process on our directors or officers or those experts within the United States.

Considerations Related to Mexico

Economic conditions and government policies in Mexico may have a material impact on PEMEX’s operations

A deterioration in Mexico’s economic conditions, social instability, political unrest or other adverse social developments in Mexico could adversely affect our business and financial condition. Those events could also lead to increased volatility in the foreign exchange and financial markets, thereby affecting our ability to obtain and service foreign debt. In addition, the Mexican Government may cut spending in the future. These cuts could adversely affect our business, financial condition and prospects. In the past, Mexico has experienced several periods of slow or negative economic growth, high inflation, high interest rates, currency devaluation and other economic problems. These problems may reemerge in the future, and could adversely affect our business and our ability to service our debt, including the new securities.

Changes in exchange rates or in Mexico’s exchange control laws may hamper the ability of PEMEX to service its foreign currency debt

While the Mexican Government does not currently restrict the ability of Mexican companies or individuals to convert pesos into dollars or other currencies, in the future, the Mexican Government could impose a restrictive exchange control policy, as it has done in the past. We cannot assure you that the Mexican Government will maintain its current policies with regard to the peso or that the peso’s value will not fluctuate significantly in the future. The peso has been subject to significant devaluations against the U.S. dollar in the past and may be subject to significant fluctuations in the future. Mexican Government policies affecting the value of the peso could prevent us from paying our foreign currency obligations.

Most of our debt is denominated in foreign currencies (mainly in U.S. dollars). In the future, we may incur additional indebtedness denominated in U.S. dollars or other currencies. Declines in the value of the peso relative to the U.S. dollar or other currencies may increase our interest costs in pesos and result in foreign exchange losses.

Political conditions in Mexico could materially and adversely affect Mexican economic policy and, in turn, PEMEX’s operations

Political events in Mexico may significantly affect Mexican economic policy and, consequently, our operations. The national elections held in 2000 ended 71 years of rule by a single political party and resulted in the increased representation of opposition parties in the Mexican Congress. No political party has an absolute majority in either chamber of the Mexican Congress. There have not been any material adverse repercussions for us resulting from these political changes.

Presidential and federal congressional elections in Mexico were held in July 2006. On September 5, 2006, the Tribunal Electoral del Poder Judicial de la Federación (Electoral Court) officially validated the results of the election and declared Felipe de Jesús Calderón Hinojosa, a member of the National Action Party, the President-elect. Since a majority of our directors and certain of our officers serve at the discretion of the President of Mexico, a number of our directors and officers may change when the new President assumes office on December 1, 2006.

Other Risk Factors

If PEMEX is not able to adequately implement the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and is the subject of sanctions or investigation, PEMEX’s results of operations and its ability to provide timely and reliable financial information may be adversely affected.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related regulations implemented by the SEC and the Public Company Accounting Oversight Board, or PCAOB, are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. We will be evaluating our internal control over financial reporting to allow management to report on, and our registered independent public accounting firm to attest to, our internal controls over financial reporting. We will be performing the system and process evaluation and testing (and any necessary remediation) required to comply with the management certification and auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, which we are required to comply within our annual report which we will file in 2008 for our 2007 fiscal year. As a result, we expect to incur substantial additional expenses and diversion of management’s time. While we anticipate being able to fully implement the requirements relating to internal controls and all other aspects of Section 404 by our deadline, we cannot be certain as to the timing of completion of our evaluation, testing and any remediation actions or the impact of the same on our operations since there is presently no precedent available by which to measure compliance adequacy. If we are not able to implement the requirements of Section 404 in a timely manner or with adequate compliance, we might be subject to sanctions or investigation by regulatory authorities such as the SEC or the PCAOB. Any such action could adversely affect our financial results. In addition, if we fail to develop and maintain effective controls and procedures, we may be unable to provide financial information in a timely and reliable manner.

Risks Related to Non-Participation in the Exchange

If holders of old securities do not participate in the exchange offers, the old securities will continue to be subject to transfer restrictions

Holders of old securities that are not registered under the Securities Act who do not exchange these unregistered old securities for new securities will continue to be subject to the restrictions on transfer that are listed on the legends of those old securities. These restrictions will make these old securities less liquid. To the extent that old securities are tendered and accepted in the exchange offers, the trading market, if any, for the old securities would be reduced.

Risks Related to the New Securities

The market for the new securities or the old securities may not be liquid, and market conditions could affect the price at which the new securities or the old securities trade

The issuer intends to apply, through its listing agent, to have the new securities admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange. All of the old securities are currently admitted to trading on the Euro MTF. In the event that the new securities are admitted to trading on Euro MTF, we will use our best efforts to maintain such listing; provided that if legislation is adopted in Luxembourg in a manner that would require us to publish our financial statements according to accounting principles or standards that are materially different from those we apply in our financial reporting under the securities laws of Mexico and the United States or that would otherwise impose requirements on us or the subsidiary guarantors that we determine in good faith are unduly burdensome, the issuer may de-list the new securities and/or the old securities. The issuer will use its reasonable best efforts to obtain an alternative admission to listing, trading or quotation for such securities by another listing authority, exchange or system within or outside the European Union, as the issuer may reasonably decide, although there can be no assurance that such alternative listing will be obtained.

In addition, the issuer cannot promise that a market for either the new securities or the old securities will be liquid or will continue to exist. Prevailing interest rates and general market conditions could affect the price of the new securities or the old securities. This could cause the new securities or the old securities to trade at prices that may be lower than their principal amount or their initial offering price.

The new securities will contain provisions that permit the issuer to amend the payment terms of a series of new securities without the consent of all holders

The new securities will contain provisions regarding acceleration and voting on amendments, modifications and waivers which are commonly referred to as “collective action clauses.” Under these provisions, certain key terms of a series of the new securities may be amended, including the maturity date, interest rate and other payment terms, without the consent of all of the holders. See “Description of the New Securities—Modification and Waiver.”

The new securities provide a number of exceptions to the obligations to gross-up for Mexican withholding taxes and do not include a gross-up provision for United States withholding taxes

Payments under the new securities are subject to withholding or deduction for Mexican taxes. The new securities currently provide that the issuer or, as the case may be, the guarantor or the relevant subsidiary guarantor, will be required to pay such additional amounts as may be necessary in order to compensate holders of the new securities for any such withholding or deduction, subject to certain conditions. These conditions include, among others, the satisfaction by the holders of certain certification or similar requirements necessary to demonstrate that they are eligible for a reduced rate of Mexican withholding tax. If you are not able or willing to comply with one or more of these requirements or if you otherwise fit into one of the new securities’ exceptions to the obligation of the issuer, the guarantor or the relevant subsidiary guarantor to pay such additional amounts, you may receive an amount which is less than the amount stated to be due and payable on the new securities.

The new securities are the obligations of the issuer, a Delaware statutory trust that acts as a financing vehicle for the guarantor. The issuer and the guarantor believe that payments on the new securities are not currently subject to any such U.S. withholding tax or similar deduction. If such a tax were to be imposed, the new securities do not require the issuer to compensate holders of the new securities for any such withholding or deduction.

FORWARD-LOOKING STATEMENTS

This prospectus contains words, such as “believe,” “expect,” “anticipate” and similar expressions that identify forward-looking statements, which reflect our views about future events and financial performance. We have made forward-looking statements that address, among other things, our:

•	drilling and other exploration activities;

•	import and export activities;

•	projected and targeted capital expenditures and other costs, commitments and revenues; and

•	liquidity.

Actual results could differ materially from those projected in such forward-looking statements as a result of various factors that may be beyond our control. These factors include, but are not limited to:

•	changes in international crude oil and natural gas prices;

•	effects on us from competition;

•	limitations on our access to sources of financing on competitive terms;

•	significant economic or political developments in Mexico;

•	developments affecting the energy sector; and

•	changes in our regulatory environment.

Accordingly, you should not place undue reliance on these forward-looking statements. In any event, these statements speak only as of their dates, and we undertake no obligation to update or revise any of them, whether as a result of new information, future events or otherwise.

For a discussion of important factors that could cause actual results to differ materially from those contained in any forward-looking statement, you should read “Risk Factors” above.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the new securities under the exchange offers. In consideration for issuing the new securities as contemplated in this prospectus, we will receive in exchange an equal principal amount of old securities, which will be cancelled. Accordingly, the exchange offers will not result in any increase in our indebtedness or our guarantors’ indebtedness. The net proceeds we received from issuing the old securities were and are being used to finance our investment program.

RATIO OF EARNINGS TO FIXED CHARGES

PEMEX’s ratio of earnings to fixed charges is calculated as follows:

Fixed charges for this purpose consist of the sum of interest expense plus interest capitalized during the period. Fixed charges do not take into account exchange gain or loss attributable to PEMEX’s indebtedness. Mexican GAAP differs in certain significant respects from U.S. GAAP. The material differences as they relate to PEMEX’s financial statements are described in Note 20 to the 2005 financial statements.

The following table sets forth PEMEX’s consolidated ratio of earnings to fixed charges for the five-year period ended December 31, 2005, in accordance with Mexican GAAP and U.S. GAAP.

	Year Ended December 31,
	2001	2002	2003	2004	2005
Ratio of earnings to fixed charges:
Mexican GAAP(1)	—	—	—	—	—
U.S. GAAP(2)	—	—	—	—	—

(1)	Under Mexican GAAP, earnings for each of the years ended December 31, 2001, 2002, 2003, 2004 and 2005 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 37,658 million for 2001, Ps. 32,709 million for 2002, Ps. 52,076 million for 2003, Ps. 30,830 million for 2004 and Ps. 81,415 million for 2005.
(2)	Under U.S. GAAP, earnings for each of the years ended December 31, 2001, 2002, 2003, 2004 and 2005 were insufficient to cover fixed charges. The amount by which fixed charges exceeded earnings was Ps. 31,585 million for 2001, Ps. 42,030 million for 2002, Ps. 80,722 million for 2003, Ps. 18,847 million for 2004 and Ps. 76,760 million for 2005.

Source: PEMEX’s financial statements.

CAPITALIZATION OF PEMEX

The following table sets forth the capitalization of PEMEX at December 31, 2005 and June 30, 2006, as calculated in accordance with Mexican GAAP. The figures are not directly comparable because they are stated in constant pesos as of different dates; however, no material difference would result from a restatement of the figures to constant pesos at June 30, 2006, as the inflation for the six-month period was 0.6518%.

	At December 31, 2005		At June 30, 2006(1)(2)
	(millions of constant pesos as of December 31, 2005)		(millions of constant pesos or U.S. dollars as of June 30, 2006)
Long-term external debt	Ps.	361,207	Ps.	434,023	U.S.$	38,503
Long-term domestic debt		140,386		114,727		10,178

Total long-term debt(3)	Ps.	501,593	Ps.	548,750	U.S.$	48,681

Certificates of Contribution “A”(4)	Ps.	89,805	Ps.	90,396	U.S.$	8,019
Mexican Government increase in equity of subsidiary entities(5)		78,330		79,454		7,049
Surplus in the restatement of equity		144,333		153,072		13,579
Effect on equity from labor obligations		(27,282)		(27,461)		(2,436)
Effect of derivative financial instruments		(6,517)		(2,213)		(196)
Accumulated losses		(229,257)		(322,829)		(28,639)
Net income (loss) for the period(6)		(76,282)		19,370		1,718

Total equity	Ps.	(26,870)		(10,211)		(906)

Total capitalization	Ps.	474,723	Ps.	538,539	U.S.$	47,775

Notes:	Numbers may not total due to rounding.
(1)	Unaudited. Convenience translations into U.S. dollars of amounts in pesos at the established exchange rate of Ps. 11.2723 = U.S. $1.00 at June 30, 2006. Such translations should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollar amounts at the foregoing or any other rate.
(2)	As of the date of the filing of this document, there has been no material change in the capitalization of PEMEX since June 30, 2006, except for PEMEX’s undertaking of new financings as disclosed in “Recent Developments—Liquidity and Capital Resources—Recent Financing Activities” below.
(3)	Total long-term debt does not include short-term indebtedness of Ps. 32,119 million at December 31, 2005 and Ps. 63,089 million at June 30, 2006, or short-term indebtedness relating to notes payable to contractors of Ps. 1,284 million at June 30, 2006. See “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources—2006 Financing Activities” in the Form 20-F and “Recent Developments—Liquidity and Capital Resources—Recent Financing Activities” below.
(4)	Equity instruments held by the Mexican Government.
(5)	In 2005, the equity of the subsidiary entities was increased by Ps.78,330 million. This increase in equity was derived from amounts that the Mexican Government transferred to Petróleos Mexicanos on various dates during 2005 as reimbursements of the Duty for Exploration, Gas, Refining and Petrochemical Infrastructure paid by PEMEX during the year. See “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources—Equity Structure and Certificates of Contribution ‘A’” in the Form 20-F and Note 15 to the 2005 financial statements.
(6)	The income for June 30, 2006 relates to the income for the six-month period then ended.

Sources: 2005 financial statements. Petróleos Mexicanos for unaudited interim information.

RECENT DEVELOPMENTS

The following discussion of PEMEX’s recent results should be read in conjunction with “Item 5—Operating and Financial Review and Prospects” in the Form 20-F and the 2005 financial statements.

Results of Operations of Petróleos Mexicanos, the Subsidiary Entities and the Subsidiary Companies—First Six Months of 2006 Compared to First Six Months of 2005

The interim financial information set forth below has been derived from the unaudited condensed consolidated interim financial data of PEMEX for the six-month periods ended June 30, 2005 and 2006, which has been reported by PEMEX to the CNBV in Mexico. The consolidated interim financial information set forth below was prepared in accordance with Mexican GAAP, and the information contained herein does not contain all of the information and disclosures normally included in interim financial statements prepared in accordance with Mexican GAAP. This unaudited condensed consolidated interim financial information was not reconciled to U.S. GAAP.

	Six months ended June 30,
	2005(1)		2006(1)(2)
	(millions of constant pesos as of June 30, 2006 or U.S. dollars)
Net sales
Domestic(3)	Ps.	240,593	Ps.	262,649	U.S.$	23,300
Export		190,043		260,121		23,076

Total		430,636		522,770		46,376
Other revenues (net)		6,882		27,851		2,471

Total revenues(3)		437,518		550,621		48,847
Costs and operating expenses		175,720		217,543		19,299
Comprehensive financing cost (income)(4)		(1,993)		26,032		2,309

Income before taxes and duties		263,791		307,046		27,239
Taxes and duties
Hydrocarbon extraction duties and other		248,637		283,762		25,173
Special Tax on Production and Services (IEPS tax)		15,950		0		0
Deferred taxes		—		(217)		(19)
Excess gains duty		—		4,131		366

Total		264,587		287,676		25,520
Cumulative effect of adoption of new accounting standards		(1,777)		—		—

Net income (loss) for the period		Ps. (2,573)		Ps. 19,370	U.S.$	1,719

(1)	Unaudited.
(2)	Convenience translations into U.S. dollars of amounts in pesos have been made at the established exchange rate of Ps. 11.2723 = U.S. $1.00 at June 30, 2006. Such translations should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollars at the foregoing or any other rate.
(3)	Includes the IEPS tax, which is described in “Item 5—Operating and Financial Review and Prospects—IEPS Tax, Excess Gains Duty, Hydrocarbon Duties and Other Taxes” in the Form 20-F, as part of the sales price of products sold.
(4)	Includes exchange rate gains in the amount of Ps. 16,616 million in the first six months of 2005 and exchange rate losses in the amount of Ps. 15,101 million in the first six months of 2006.

Source: Petróleos Mexicanos.

Sales

During the first six months of 2006, total sales, which did not include the IEPS tax due to the negative IEPS tax rate during the period, were Ps. 522.8 billion, an increase of 26.1% from total sales in the first six months of 2005, net of the IEPS tax, of Ps. 414.7 billion. The increase in total sales resulted primarily from a 16.9%

increase in domestic sales, net of the IEPS tax, from the first six months of 2006 (which is described below under “—Domestic Sales”) and a 36.9% increase in export sales from the first six months of 2005 (which is described below under “—Export Sales”).

Domestic Sales

In the first six months of 2006, domestic sales did not include the IEPS tax, due to the negative IEPS tax rate during the period. Domestic sales increased by 16.9% in the first six months of 2006, from Ps. 224.6 billion in the first six months of 2005, net of the IEPS tax, to Ps. 262.6 billion in the first six months of 2006, due to an increase in the average sales price and in the sales volume of natural gas and a 22.0% increase in sales of refined products. Domestic sales of petroleum products other than natural gas increased by 22.3% in the first six months of 2006, from Ps. 177.0 billion in the first six months of 2005 to Ps. 216.4 billion in the first six months of 2006, primarily due to an increase in sales prices for gasoline and diesel, as well as an increase in sales volumes. Domestic petrochemical sales (including sales of certain by-products of the petrochemical production process) decreased by 1.7%, from Ps. 11.5 billion in the first six months of 2005 to Ps. 11.3 billion in the first six months of 2006, due to a decrease in the sales volume of our principal petrochemical products. Sales of natural gas increased by 7.8% in the first six months of 2006, from Ps. 36.1 billion in the first six months of 2005 to Ps. 38.9 billion in the first six months of 2006, due to an increase in the average sales price and in the sales volume of natural gas.

Export Sales

In the first six months of 2006, total consolidated export sales increased by 36.9% in peso terms, from Ps. 190.0 billion in the first six months of 2005 to Ps. 260.1 billion in the first six months of 2006. Excluding the trading activities of PMI Comercio Internacional, S.A. de C.V. (“PMI”), PMI Trading Ltd. and their affiliates (together with PMI, the “PMI Group”), export sales by the Subsidiary Entities to the PMI Group and third parties increased by 37.8% in peso terms, from Ps. 160.9 billion in the first six months of 2005 to Ps. 221.8 billion in the first six months of 2006. In dollar terms, excluding the trading activities of the PMI Group, export sales (which are dollar-denominated) increased by 44.7% in the first six months of 2006, from U.S. $14.1 billion in the first six months of 2005 to U.S. $20.4 billion in the first six months of 2006. This increase was primarily the result of a 31.2% increase in crude oil export prices, as well as increases in the prices of certain petroleum products. The trading and export activities of the PMI Group generated additional marginal revenues of Ps. 38.3 billion in the first six months of 2006, as compared to Ps. 29.2 billion in the first six months of 2005, due to an increase in prices.

Crude oil sales by Pemex-Exploration and Production to PMI for export accounted for 90.3% of export sales (excluding the trading activities of the PMI Group) in the first six months of 2006, as compared to 89.4% in the first six months of 2005. These crude oil sales increased in peso terms by 39.2% in the first six months of 2006, from Ps. 143.9 billion in the first six months of 2005 to Ps. 200.3 billion in the first six months of 2006, and increased in dollar terms by 46.0% in the first six months of 2006, from U.S. $12.6 billion in the first six months of 2005 to U.S. $18.4 billion in the first six months of 2006. The weighted average price per barrel of crude oil that Pemex-Exploration and Production sold to PMI for export in the first six months of 2006 was U.S. $53.14, 40.2% higher than the weighted average price of U.S. $37.90 per barrel in the first six months of 2005.

Export sales of petroleum products by Pemex-Refining and Pemex-Gas and Basic Petrochemicals to the PMI Group and third parties, including natural gas liquids, decreased from 9.3% of export sales (excluding the trading activities of the PMI Group) in the first six months of 2005 to 9.0% in the first six months of 2006. Export sales of petroleum products, including natural gas liquids, increased by 34.2%, from Ps. 14.9 billion in the first six months of 2005 to Ps. 20.0 billion in the first six months of 2006, primarily due to an increase in the export sales prices of naphthas and virgin stock. In dollar terms, export sales of petroleum products, including natural gas liquids, increased by 38.5%, from U.S. $1.3 billion in the first six months of 2005 to U.S. $1.8 billion in the first six months of 2006.

Petrochemical products accounted for the remainder of export sales in the first six months of 2005 and 2006. Export sales of petrochemical products (including certain by-products of the petrochemical process) decreased by 28.6%, from Ps. 2.1 billion in the first six months of 2005 to Ps. 1.5 billion in the first six months of 2006. In dollar terms, export sales of petrochemical products (including certain by-products of the petrochemical process) decreased by 27.2% in the first six months of 2006, from U.S. $186.9 million in the first six months of 2005 to U.S. $136.0 million in the first six months of 2006, primarily due to a decrease in the volume and export price of ethylene glycol and benzene.

Other Revenues and Expenses

Other revenues, net, increased by Ps. 21.0 billion, from a net revenue of Ps. 6.9 billion in the first six months of 2005 to a net revenue of Ps. 27.9 billion in the first six months of 2006, primarily as a result of the Ps. 22.7 billion in income generated by the negative IEPS rate and recorded in Other Revenues in accordance with the Ley de Ingresos de la Federación para el Ejercicio Fiscal de 2006 (Federal Annual Revenue Law for the Fiscal Year of 2006), which was partially offset by a decrease in the value of the Repsol shares held by RepCon Lux S.A.

As a result of a new fiscal regime, effective as of January 1, 2006, PEMEX is permitted to be reimbursed for the amounts resulting from the application of the negative IEPS tax rate. For a description of the new fiscal regime, see “Item 4—Information on the Company—Taxes and Duties” in the Form 20-F.

Costs and Operating Expenses

Costs of sales, transportation expenses, distribution expenses and administrative expenses increased by 23.8%, from Ps. 175.7 billion in the first six months of 2005 to Ps. 217.5 billion in the first six months of 2006. This increase was due to an increase in product purchases, mainly of gasoline, diesel, liquefied gas and jet fuel, and an increase in costs associated with the labor reserve for pension obligations and depreciation of fixed assets, which was partially offset by an increase in the value of crude oil and petroleum product inventories (which is accounted for as a decrease in costs of sales).

Comprehensive Financing Cost

Under Mexican GAAP, comprehensive financing cost reflects interest income (including gains and losses on certain derivative instruments), interest expense, foreign exchange gain or loss and the gain or loss attributable to the effects of inflation on monetary liabilities and assets. A substantial portion of PEMEX’s indebtedness (81% at June 30, 2006) is denominated in foreign currencies, so a depreciation of the peso results in foreign exchange loss and higher peso-denominated interest expense.

In the first six months of 2006, comprehensive financing cost increased by Ps. 28.0 billion, from a gain of Ps. 2.0 billion in the first six months of 2005 to a loss of Ps. 26.0 billion in the first six months of 2006, primarily as a result of the following:

•	the depreciation of the peso against the U.S. dollar in the first six months of 2006 in comparison to an appreciation of the peso in the same period of 2005, which resulted in a Ps. 31.7 billion increase in net foreign exchange losses, from a net gain of Ps. 16.6 billion in the first six months of 2005 to a net loss of Ps. 15.1 billion in the first six months of 2006;

•	a decrease of Ps. 0.3 billion in the monetary gain. In the first six months of 2005 and 2006, PEMEX’s average monetary liabilities exceeded its average monetary assets, resulting in a net gain in monetary position. The net gain in monetary position, which amounted to Ps. 2.6 billion in the first six months of 2006, was 10.3% less than the net gain in monetary position in the first six months of 2005 of Ps. 2.9 billion, due to a decline in the inflation rate (from 0.7161% in the first six months of 2005 to 0.6518% in the first six months of 2006) despite the increase in net monetary liabilities; and

•	a decrease of Ps. 4.0 billion in net interest expense. Net interest expense decreased by 22.7% in the first six months of 2006, primarily as a result of the reclassification of the gain or loss on certain embedded derivatives.

Taxes and Duties

Taxes and duties increased by 8.7%, from Ps. 264.6 billion in the first six months of 2005 to Ps. 287.7 billion in the first six months of 2006, largely due to an increase in total sales, which was partially offset by a Ps. 15.9 billion decrease in the IEPS tax and a Ps. 17.8 billion decrease in the excess gains duties in the first six months of 2006, as a result of the new fiscal regime. Taxes and duties, excluding the IEPS tax, represented 55.0% of total sales in the first six months of 2006, as compared to 57.7% in the first six months of 2005.

Cumulative Effect of Adoption of New Accounting Standard

In January 2005, PEMEX adopted Bulletin C-10, “Financial Instruments and Hedging Operations,” which we refer to as Bulletin C-10, which resulted in the recognition of an initial cumulative loss of Ps. 445.6 million for the first six months of 2005.

In addition, in January 2005, PEMEX adopted amendments to Bulletin D-3, “Labor Obligations,” which resulted in a Ps. 1,331.2 million initial charge to income upon adoption.

Income/(Loss)

In the first six months of 2006, PEMEX reported net income of Ps. 19.4 billion on Ps. 550.6 billion in total revenues net of the IEPS tax, as compared with net loss of Ps. 2.6 billion on Ps. 421.6 billion in total revenues net of the IEPS tax in the first six months of 2005. The Ps. 22.0 billion increase in net income from the first six months of 2005 to the first six months of 2006 resulted primarily from increases in both export and domestic sales due to higher crude oil and product prices and a Ps. 21.0 billion increase in other revenues, net, resulting from the negative IEPS tax rate, which was only partially offset by a Ps. 28.0 billion increase in comprehensive financing cost, a 23.8% increase in costs and operating expenses and an 8.7% increase in taxes and duties paid.

Exploration and Production

Financed Public Works Contracts

On August 10, 2006, Pemex-Exploration and Production launched a new round of Financed Public Works Contract (FPWC) bidding, corresponding to works and services necessary for non-associated natural gas production in the Nejo, Monclova and Euro blocks in the Burgos basin. For this round, bidders must submit their proposals during January 2007, with the awarding of contracts scheduled for the first quarter of 2007.

International Trading

Mesoamerican Energy Integration Program

The Programa de Integración Energética Mesoamericana (Mesoamerican Energy Integration Program), a project organized by the governments of Belize, Colombia, Costa Rica, the Dominican Republic, El Salvador, Guatemala, Honduras, Mexico, Nicaragua and Panama and designed to create a regional market of oil, natural gas and electricity, is planning, among other things, to construct a new heavy crude oil refinery in Central America. On September 21, 2006, the Board of Directors of Pemex—Exploration and Production authorized a modification to the crude oil purchase agreement between Pemex—Exploration and Production and PMI, in order to permit PMI to enter into an evergreen contract of up to 230 thousand barrels per day of Maya crude oil with this new refinery. The availability of crude oil to meet the demand at the new refinery will be subject to the success of future exploration and development projects.

Liquidity and Capital Resources

Recent Financing Activities

During the month of June 2006, Petróleos Mexicanos obtained loans from export credit agencies totaling U.S. $4.6 million. During the same period, the Master Trust obtained U.S. $21.5 million in project financings from financial institutions. In addition, we participated in the following financing activities:

•	On June 7 and on June 22, 2006, Petróleos Mexicanos reutilized U.S. $250.0 million and U.S. $1.0 billion, respectively, from its syndicated revolving facility of U.S.$1,250,000,000 entered into on July 15, 2005; each reutilization was made in two tranches. The U.S. $1.0 billion borrowed on June 22, 2006 was repaid on July 24, 2006.

•	On June 7, 2006, Petróleos Mexicanos borrowed the totality of its U.S. $1.25 billion new syndicated revolving facility, entered into with a group of international financial institutions on May 3, 2006; under this agreement, borrowings may be made by either the Pemex Project Funding Master Trust or Petróleos Mexicanos.

•	On June 16, 2006, Fideicomiso F/163 issued a total of Ps. 10 billion in nominal terms of its certificados bursátiles (publicly-traded notes) guaranteed by Petróleos Mexicanos in the Mexican domestic market.

During the period from July 1 to September 30, 2006 Petróleos Mexicanos obtained loans from export credit agencies totaling U.S. $4.28 million. During the same period, the Master Trust obtained U.S. $112.05 million in project financings from financial institutions. In addition, on September 22, 2006, the Pemex Project Funding Master Trust utilized U.S. $1.0 billion from its syndicated revolving facility of U.S.$1,250,000,000 entered into on July 15, 2005. As of September 30, 2006, the remainder of this facility, for an amount of U.S $250.0 million, is being used by Petróleos Mexicanos.

For a description of our commitments for capital expenditures and sources of funding, see “Item 5—Operating and Financial Review and Prospects—Liquidity and Capital Resources” in the Form 20-F.

Business Overview

Set forth below is selected summary operating data relating to PEMEX.

	Six months ended June 30,
	2005		2006
Operating Highlights
Production
Crude oil (tbpd)		3,371		3,337
Natural gas (mmcfpd)		4,751		5,188
Refined products(1) (tbpd)		1,581		1,556
Petrochemicals(2) (mtpy)		5,360		5,411

Monthly average crude oil exports (tbpd)
Olmeca		219		234
Isthmus		31		89
Maya(3)		1,581		1,585

Total		1,831		1,908

Value of crude oil exports (value in millions of U.S. dollars)		12,609		18,359

Monthly average PEMEX crude oil export prices per barrel(4)(5)
Olmeca	U.S. $	49.14	U.S. $	64.72
Isthmus		44.69		57.28
Maya		36.45		51.29
Weighted average price(6)		38.07		53.17

Monthly average West Texas Intermediate crude oil average price per barrel(7)	U.S. $	51.52	U.S. $	66.90

Notes:	Numbers may not total due to rounding.
tbpd = thousands of barrels per day; mmcfpd = millions of cubic feet per day; mtpy = thousands of tons per year

(1)	Includes natural gas liquids of 253 tbpd and 248 tbpd processed by Pemex-Gas and Basic Petrochemicals in the first six months of 2005 and 2006, respectively.
(2)	Excludes ethane and butane gases.
(3)	Includes 16.3 and 14.4 tbpd of Altamira crude oil in the first six months of 2005 and 2006, respectively.
(4)	Subject to adjustment to reflect the percentage of water in each shipment.
(5)	Average price during period indicated based on billed amounts.
(6)	On October 25, 2006, the weighted average price of PEMEX’s crude oil export mix was U.S. $48.72 per barrel.
(7)	On October 25, 2006, the West Texas Intermediate crude oil spot price was U.S. $58.94 per barrel.

Sources: June 2005 and June 2006 Indicadores Petroleros and P.M.I. Comercio Internacional, S.A. de C.V.

Directors, Senior Management and Employees

On July 6, 2006, Petróleos Mexicanos and the Sindicato de Trabajadores Petroleros de la República Mexicana (the Petroleum Workers’ Union) entered into a side agreement related to Petróleos Mexicanos’s annual wage revision. The terms of the side agreement provide for a 4.1% increase in wages and a 1.7% increase in other benefits.

Legal Proceedings

In the ordinary course of our business, we are named in a number of lawsuits of various types. We evaluate the merit of each claim and assess the likely outcome, accruing a contingent liability when an unfavorable decision is probable and the amount is reasonably estimable. Other than as disclosed below, we do not believe a materially unfavorable outcome is probable for any known or pending lawsuits or threatened litigation for which we have not made any accruals.

Mexican Government Audits and Other Investigations

The criminal prosecution against Mr. Manuel Gómezperalta Damirón (a former Corporate Management Director) was concluded when the Segundo Tribunal Unitario en Materia Penal (Second Unitary Criminal Court) granted a constitutional relief known as amparo against the imprisonment writ against him. The criminal prosecution against Mr. Carlos Romero Deschamps (General Secretary of the Union) was concluded when the Segundo Tribunal Unitario en Materia Penal del Primer Circuito (Second Unitary Criminal Court of the First Circuit) granted an amparo against the imprisonment writ against him.

The Juzgado Séptimo de Distrito de Procesos Penales Federales (Seventh District Court of Federal Criminal Prosecutions) granted an amparo against the imprisonment writs against Mr. Jaime Mario Willars Andrade (former Director General of Pemex-Refining) and Mr. Luis Ricardo Bouchot Guerrero (former Chief of the Legal Unit of Pemex-Refining). The Tribunal Colegiado de Circuito en Materia Penal (Joint Criminal Circuit Court) also denied a motion filed by Pemex-Refining and confirmed a judgment in favor of Mr. Cuauhtémoc Arce Herce (a former employee of Pemex-Refining) without setting an amount for damages. However, on September 30, 2004, the Secretaría de la Función Pública fined each of the Pemex-Refining employees named above for a total amount of Ps. 1,390.3 million and banned them from holding public office for 20 years. Mr. Arce Herce filed an amparo against this resolution, which was denied by the Juzgado Quinto de Distrito en Materia Administrativa (Fifth Administrative District Court) in the Federal District. For more information on Mexican Government audits and other investigations, see “Item 8—Financial Information—Legal Proceedings—Mexican Government Audits and Other Investigations” in the Form 20-F.

Civil Actions

In connection with the Financed Public Works Contracts program (“FPWC”) (previously known as the Multiple Service Contract program), the claim filed before the Juzgado Décimo Primero de Distrito en Materia Civil (Eleventh Civil District Court) by the National Alliance of Non-Union Petroleum Industry Workers alleging that the FPWC entered into between Pemex-Exploration and Production and Repsol Exploración México, S.A. de C.V. was void, the Segundo Tribunal Unitario en Materias Civil y Administrativa (Second Unitary Civil and Administrative Court) granted jurisdiction to the Eleventh Civil District Court. Pemex-Exploration and Production requested this Court that all previous records be declared void. When the Court refused to declare all previous records void, Pemex-Exploration and Production filed an amparo before the Tribunal Unitario en Materia Civil y Administrativa (Unitary Civil and Administrative Court) in the Federal District. The constitutional hearing was held on October 11, 2006. Resolution of this matter is still pending.

In connection with the claim filed by a group of Congressmen from the LIXth Legislature against the FPWC mentioned above, the amparo requested by the plaintiffs against the resolution stating that they lacked standing to challenge the FPWC program was denied.

In connection with the claim filed by a group of Congressmen of the LIXth Legislature against the FPWC entered into between Pemex-Exploration and Production and PTD Servicios Múltiples, S. de R.L. de C.V., the plaintiffs filed an amparo in May 2006 before the Sexto Tribunal Colegiado en Materia Civil del Primer Circuito (Sixth Civil Joint Court of the First Circuit) against the resolution that denied their appeal. Resolution of this matter is still pending as of this date.

In December 2004, Corporación Mexicana de Mantenimiento Integral, S. de R.L. de C.V. (“COMMISA”) filed a claim before the International Court of Arbitration of the International Chamber of Commerce (the “ICA”) against Pemex-Exploration and Production seeking approximately U.S. $300 million for, among other claims, the breach of a construction agreement in connection with two platforms in the Cantarell complex. In a separate proceeding, the Supreme Court of Justice denied the request for an amparo filed by COMMISA alleging the unconstitutionality of the Law of Acquisitions, Leasing and Services of the Public Sector. The Supreme Court of Justice remanded the case to the Joint Circuit Court for resolution of the issues raised by the amparo.

In January 2005, COMBISA, S. de R.L. de C.V. (“COMBISA”) filed a claim before the ICA against Pemex-Exploration and Production seeking approximately U.S. $235 million plus interest for, among other claims, the breach of a construction agreement in connection with two platforms in the Cantarell complex. On June 26, 2006, COMBISA filed a reply with the ICA and on July 26, 2006, Pemex-Exploration and Production filed a rejoinder. The presentation hearing is scheduled to take place at the end of November 2006.

In May 2005, Ech Offshore, S. de R.L. de C.V. filed a claim before the ICA against Pemex-Exploration and Production seeking approximately Ps. 106.8 million and U.S. $36.5 million for, among other claims, the suspension of shipments due to the termination of an existing public works contract. On June 7, 2006, the ICA announced an extension to the schedule for issuance of a final judgment until August 31, 2006. Although we believe that we have sufficient evidence to support this claim, we have created a reserve of U.S. $23.2 million to cover any potentially unfavorable judgment against Pemex-Exploration and Production.

On December 7, 2005, Pemex-Refining was summoned before the Juzgado Quinto de Distrito en Materia Civil (Fifth Civil District Court) in the Federal District in connection with a claim filed by Asociación de Transportistas al Servicio de Petróleos Mexicanos, Clientes o Empresas Sustitutos, A.C. seeking approximately Ps. 1,648 million in damages for, among other claims, the suspension of an existing tank truck transportation agreement. On December 12, 2005, Pemex-Refining filed a motion asserting that the court lacked jurisdiction, which was denied in May 2006. Pemex-Refining appealed the denial of the motion and the appeal was denied. On May 19, 2006, Pemex-Refining filed its response to the claim. As of this date, the trial is in the evidentiary stage. The Court rejected the witness evidence filed by the plaintiff and the plaintiff filed an appeal against this decision. Resolution of this matter is still pending.

On December 15, 2005, the same plaintiff filed an additional claim before the Fifth Civil District Court in the Federal District, asserting that Pemex-Refining should authorize the plaintiff to replace tank trucks older than ten years, register these new tank trucks and assign a cargo to each of them pursuant to the above mentioned transportation agreement. On December 27, 2005, Pemex-Refining filed a motion asserting that the court lacked jurisdiction, which was denied on May 11, 2006. Pemex-Refining appealed the denial of the motion and such appeal is still pending. On May 22, 2006, Pemex-Refining filed its response to the claim. As of this date, the trial is in the evidentiary stage. The Court rejected the witness evidence filed by the plaintiff and the plaintiff filed an appeal against this decision. Resolution of this matter is still pending.

On July 14, 2004, Petróleos Mexicanos and the subsidiary entities were summoned before the Fifth Civil District Court in connection with a claim filed by Servicios Aéreos Especializados Mexicanos, S.A. de C.V.

seeking Ps. 151.4 million and U.S. $18.9 million in damages for the suspension of an existing transportation agreement. In July, 2004, Pemex filed two motions with the court, asserting that the court lacked jurisdiction and that the plaintiffs lacked standing. In addition, on July 28, 2005, Pemex filed its response to the claim. On July 19, 2006, the motion related to standing was granted in Pemex’s favor. A decision with respect to the first motion is still pending.

In September 2001, CONPROCA, S.A. de C.V. (“CONPROCA”), the construction company performing construction and maintenance services for Pemex-Refining’s Cadereyta refinery, filed an arbitration claim before the ICA against Pemex-Refining and Petróleos Mexicanos related to expenses incurred by CONPROCA in providing those services. The claim filed by CONPROCA is for U.S. $632.8 million, and Pemex-Refining and Petróleos Mexicanos filed a counterclaim in the amount of U.S. $907.6 million. On June 13, 2006, the procedural schedule was amended as described herein. On July 13, 2006, the parties filed their comments to the opinion issued by the expert designated by the ICA. On August 13, 2006, each party filed its response to the comments filed by the other party. On September 7, 2006, the ICA informed the parties that the expert’s opinion would not be modified. On September 15, 2006, the parties filed their witnesses’ written declarations and additional experts’ opinions regarding the claims and counterclaims. On October 13, 2006, the parties filed their briefs, which included all issues to be discussed at the Second Liability Hearing. The Second Liability Hearing will be held in January 2007.

In July 2000, Petroquímica Cosoleacaque S.A. de C.V. (“PECOSA,” which has since been merged with and into Pemex-Petrochemicals) filed a claim against Afianzadora Insurgentes, S.A. and Fianzas México Bital, S.A., Grupo Financiero Bital before the Juzgado Décimo de Distrito (Tenth District Court) in Coatzacoalcos, Veracruz. The claim seeks an award of approximately U.S. $100 million for a surety bond granted in favor of Agronitrogenados, S.A. de C.V., an ammonia supplier of PECOSA. On November 9, 2005, the appeal filed by the plaintiffs was denied and the judgment entered in favor of PECOSA was confirmed. The plaintiffs filed an amparo against this decision before the Segundo Tribunal Colegiado del Décimo Circuito (Second Joint Court of the Tenth Circuit). Resolution of the matter is still pending.

In March 2000, Construcciones Industriales del Golfo, S.A. de C.V. filed a claim before the Juzgado Primero de Distrito en Materia Civil (First Civil District Court) in the Federal District for approximately U.S. $79 million (plus interest) against Pemex-Refining and Petróleos Mexicanos, arguing that work under an existing construction agreement had been concluded but that it had not received payment on the contract. Following a ruling in favor of Construcciones Industriales del Golfo, S.A. de C.V., a total amount of Ps. 66.7 million was deposited before the court by PEMEX on August 25, 2005. On October 2, 2006 a judicial agreement was executed between the parties to settle all accrued interest owed by Pemex-Refining. Legal proceedings have concluded and all pending payments have been made as of this date.

In April 2004, Construcciones Industriales del Golfo, S.A. de C.V. filed a claim before the Juzgado Décimo de Distrito en Materia Civil (Tenth Civil District Court) in the Federal District against Pemex-Exploration and Production and Petróleos Mexicanos in connection with the removal of deposits at the Salamanca refinery. As of this date, the expert accountant has issued his opinion and the opinion of the expert engineer is still pending.

United Mexican States

The following information regarding Mexico should be read in conjunction with “Item 4—Information on the Company—United Mexican States” in the Form 20-F.

Form of Government

Federal and local (Federal District, Campeche, Colima, Guanajuato, Morelos, Jalisco, Nuevo León, Querétaro, San Luis Potosí and Sonora) elections were held in Mexico on July 2, 2006. In accordance with Mexico’s election law, on September 5, 2006, the Electoral Court officially validated the results of the election and declared Felipe de Jesús Calderón Hinojosa, a member of the National Action Party, the President-elect. Mr. Calderón will take office on December 1, 2006.

The Economy

Gross Domestic Product

According to preliminary figures, Mexico’s Gross Domestic Product (“GDP”) increased by 4.7% in real terms during the second quarter of 2006, as compared to the same period of 2005. Most sectors experienced growth in real terms during the second quarter of 2006: the transportation, storage and communications sector grew by 9.1%; the agriculture, livestock, fishing and forestry sector grew by 7.6%; the financial services, insurance and real estate sector grew by 5.5%; the construction sector grew by 5.1%; the electricity, gas and water sector grew by 4.1%; the manufacturing sector grew by 3.9%; the commerce, hotels and restaurants sector grew by 3.8% and the community, social and personal services sector grew by 3.4%, each in real terms. The mining, petroleum and gas sector, however, decreased by 0.6% in real terms during the second quarter of 2006.

Prices and Wages

Inflation (as measured by the change in the national consumer price index) for the nine months ended September 30, 2006 was 2.5%, 0.7 percentage points higher than inflation for the same period of 2005.

Interest Rates

During the first nine months of 2006, interest rates on 28-day Cetes averaged 7.2% and interest rates on 91-day Cetes averaged 7.3%, as compared to average rates on 28-day Cetes and 91-day Cetes of 9.4% and 9.6%, respectively, during the same period of 2005. On October 10, 2006, the 28-day Cetes rate was 7.1% and the 91-day Cetes rate was 7.2%.

Financial System

Central Bank and Monetary Policy

During the first eight months of 2006, the M1 money supply (defined as bills and coins held by the public, plus checking accounts denominated in local currency and foreign currency, plus interest-bearing deposits denominated in pesos and operated by debit cards) increased by 12.4% in real terms, as compared to the same period of 2005. In addition, checking account deposits denominated in pesos increased by 12.2% in real terms during the first eight months of 2006, as compared to the same period of 2005.

During the first eight months of 2006, financial savings increased by 10.4% in real terms, as compared to the same period of 2005. Savings generated by Mexican residents increased by 10.5% in real terms and savings generated by non-residents increased by 7.3% in real terms during the first eight months of 2006, each as compared to the same period of 2005.

At October 10, 2006, the monetary base totaled Ps. 359.0 billion, a 5.5% nominal decrease from the level of Ps. 380.0 billion at December 31, 2005. Banco de México estimates that the monetary base will total approximately Ps. 419.7 billion at December 31, 2006.

The Securities Market

At December 31, 2005, the Stock Market Index stood at 17,802.7 points, representing a 37.8% increase from the level at December 31, 2004. At October 12, 2006, the Stock Market Index stood at 22,661.8 points, representing a 27.3% increase from the level at December 31, 2005.

External Sector of the Economy

Foreign Trade

During the first eight months of 2006, according to preliminary figures, Mexico registered a trade deficit of U.S. $561 million, as compared to a trade deficit of U.S. $3,913 in the same period of 2005. Merchandise exports increased to U.S. $165.3 billion during the first eight months of 2006, 20.9% higher than the level registered in the same period of 2005. During the first eight months of 2006, petroleum exports increased by 38.2%, while non-petroleum exports increased by 17.9%, each as compared to the same period of 2005.

During the first eight months of 2006, according to preliminary figures, total imports grew by 17.9% to U.S. $165.9 billion, as compared to the same period of 2005. During the first eight months of 2006, imports of intermediate goods increased by 16.9%, imports of capital goods increased by 17.7% and imports of consumer goods increased by 23.9%, each as compared to the first eight months of 2005.

Balance of International Payments

According to preliminary figures, during the first six months of 2006, Mexico’s current account registered a surplus of U.S. $1,831.5 million, as compared to a deficit of U.S. $2,226.0 million for the same period of 2005. The capital account registered a surplus of U.S. $9,653.5 million during the first six months of 2006, as compared to a U.S. $2,062.0 million surplus for the same period of 2005.

At September 30, 2006, Mexico’s international reserves totaled U.S. $67,302.6 million, a decrease of U.S. $1,366.3 million from the level at December 30, 2005. The net international assets of Banco de México totaled U.S. $83,450.1 million at September 30, 2006, an increase of U.S. $9,335.3 million from the level at December 31, 2005.

Under the mechanism to moderate the rate of accumulation of international reserves adopted on March 12, 2004 and that commenced on May 3, 2004, Banco de México announced on July 18, 2006, that the daily amount of dollars to be auctioned for the period from August 1, 2006 to October 31, 2006 would be U.S. $45 million. The total amount of dollars to be sold in a quarter will be sold through daily auctions, each for an amount equal to the total for the quarter divided by the number of business days in the quarter.

Direct Foreign Investment in Mexico

According to preliminary figures, net foreign investment in Mexico, as recorded in the balance of payments, totaled U.S. $14.5 billion during the first six months of 2006, and was composed of direct foreign investment totaling U.S. $8.7 billion and net foreign portfolio investment (including securities placed abroad) inflows totaling U.S. $5.8 billion.

Exchange Controls and Foreign Exchange Rates

The peso/U.S. dollar exchange rate announced by Banco de México on October 11, 2006 (to take effect on the second business day thereafter) was Ps. 11.0248= U.S. $1.00.

Public Finance

Revenues and Expenditures

According to preliminary figures, during the first eight months of 2006, the public sector overall balance registered a surplus of Ps. 112.6 billion, 29.6% higher in real terms than the surplus for the same period of 2005. The primary surplus, defined as total public sector revenues less expenditures other than interest payments on public debt, was Ps. 288.1 billion during the first eight months of 2006, 17.1% higher in real terms as compared to the Ps. 237.9 billion surplus registered for the same period of 2005.

Public Debt

Internal Public Debt

At August 31, 2006, according to preliminary figures, the net internal debt of the Mexican Government totaled Ps. 1,318.8 billion, as compared to the Ps. 1,183.3 billion outstanding at December 31, 2005. At August 31, 2006, according to preliminary figures, the gross internal debt of the Mexican Government totaled Ps. 1,533.0 billion, as compared to Ps. 1,242.2 billion at December 31, 2005.

External Public Debt

According to preliminary figures, outstanding gross external debt decreased by approximately U.S. $5.5 billion in the first eight months of 2006, from U.S. $58.4 billion at December 31, 2005, to U.S. $52.9 billion at August 31, 2006.

PEMEX PROJECT FUNDING MASTER TRUST

The Pemex Project Funding Master Trust was organized as a statutory trust under Delaware law pursuant to a Trust Agreement dated November 10, 1998, as amended (which we refer to as the Trust Agreement). The Bank of New York acts as managing trustee and The Bank of New York (Delaware) acts as Delaware trustee of the issuer. The Pemex Project Funding Master Trust’s purpose is, as set forth in the Trust Agreement, to administer certain financial resources earmarked for PIDIREGAS, which are described below.

Petróleos Mexicanos is the sole beneficiary of the Pemex Project Funding Master Trust and controls the Pemex Project Funding Master Trust in all of its activities. As set forth below, the Pemex Project Funding Master Trust is dependent on payments by the guarantors and subsidiary guarantors in respect of indebtedness incurred by the Pemex Project Funding Master Trust.

PIDIREGAS Projects

Under Mexico’s General Law of Public Debt, a PIDIREGAS must be a long-term productive infrastructure project which is:

•	related to an economic activity identified as a priority by the Mexican Government,

•	expected to generate funds sufficient to repay the financing incurred for the project, and

•	previously approved by the Mexican Government.

Petróleos Mexicanos or a subsidiary guarantor negotiates and enters into turn-key and other contracts for the construction of PIDIREGAS. PEMEX subsequently delegates to the Pemex Project Funding Master Trust the payment obligations under the related project contracts and transfers any funds obtained through related financing transactions. Accordingly, upon receipt by PEMEX of invoices under the project contracts, Petróleos Mexicanos instructs the Pemex Project Funding Master Trust to make payment to the appropriate contractors.

Financings for PIDIREGAS are either entered into by Petróleos Mexicanos and assigned to the Pemex Project Funding Master Trust or arranged by Petróleos Mexicanos and entered into directly by the Pemex Project Funding Master Trust, as is the case with the old securities and the new securities. In either case, funds obtained through these financings are transferred to The Bank of New York as managing trustee, whose decisions are, in turn, dictated by Petróleos Mexicanos. All payments under financings entered into by or assigned to the Pemex Project Funding Master Trust are unconditionally guaranteed by Petróleos Mexicanos. The subsidiary guarantors jointly and severally guarantee Petróleos Mexicanos’ payment obligations under its guaranties of these financings.

The Pemex Project Funding Master Trust has been consolidated with PEMEX and its subsidiary companies in the 2005 financial statements and in the interim financial information set forth under “Recent Developments” in this prospectus.

Assignment and Indemnity Agreement

Under an Assignment and Indemnity Agreement dated November 10, 1998, among Petróleos Mexicanos, The Bank of New York and the subsidiary guarantors, as amended, Petróleos Mexicanos and the subsidiary guarantors have assumed certain obligations of the Pemex Project Funding Master Trust with respect to the liabilities incurred or assumed by the Pemex Project Funding Master Trust in connection with PIDIREGAS. These obligations include:

•	the obligation of Petróleos Mexicanos to guarantee the repayment of the debt obligations undertaken by the Pemex Project Funding Master Trust to finance PIDIREGAS;

•	the obligation of Petróleos Mexicanos and the particular subsidiary guarantor that is sponsoring a PIDIREGAS to make payments to the issuer as may be necessary for the Pemex Project Funding Master Trust to fulfill its payment obligations in respect of any financing that the issuer has entered into in connection with the PIDIREGAS; and

•	the joint and several obligations of Petróleos Mexicanos and each of the subsidiary guarantors to indemnify the Pemex Project Funding Master Trust with respect to any liability incurred by the Pemex Project Funding Master Trust in connection with PIDIREGAS.

Liquidity and Capital Resources

Petróleos Mexicanos makes decisions to draw-down funds under PIDIREGAS-related financings on the basis of the short-term obligations of the issuer under PIDIREGAS construction contracts. The issuer invests any excess liquidity in short-term investments, including interest-bearing deposits at Banco de México and other foreign banks.

At December 31, 2005, cash and cash equivalents of the issuer totaled U.S. $5.0 billion, its total assets were U.S. $36.9 billion, its long-term indebtedness totaled U.S. $33.2 billion, its short-term indebtedness (including interest payable of U.S. $0.5 billion) totaled U.S. $2.5 billion and its other liabilities totaled U.S. $1.3 billion (including accounts payable to contractors of U.S. $1.0 billion and derivative instruments in a notional amount of U.S. $0.1 billion).

At June 30, 2006, cash and cash equivalents of the issuer totaled U.S. $2.2 billion, its total assets were U.S. $38.0 billion, its long-term indebtedness totaled U.S. $34.6 billion, its short-term indebtedness (including interest payable of U.S. $0.6 billion) totaled U.S. $2.7 billion and its other liabilities totaled U.S. $0.7 billion (including accounts payable to contractors of U.S. $0.6 billion), of which short-term liabilities totaled U.S. $0.1 billion.

The assets of the issuer consist primarily of the funds it receives through various PIDIREGAS financings incurred directly or indirectly by the issuer, earnings from the short-term investment of its excess liquidity and its rights to receive payment from Petróleos Mexicanos and the subsidiary guarantors.

Future amortization of the issuer’s outstanding indebtedness of U.S. $36.8 billion at June 30, 2006 is scheduled as follows:

Pemex Project Funding Master Trust

Indebtedness Amortization Schedule

Maturities

2006	2007		2008		2009		2010		Over 5 years
(in millions of U.S. dollars)
U.S. $1,112.3	U.S. $	2,762.0	U.S. $	3,893.2	U.S. $	4,495.0	U.S. $	4,530.5	U.S. $	19,976.6

SUBSIDIARY GUARANTORS

The subsidiary guarantors—Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals—are decentralized public entities of Mexico, which were created by the Mexican Congress on July 17, 1992 out of operations that had previously been directly managed by Petróleos Mexicanos. Each of the subsidiary guarantors is a legal entity empowered to own property and carry on business in its own name. The executive offices of each of the subsidiary guarantors are located at Avenida Marina Nacional No. 329, Colonia Huasteca, México, D.F. 11311, México.

The Organic Law allocates the operating functions of Petróleos Mexicanos among the subsidiary guarantors, each of which is a 100% owned subsidiary of Petróleos Mexicanos. The principal objectives of the subsidiary guarantors, as noted in Article 3 of the Organic Law, are as follows:

•	Pemex-Exploration and Production explores for and exploits crude oil and natural gas and transports, stores and markets these hydrocarbons;

•	Pemex-Refining refines petroleum products and derivatives that may be used as basic industrial raw materials and stores, transports, distributes and markets these products and derivatives; and

•	Pemex-Gas and Basic Petrochemicals processes natural gas, natural gas liquid and artificial gas derivatives and stores, transports, distributes and markets these hydrocarbons and derivatives that may be used as basic industrial raw materials.

For further information about the legal framework governing the subsidiary guarantors, see “Item 4—Information on the Company—Organizational Laws” in the Form 20-F. Copies of the Organic Law will be available at the specified offices of Deutsche Bank Trust Company Americas and the paying agent and transfer agent in Luxembourg.

The subsidiary guarantors have been consolidated with PEMEX in the 2005 financial statements included in the Form 20-F, in the unaudited condensed consolidated interim financial statements included in Annex A and in the interim financial information set forth under “Recent Developments” in this prospectus. See Note 21 to the 2005 financial statements for the condensed balanced sheets, statements of operations and statements of cash flow for the subsidiary guarantors that are utilized to produce the consolidated financial statements of PEMEX. None of the subsidiary guarantors publish their own financial statements.

The following is a brief description of each Subsidiary Guarantor.

Pemex-Exploration and Production

Pemex-Exploration and Production explores for and produces crude oil and natural gas, primarily in the northeastern and southeastern regions of Mexico and offshore in the Gulf of Mexico. In nominal peso terms, our capital investment in exploration and production activities decreased by 0.4% in 2005, but we continued to finance an array of programs to expand production capacity and efficiency. As a result of our investments in previous years, our total hydrocarbon production reached a level of approximately 4,395 thousand barrels of oil equivalent per day in 2005. Pemex-Exploration and Production’s crude oil production decreased by 1.5% from 2004 to 2005, averaging 3,333 thousand barrels per day in 2005. Pemex-Exploration and Production’s natural gas production (excluding natural gas liquids) increased by 5.4% from 2004 to 2005, averaging 4,818 million cubic feet per day in 2005. Exploration drilling activity decreased by 28.2%, from 103 exploratory wells in 2004 to 74 exploratory wells in 2005, including Niquel-1, Antiguo-8 and Caravana-1 in Burgos, Huace-1 in Veracruz, Pit-1 and Ichalkil-1 in Campeche Oriente, and Xanab-1 in Crudo Ligero Marino. Development drilling activity rose 7.1%, from 624 development wells in 2004 to 668 development wells in 2005. In 2005, we completed the drilling of 742 wells, the highest number of wells completed in one year in the last 45 years. Our drilling activity in 2005 was directed at increasing the production of non-associated gas in the Burgos, Veracruz and Macuspana regions.

Our offshore drilling efforts in 2005 led to significant discoveries of heavy, light and extra-light crude oil sources, particularly in the Marine region. Our current challenge with respect to these discoveries is the short-term development of these new resources.

Pemex-Refining

Pemex-Refining converts crude oil into gasoline, jet fuel, diesel, fuel oil, asphalts and lubricants. It also distributes and markets most of these products throughout Mexico, where it experiences a significant demand for its refined products. Pemex-Refining’s atmospheric distillation refining capacity remained constant at approximately 1,540 thousand barrels per day during 2005. In 2005, Pemex-Refining produced 1,338 thousand barrels per day of refined products, as compared to 1,361 thousand barrels per day of refined products in 2004. For further information about Pemex-Refining, see “Item 4—Information on the Company—Exploration and Production—Refining” in the Form 20-F.

Pemex-Gas and Basic Petrochemicals

Pemex-Gas and Basic Petrochemicals processes wet natural gas in order to obtain dry natural gas, liquefied petroleum gas and other natural gas liquids. Furthermore, it transports, distributes and sells natural gas and liquefied petroleum gas throughout Mexico and produces and sells several basic petrochemical feedstocks, which are used by Pemex-Refining or Pemex-Petrochemicals. In 2005, Pemex-Gas and Basic Petrochemicals’ total sour natural gas processing capacity remained constant at approximately 4,503 million cubic feet per day. Pemex-Gas and Basic Petrochemicals processed 3,153 million cubic feet per day of sour natural gas in 2005, a 5.9% decrease from the 3,349 million cubic feet per day of sour natural gas processed in 2004. It produced 436 thousand barrels per day of natural gas liquids in 2005, a 3.3% decrease from natural gas liquid production of 451 thousand barrels per day in 2004. It also produced 3,147 million cubic feet per day of dry gas in 2005, a 0.1% increase from the 3,144 million cubic feet per day produced in 2004. For further information about Pemex-Gas and Basic Petrochemicals, see “Item 4—Information on the Company—Gas and Basic Petrochemicals” in the Form 20-F.

For further information about the investment policies of the Subsidiary Guarantors, see “Item 4—Information on the Company—Capital Expenditures and Investment” in the Form 20-F.

THE EXCHANGE OFFERS

This is a summary of the exchange offers and the material provisions of the exchange and registration rights agreement that we entered into on February 2, 2006 with the initial purchasers of the 5.75% old notes and 6.625% old bonds issued on that day. This section may not contain all the information that you should consider regarding the exchange offers and the exchange and registration rights agreement before participating in the exchange offers. For more detail, you should refer to the registration rights agreement, which we have filed with the SEC as an exhibit to the registration statement. You can obtain a copy of this document by following the instructions under the heading “Where You Can Find More Information.”

Background and Purpose of the Exchange Offers

We sold the 5.75% old notes and 6.625% old bonds to their initial purchasers pursuant to terms agreements dated June 1, 2005 for the 5.75% old notes and 6.625% old bonds issued on June 8, 2005 and January 26, 2006 for the 5.75% old notes and 6.625% old bonds issued on February 2, 2006. The initial purchasers then resold the 5.75% old notes and the 6.625% old bonds to other purchasers in offshore transactions in reliance on Regulation S of the Securities Act and to qualified institutional buyers in reliance on Rule 144A under the Securities Act.

We also entered into a registration rights agreement with the initial purchasers of the 5.75% old notes and 6.625% old bonds issued on February 2, 2006. As long as we determine that applicable law permits us to make the exchange offers, the registration rights agreement requires that we use our best efforts to:

Action	Date Required
1. File a registration statement for a registered exchange offer relating to an issue of new securities with terms substantially similar to the old securities	September 30, 2006
2. Cause the registration statement to be declared effective by the SEC and promptly begin the exchange offer after the registration statement is declared effective	September 30, 2006
3. Issue the new securities in exchange for all old securities tendered in the exchange offer	November 4, 2006

The exchange offers described in this prospectus will satisfy our obligations under the registration rights agreement relating to the 5.75% old notes and 6.625% old bonds issued on February 2, 2006.

We also entered into a registration rights agreement with the initial purchasers of the 5.75% old notes and the 6.625% old bonds that we issued on June 8, 2005. We complied with our obligations under that registration rights agreement through the exchange offers that we commenced in January 2006 and completed in February 2006. We are voluntarily including in our current exchange offers the outstanding 5.75% old notes and 6.625% old bonds issued in June 2005 that were not exchanged in our previous exchange offers, so that holders may exchange those old securities for new securities.

General Terms of the Exchange Offers

We are offering, upon the terms and subject to the conditions set forth in this prospectus, to exchange the old securities for new securities as follows:

New Securities Series	Corresponding Old Securities Series
5.75% new notes	5.75% old notes
6.625% new bonds	6.625% old bonds

As of the date of this prospectus, the following amounts of each series of old securities are outstanding:

•	U.S. $759,254,000 aggregate principal amount of 5.75% old notes, and

•	U.S. $751,995,000 aggregate principal amount of 6.625% old bonds.

Upon the terms and subject to the conditions set forth in this prospectus we will accept for exchange all old securities that are validly tendered and not withdrawn before Midnight, New York City time, on the expiration date. We will issue new securities in exchange for an equal principal amount of outstanding old securities accepted in the exchange offers. Holders may tender their 5.75% old notes and 6.625% old bonds only in a principal amount of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof. Subject to these requirements, you may tender less than the aggregate principal amount of any series of old securities you hold, as long as you appropriately indicate this fact in your acceptance of the exchange offers.

We are sending this prospectus to all holders of record of the old securities as of November     , 2006. However, we have chosen this date solely for administrative purposes, and there is no fixed record date for determining which holders of old securities are entitled to participate in the exchange offers. Only holders of old securities, their legal representatives or their attorneys-in-fact may participate in the exchange offers.

The exchange offers are not conditioned upon any minimum principal amount of old securities being tendered for exchange. However, our obligation to accept old securities for exchange is subject to certain conditions as set forth below under “—Conditions to the Exchange Offers.”

Any holder of old securities that is an “affiliate” of the Pemex Project Funding Master Trust or an “affiliate” of any of the guarantor or the subsidiary guarantors may not participate in the exchange offers. We use the term “affiliate” as defined in Rule 405 of the Securities Act. We believe that, as of the date of this prospectus, no such holder is an “affiliate” as defined in Rule 405.

We will have formally accepted validly tendered old securities when we give written notice of our acceptance to the exchange agent. The exchange agent will act as our agent for the purpose of receiving old securities from holders and delivering new securities to them in exchange.

The new securities issued pursuant to the exchange offers will be delivered as promptly as practicable following the expiration date. If we do not extend the expiration date, then we would expect to deliver the new securities on or about December     , 2006.

Resale of New Securities

Based on interpretations by the staff of the SEC set forth in no-action letters issued to other issuers, we believe that you may offer for resale, resell or otherwise transfer the new securities issued in the exchange offers without compliance with the registration and prospectus delivery provisions of the Securities Act. However, this right to freely offer, resell and transfer exists only if:

•	you are not a broker-dealer who purchased the old securities directly from us for resale pursuant to Rule 144A under the Securities Act or any other available exemption under the Securities Act;

•	you are not an “affiliate” of ours or any of the guarantor or the subsidiary guarantors, as that term is defined in Rule 405 of the Securities Act; and

•	you are acquiring the new securities in the ordinary course of your business, you are not participating in, and do not intend to participate in, a distribution of the new securities and you have no arrangement or understanding with any person to participate in a distribution of the new securities.

If you acquire new securities in the exchange offers for the purpose of distributing or participating in a distribution of the new securities or you have any arrangement or understanding with respect to the distribution of the new securities, you may not rely on the position of the staff of the SEC enunciated in the no-action letters Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available April 13, 1988), or interpreted in the SEC interpretative letter to Shearman & Sterling (available July 2, 1993), or similar no-action or interpretative letters, and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

Each broker-dealer participating in the exchange offers must deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the new securities received in exchange for old securities that were acquired as a result of market-making activities or other trading activities. By acknowledging this obligation and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with resales of new securities received in exchange for old securities where the broker-dealer acquired the old securities as a result of market-making activities or other trading activities. We have agreed to make this prospectus available to any broker-dealer for up to 180 days after the registration statement is declared effective (subject to extension under certain circumstances) for use in connection with any such resale. See “Plan of Distribution.”

Expiration Date; Extensions; Amendments

The exchange offers will expire on December     , 2006, at Midnight, New York City time, unless we extend the exchange offers. If we extend them, the exchange offers will expire on the latest date and time to which they are extended.

If we elect to extend the expiration date, we will notify the exchange agent of the extension by written notice and will make a public announcement regarding the extension prior to 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date.

We reserve the right, in our sole discretion, to:

•	delay accepting any old securities tendered,

•	extend the exchange offers, and

•	amend the terms of the exchange offers in any manner.

If we amend the terms of the exchange offers, we will promptly disclose the amendments in a new prospectus that we will distribute to the registered holders of the old securities. The term “registered holder” as used in this prospectus with respect to the old securities means any person in whose name the old securities are registered on the books of the trustee.

If the exchange offers are extended, we will notify the Luxembourg Stock Exchange of the new expiration date.

Holders’ Deemed Representations, Warranties and Undertakings

By tendering your old securities pursuant to the terms of the exchange offers, you are deemed to make certain acknowledgments, representations, warranties, and undertakings to the issuer, the exchange agent and the Luxembourg exchange agent, including that, as of the time of your tender and on the settlement date:

1.	you have received and reviewed this prospectus;

2.	any new securities you receive in exchange for old securities tendered by you in the exchange offers will be acquired in the ordinary course of business by you;

3.	you own, or have confirmed that the party on whose behalf you are acting owns, the old securities being offered, and have the full power and authority to offer for exchange the old securities offered by you, and that if the same are accepted for exchange by the issuer pursuant to the exchange offers, the issuer will acquire good and marketable title thereto on the settlement date, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

4.	if you or any such other holder of old securities is not a broker-dealer, neither you nor such other person is engaged in, or intends to engage in, a distribution of the new securities;

5.	neither you nor any person who will receive the new securities has any arrangement or understanding with any person to participate in a distribution of the new securities;

6.	you are not an “affiliate” of ours or any of the guarantor or the subsidiary guarantors, as that term is defined in Rule 405 of the Securities Act;

7.	if you or any such other holder of old securities is a broker-dealer, you will receive new securities for your own account in exchange for old securities that were acquired by you as a result of market-making activities or other trading activities and acknowledge that you will deliver a prospectus in connection with any resale of such new securities. However, by so acknowledging and by delivering a prospectus, you or such other person will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act;

8.	the exchange offers are being made in reliance upon existing interpretations by the staff of the Securities and Exchange Commission set forth in interpretive letters issued to parties unrelated to the issuer that the new securities issued in exchange for the old securities pursuant to the exchange offers may be offered for sale, resold and otherwise transferred by holders thereof (other than any such holder that is an “affiliate” of the issuer, Petróleos Mexicanos or a subsidiary guarantor within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such new securities are acquired in the ordinary course of such holder’s business an such holder has no arrangement or understanding with any person to participate in the distribution of such new securities;

9.	you acknowledge that your exchange offer constitutes an irrevocable offer to exchange the old securities specified therein for new securities, on the terms and subject to the conditions of the exchange offers (and subject to the issuer’s right to terminate or amend the exchange offers and to your right to withdraw your acceptance prior to 5:00 P.M, New York City time, on December , 2006, in either case in the manner specified in this prospectus);

10.	all questions as to the form of all documents and the validity (including time of receipt) and acceptance of tenders will be determined by the issuer, in its sole discretion, which determination shall be final and binding;

11.	you will, upon request, execute and deliver any additional documents deemed by the exchange agent, the Luxembourg exchange agent or the issuer to be necessary or desirable to complete such exchange;

12.	(a) if your old securities are held through an account at DTC, you have (1) delivered your old securities by book-entry transfer to the account maintained by the exchange agent at the book-entry transfer facility maintained by DTC and (2) you have transmitted your acceptance of the exchange offers to DTC electronically through DTC’s ATOP system in accordance with DTC’s normal procedures; or (b) if your old securities are held through an account at Euroclear or Clearstream Banking, Luxembourg, société anonyme (“Clearstream, Luxembourg”), you have delivered or caused to be delivered instructions to Euroclear or Clearstream, Luxembourg, as the case may be, in accordance with their normal procedures, to take the steps referred to in clause (a) above with respect to your old securities; and

13.	you authorize the exchange agent, DTC, Euroclear and/or Clearstream, Luxembourg, as the case may be, to take those actions specified in this prospectus with respect to the old securities that are the subject of the exchange offers.

Procedures for Tendering Old Securities

Old securities can only be tendered by a financial institution that is a participant in the book-entry transfer system of DTC.

If you are a DTC participant and you wish to tender your old securities in the exchange offers, you must:

1.	transmit your old securities by book-entry transfer to the account maintained by the exchange agent at the book-entry transfer facility system maintained by DTC before Midnight, New York City time, on the expiration date; and

2.	acknowledge and agree to be bound by the terms set forth under “—Holders’ Deemed Representations, Warranties and Undertakings” through the electronic transmission of an agent’s message via DTC’s ATOP system.

The term “agent’s message” means a computer-generated message that DTC’s book-entry transfer facility has transmitted to the exchange agent and that the exchange agent has received. The agent’s message forms part of a book-entry transfer confirmation, which states that DTC has received an express acknowledgment from you as the participating holder tendering old securities. We may enforce this agreement against you.

If you are not a direct participant in DTC and hold your old securities through a DTC participant or the facilities of Euroclear or Clearstream, Luxembourg, you must submit in accordance with the procedures of the DTC participant, Euroclear or Clearstream, Luxembourg computerized instructions to the DTC participant, Euroclear or Clearstream, Luxembourg to transfer your old securities to the exchange agent’s account at DTC and make, on your behalf, the acknowledgments and agreements set forth under “—Holders’ Deemed Representations, Warranties and Undertakings” through the electronic submission of an agent’s message via DTC’s ATOP system.

You must be sure to take these steps sufficiently in advance of the expiration date to allow enough time for the DTC participant, Euroclear or Clearstream, Luxembourg to arrange for the timely electronic delivery of your old securities and submission of an agent’s message through DTC’s ATOP system.

Delivery of instructions to Euroclear or Clearstream, Luxembourg does not constitute delivery to the exchange agent through DTC’s ATOP system. You may not send any old securities or other documents to us.

In the unlikely event that your old securities are issued in definitive certificated form, you may tender your certificated securities by delivering them duly endorsed, together with a duly executed document containing your express acknowledgment and agreement to the matters set forth under “—Holders’ Deemed Representations, Warranties and Undertakings,” by hand or overnight courier, to the exchange agent at its address set forth under “—Exchange Agent” or to the exchange agent in Luxembourg at:

Deutsche Bank Luxembourg S.A.

2 Boulevard Konrad Adenauer

L-1115 Luxembourg

Ref: Coupon Paying Dept.

Phone: (352) 42122-641

Fax: (352) 42122-449

on or before Midnight, New York City time, on the expiration date.

If you are a beneficial owner whose old securities are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender old securities in the exchange offers, you should contact the registered holder promptly and instruct the registered holder to tender on your behalf.

Your tender of old securities and our acceptance of them as part of the exchange offers will constitute an agreement between you and the Pemex Project Funding Master Trust under which both of us accept the terms and conditions contained in this prospectus.

We will determine in our sole discretion all questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of old securities tendered for exchange, and our determinations will be final and binding. We reserve the absolute right to reject any and all old securities that are not properly tendered or any old securities which we cannot, in our opinion or that of our counsel, lawfully accept. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offers as to particular old securities or particular holders of old securities either before or after the expiration date.

Our interpretation of the terms and conditions of the exchange offers will be final and binding on all parties. Unless we waive them, any defects or irregularities in connection with tenders of old securities for exchange must be cured within a period of time that we will determine. While we will use reasonable efforts to notify holders of defects or irregularities with respect to tenders of old securities for exchange, we will not incur any liability for failure to give notification. We will not consider old securities to have been tendered until any defects or irregularities have been cured or waived.

Acceptance of Old Securities for Exchange; Delivery of New Securities

After all the conditions to the exchange offers have been satisfied or waived, we will accept any and all old securities that are properly tendered before Midnight, New York City time, on the expiration date. We will deliver the new securities that we issue in the exchange offers as promptly as practicable after the expiration date. For purposes of the exchange offers, we will have formally accepted validly tendered old securities when we give written notice of acceptance to the exchange agent.

We will issue new securities in exchange for old securities only after the exchange agent’s timely receipt of:

•	a confirmation of a book-entry transfer of the old securities into the exchange agent’s DTC account; and

•	an agent’s message transmitted through DTC’s ATOP system in which the tendering holder acknowledges and agrees to be bound by the terms set forth under “—Holders’ Deemed Representations, Warranties and Undertakings.”

However, we reserve the absolute right to waive any defects or irregularities in any tenders of old securities for exchange. If we do not accept any tendered old securities for any reason, they will be returned, without expense to the tendering holder, as promptly as practicable after the expiration or termination of the exchange offers.

Withdrawal of Tenders

Unless we have already accepted the old securities under the exchange offers, you may withdraw your tendered old securities at any time before Midnight, New York City time, on the scheduled expiration date. We may extend the expiration date without extending withdrawal rights.

For a withdrawal to be effective, the exchange agent must receive a written notice through the electronic submission of an agent’s message through, and in accordance with, the withdrawal procedures applicable to DTC’s ATOP system, before we have accepted the old securities for exchange and before Midnight, New York City time, on the scheduled expiration date. Notices of withdrawal must:

1.	specify the name of the person who deposited the old securities to be withdrawn,

2.	identify the series of old securities to be withdrawn, including the principal amount of such old securities, and

3.	be signed electronically by the holder in the same manner as the original signature by which the holder tendered the old securities.

We will determine in our sole discretion all questions relating to the validity, form, eligibility and time of receipt of withdrawal notices. We will consider old securities that are properly withdrawn as not validly tendered for exchange for purposes of the exchange offers. Any old securities that are tendered for exchange but are withdrawn will be returned to their holder, without cost, as soon as practicable after their valid withdrawal. You may retender any old securities that have been properly withdrawn at any time on or before the expiration date by following the procedures described under “—Procedures for Tendering Old Securities” above.

If you are not a direct participant in DTC, you must, in accordance with the rules of the DTC participant who holds your securities, arrange for a direct participant in DTC to submit your written notice of withdrawal to DTC electronically.

Conditions to the Exchange Offers

Notwithstanding any other terms of the exchange offers or any extension of the exchange offers, there are some circumstances in which we are not required to accept old securities for exchange or issue new securities in exchange for them. In these circumstances, we may terminate or amend the exchange offers as described above before accepting old securities. We may take these steps if:

•	we determine that we are not permitted to effect the exchange offers because of any change in law or applicable interpretations by the SEC;

•	a stop order is in effect or has been threatened with respect to the exchange offers or the qualification of the indenture under the Trust Indenture Act of 1939, as amended; provided that we use our best efforts to prevent the stop order from being issued, or if it has been issued, to have it withdrawn as promptly as practicable; or

•	we determine in our reasonable judgment that our ability to proceed with the exchange offers may be materially impaired because of changes in the SEC staff’s interpretations.

If we determine, in good faith, that any of the foregoing conditions are not satisfied, we have the right to:

•	refuse to accept any old securities and return all tendered securities to the tendering holders,

•	extend the exchange offers and retain all old securities that were tendered prior to the expiration date, unless the holders exercise their right to withdraw them (see “—Withdrawal of Tenders”), or

•	waive the unsatisfied conditions of the exchange offers and accept all validly tendered old securities that have not been withdrawn. If a waiver of this type constitutes a material change to the exchange offers, we will promptly disclose the waiver in a supplement to this prospectus that will be distributed to the registered holders. We may also extend the exchange offers for a period of time, depending on the waiver’s significance and the manner in which it was disclosed to the registered holders, if the exchange offers would otherwise expire during that period.

Consequences of Failure to Exchange

You will not be able to exchange old securities for new securities under the exchange offers if you do not tender your old securities by the expiration date. After the exchange offers expire, holders may not offer or sell their untendered old securities in the United States except in accordance with an applicable exemption from the registration requirements of the Securities Act. However, subject to some conditions, we have an obligation to file a shelf registration statement covering resales of untendered old securities, as discussed below under “—Shelf Registration Statement.”

The Exchange Agent; Luxembourg Listing Agent

Deutsche Bank Trust Company Americas is the exchange agent. All tendered old securities and other related documents should be directed to the exchange agent, by book-entry transfer as detailed under “—Procedures for Tendering Old Securities.” You should address questions, requests for assistance and requests for additional copies of this prospectus and other related documents to the exchange agent as follows:

DB Services Tennessee, Inc.

Trust & Security Services

Reorganization Unit

648 Grassmere Park Road

Nashville, Tennessee 37211

Phone: (800) 735-7777

or

Deutsche Bank Luxembourg S.A.

2 Boulevard Konrad Adenauer

L-1115 Luxembourg

Ref: Coupon Paying Dept.

Phone: (352) 42122-641

Fax: (352) 42122-449

You may also obtain additional copies of this prospectus from our Luxembourg listing agent at the following address:

Kredietbank S.A., Luxembourgeoise

43 Boulevard Royal

L-2955 Luxembourg

Fees and Expenses

We will pay all expenses related to our performance of the exchange offers, including:

•	all SEC registration and filing fees and expenses,

•	all costs related to compliance with federal securities and state “blue sky” laws,

•	all printing expenses,

•	all fees and disbursements of our attorneys, and

•	all fees and disbursements of our independent certified public accountants.

The initial purchasers have agreed to reimburse us for some of these expenses.

We will not make any payments to brokers, dealers or other persons soliciting acceptances of the exchange offers. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with the exchange offers.

Transfer Taxes

We will pay all transfer taxes incurred by you as a holder tendering your old securities for exchange under the exchange offers. However, you will be responsible for paying any applicable transfer taxes on those transactions if:

•	you instruct us to register the new securities in someone else’s name, or

•	you request that we return untendered or withdrawn old securities or old securities not accepted in the exchange offers to someone else.

Shelf Registration Statement

Under the registration rights agreement that we entered into with the initial purchasers of the 5.75% old notes and 6.625% old bonds issued on February 2, 2006, we are obligated in some situations to file a shelf registration statement under the Securities Act covering holders’ resales of those old securities. We have agreed to use our best efforts to cause a shelf registration statement to become effective if:

1.	we cannot file the exchange offers registration statement or issue the new securities because the exchange offers are no longer permitted by applicable law or applicable sec policy;

2.	for any other reason, we fail to complete the exchange offers within the time period set forth in the registration rights agreement; or

3.	any holder of old securities issued on February 2, 2006 notifies us less than 20 days after the exchange offers are completed that:

•	a change in applicable law or SEC policy prevents it from reselling the new securities to the public without delivering a prospectus, and this prospectus is not appropriate or available for such resales;

•	it is an initial purchaser and owns old securities purchased directly from us or an affiliate of ours; or

•	the holders of a majority of the relevant series of old securities issued on February 2, 2006 are not allowed to resell to the public the new securities acquired in the exchange offers without restriction under the Securities Act or applicable “blue sky” or state securities laws.

If we are obligated to file a shelf registration statement, we will at our own expense use our best efforts to file it within 30 days after the filing obligation arises (but in no event before August 1 or after September 30 of any calendar year).

We will use our best efforts to have the SEC declare the shelf registration statement effective within 60 days after we are required to file the shelf registration statement, and to keep the shelf registration statement effective and to amend and supplement the prospectus contained in it to permit any holder of securities covered by it to deliver that prospectus for use in connection with any resale until the earlier of two years after the issue date of the old securities (or a shorter period under certain circumstances) or such time as all of the securities covered by the shelf registration statement have been sold. Nonetheless, we will not be required to cause the shelf registration statement to be declared effective by the SEC or keep it effective, supplemented or amended during any period prior to August 1 or after September 30 of any calendar year.

In the event that a shelf registration statement is filed, we will provide each holder of old securities that cannot be transferred freely with copies of the prospectus that is part of the shelf registration statement, notify each holder when the shelf registration statement has become effective and take certain other actions that are required to permit unrestricted resales of the new securities. A holder that sells old securities pursuant to the shelf registration statement will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with its sales and, if it holds old securities issued on February 2, 2006, will be bound by the provisions of the registration rights agreement that are applicable to that holder (including certain indemnification rights and obligations).

In order to be eligible to sell its securities pursuant to the shelf registration statement, a holder must comply with our request for information about the holder which we may, as required by the SEC, include in the shelf registration statement within 15 days after receiving our request.

Additional Interest

Under the registration rights agreement that we entered into in February 2006, we must pay additional interest as liquidated damages to holders of old securities of the relevant series (except for the old securities issued in June 2005) in the event of any of the following registration defaults:

1.	we do not file the registration statement or shelf registration statement in lieu thereof, on or before September 30, 2006;

2.	the registration statement or shelf registration statement in lieu thereof is not declared effective by the SEC on or before September 30, 2006;

3.	we fail to consummate the exchange offers by November 4, 2006;

4.	a shelf registration statement required to be filed pursuant to the registration rights agreement is not filed on or before the date specified for its filing;

5.	a shelf registration statement otherwise required to be filed is not declared effective on or before the date specified in the registration rights agreement; or

6.	the shelf registration statement is declared effective but subsequently, subject to certain limited exceptions, ceases to be effective at any time that we and the guarantors are obligated to maintain its effectiveness.

After a registration default occurs, we will increase the interest rate on the old securities of the affected series (or in the case of a default under clause 4, 5 or 6 above, the interest rate on the old securities of the affected series to which the default relates) by 0.25% per year over the rate stated on the face of the securities for each 90-day period during which the registration default continues, up to a maximum increase of 1.00% over the original rate. We call this increase in the interest rate “additional interest.” Our obligation to pay additional interest will cease once we have cured the registration defaults and the applicable interest rate on each of these series of securities will revert to the original rate.

The holders of old securities issued in June 2005 are not entitled to additional interest, because we have already complied with our obligation to conduct an exchange offer for those old securities.

DESCRIPTION OF THE NEW SECURITIES

General

This is a summary of the material terms of the new securities and the indenture dated December 30, 2004 among the Pemex Project Funding Master Trust, Petróleos Mexicanos and the trustee. Because this is a summary, it does not contain the complete terms of the new securities and the indenture, and may not contain all the information that you should consider before investing in the new securities. A copy of the indenture has been filed as an exhibit to the registration statement, which includes this prospectus. We urge you to closely examine and review the indenture itself. See “Where You Can Find More Information” for information on how to obtain a copy. You may also inspect a copy of the indenture at the corporate trust office of the trustee, which is currently located at:

Deutsche Bank Trust Company Americas

c/o Deutsche Bank National Trust Company

25 DeForest Avenue

2nd Floor

Mail Stop: SUM01-0105

Summit, NJ 07901

Phone: (908) 608-3125

Fax: (732) 578-4635

and at the office of the Luxembourg paying and transfer agent and exchange agent in Luxembourg, which is located at:

Deutsche Bank Luxembourg S.A.

2 Boulevard Konrad Adenauer

L-1115 Luxembourg

Ref: Coupon Paying Dept.

Phone: (352) 42122-641

Fax: (352) 42122-449

We will issue the new securities under the indenture. The form and terms of the new securities of each series will be identical in all material respects to the form and terms of the old securities of the corresponding series, except that:

•	we will register the new securities under the Securities Act and therefore they will not bear legends restricting their transfer;

•	holders of the new securities will not receive some of the benefits of the registration rights agreement; and

•	we will not issue the new securities our medium-term note program.

The 5.75% new notes we are offering and the 5.75% old notes we previously sold will collectively be a single series for all purposes under the indenture. The 6.625% new bonds we are offering and the 6.625% old bonds we previously sold will collectively be a single series for all purposes under the indenture.

We will issue the new securities only in fully registered form, without coupons and in denominations of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof.

The new securities will mature on:

•	December 15, 2015, in the case of the 5.75% new notes; and

•	June 15, 2035, in the case of the 6.625% new bonds.

The 5.75% new notes will accrue interest at 5.75% per year, accruing from June 15, 2006, the last date on which we paid interest on the 5.75% old notes you exchange. We will pay interest on the 5.75% new notes on June 15 and December 15 of each year.

The 6.625% new bonds will accrue interest at 6.625% per year, accruing from June 15, 2006, the last date on which we paid interest on the 6.625% old bonds you exchange. We will pay interest on the 6.625% new bonds on June 15 and December 15 of each year.

Interest on the new securities will accrue from the last date on which interest on the corresponding series of old securities was paid. We will compute the amount of each interest payment on the basis of a 360-day year consisting of twelve 30-day months.

Consolidation with other Securities

The 5.75% new notes will be consolidated to form a single series with, and will be fully fungible with, the U.S. $990,746,000 principal amount of our outstanding 5.75% Guaranteed Notes due 2015, which we issued in February 2006 upon the consummation of the exchange offers that we commenced in January 2006.

The 6.625% new bonds will be consolidated to form a single series with, and be fully fungible with, U.S. $498,005,000 principal amount of our outstanding 6.625% Guaranteed Bonds due 2035, which we issued in February 2006 upon the consummation of the exchange offers that we commenced in January 2006.

Principal and Interest Payments

We will make payments of principal of and interest on the new securities represented by a global security by wire transfer of U.S. dollars to DTC or to its nominee as the registered owner of the new securities, which will receive the funds for distribution to the holders. We expect that the holders will be paid in accordance with the procedures of DTC and its participants. Neither we nor the trustee or any paying agent shall have any responsibility or liability for any of the records of, or payments made by, DTC or its nominee.

If the new securities are represented by definitive securities, we will make interest and principal payments to you, as a holder, by wire transfer if:

•	you own at least U.S. $10,000,000 aggregate principal amount of new securities; and

•	not less than 15 days before the payment date, you notify the trustee of your election to receive payment by wire transfer and provide it with your bank account information and wire transfer instructions;

or if:

•	we are making the payments at maturity; and

•	you surrender the new securities at the corporate trust office of the trustee or at the offices of the other paying agents that we appoint pursuant to the indenture.

If we do not pay interest by wire transfer for any reason, we will, subject to applicable laws and regulations, mail a check to you on or before the due date for the payment at your address as it appears on the register maintained by the trustee on the applicable record date.

We will pay interest payable on the new securities, other than at maturity, to the registered holders at the close of business on the 15th day (whether or not a business day) (a “regular record date”) before the due date for the payment. Should we not make punctual interest payments, such payments will no longer be payable to the holders of the new securities on the regular record date. Under such circumstances, we may either:

•	pay interest to the persons in whose name the new securities are registered at the close of business on a special record date for the payment of defaulted interest. The trustee will fix the special record date and will provide notice of that date to the holders of the new securities not less than ten days before the special record date; or

•	pay interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the new securities are then listed.

Interest payable at maturity will be payable to the person to whom principal of the new securities is payable.

If any money that the issuer, the guarantor or a subsidiary guarantor pays to the trustee for principal or interest is not claimed at the end of two years after the payment was due and payable, the trustee will repay that amount to the issuer upon its written request. After that repayment, the trustee will not have any further liability with respect to the payment. However, the issuer’s obligation to pay the principal of and interest on the new securities, and the obligations of the guarantor and the subsidiary guarantors on their respective guaranties and subsidiary guaranties with respect to that payment, will not be affected by that repayment. Unless otherwise provided by applicable law, your right to receive payment of principal of any new security (whether at maturity or otherwise) or interest will become void at the end of five years after the due date for that payment.

If the due date for the payment of principal, interest or additional amounts with respect to any new security falls on a Saturday or Sunday or another day on which the banks in New York are authorized to be closed, then holders will have to wait until the next business day to receive payment. You will not be entitled to any extra interest or payment as a result of that delay.

Paying and Transfer Agents

We will pay principal of the new securities, and holders of the new securities may present them for registration of transfer or exchange, at:

•	the corporate trust office of the trustee,

•	the office of the Luxembourg paying and transfer agent, or

•	the office of any other paying agent or transfer agent that we appoint.

With certain limitations that are detailed in the indenture, we may, at any time, change or end the appointment of any paying agent or transfer agent with or without cause. We may also appoint another, or additional, paying agent or transfer agent, as well as approve any change in the specified offices through which those agents act. In any event, however:

•	at all times we must maintain a paying agent, transfer agent and registrar in New York, New York, and

•	if and for as long as the new securities are traded on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, and if the rules of that stock exchange require, we must have a paying agent and a transfer agent in Luxembourg.

We have initially appointed the trustee at its corporate trust office as principal paying agent, transfer agent, authenticating agent and registrar for all of the new securities. The trustee will keep a register in which we will provide for the registration of transfers of the new securities.

We will give you notice of any of these terminations or appointments or changes in the offices of the agents in accordance with “—Notices” below.

Guaranties

Guaranty. Pursuant to the indenture, Petróleos Mexicanos has unconditionally guaranteed the due and punctual payment of all amounts payable by the issuer in respect of the securities, as and when the same shall become due and payable, whether at maturity, by declaration of acceleration or otherwise.

Subsidiary Guaranties. In a guaranty agreement dated July 29, 1996, which we refer to as the subsidiary guaranty agreement, among Petróleos Mexicanos and the subsidiary guarantors, each of the subsidiary guarantors will be jointly and severally liable with Petróleos Mexicanos for all payment obligations of Petróleos Mexicanos under international financing agreements entered into by Petróleos Mexicanos. This liability extends only to those payment obligations that Petróleos Mexicanos designates as being entitled to the benefit of the subsidiary guaranty agreement in a certificate of designation.

Petróleos Mexicanos has designated both the indenture and the new securities as benefiting from the guaranty agreement in certificates of designation, dated February 11, 2005, June 8, 2005 and February 2, 2006. Accordingly, each of the subsidiary guarantors will be unconditionally liable for Petróleos Mexicanos’ obligations under its guaranty of all amounts payable by the issuer in respect of the new securities as and when they become due and payable.

Under the terms of the subsidiary guaranty agreement, each of the subsidiary guarantors will be jointly and severally liable for the full amount of each payment under the guaranty by the guarantor. Although the issuer, the guarantor and the subsidiary guarantors may terminate the guaranty agreement in the future, the guaranties of the subsidiary guarantors on all obligations designated before termination will remain in effect until all amounts payable with respect to such obligations have been paid in full. These designated amounts will include the entire principal of and interest on the new securities.

Any amendment to the subsidiary guaranty agreement that would affect the rights of any party to, or beneficiary of, the indenture and the new securities will be valid only with the consent of the same parties, or percentage of holders, as is required to amend the indenture or the new securities.

Ranking of New Securities and Guaranties

The new securities will be direct, unsecured and unsubordinated public external indebtedness of the issuer. All of the new securities will be equal in the right of payment with each other.

The payment obligations of the Pemex Project Funding Master Trust under the new securities will rank equally with all of its other present and future unsecured and unsubordinated public external indebtedness for borrowed money. The guaranty of the new securities by Petróleos Mexicanos and the guaranties by the subsidiary guarantors of Petróleos Mexicanos’ payment obligations under its guaranty will be direct, unsecured and unsubordinated public external indebtedness of the guarantor and the subsidiary guarantors and will rank equal in the right of payment with each other and with all other present and future unsecured and unsubordinated public external indebtedness for borrowed money of Petróleos Mexicanos and the subsidiary guarantors, respectively.

The new securities are not obligations of, or guaranteed by, Mexico.

Additional Amounts

When the issuer, the guarantor or the subsidiary guarantors make a payment on the new securities or its respective guaranty, we may be required to deduct or withhold present or future taxes, assessments or other governmental charges imposed by Mexico or a political subdivision or taxing authority of or in Mexico (we call these Mexican withholding taxes). If this happens, the issuer, the guarantor or the subsidiary guarantors will pay the holders of the new securities additional amounts as may be necessary to insure that every net payment made by the issuer, the guarantor or the subsidiary guarantors, after deduction or withholding for Mexican withholding taxes, will not be less than the amount actually due and payable on the new securities. However, this obligation to pay additional amounts will not apply to:

1.	any Mexican withholding taxes which would not have been imposed or levied on a holder of new securities were there not some past or present connection between the holder and Mexico or any of its political subdivisions, territories, possessions or areas subject to its jurisdiction, including, but not limited to, that holder:

•	being or having been a citizen or resident of Mexico,

•	maintaining or having maintained an office, permanent establishment, or a branch in Mexico,

•	being or having been present or engaged in trade or business in Mexico, except for a connection arising solely from the ownership of, or the receipt of payment under, the new securities; or

2.	any estate, inheritance, gift, sales, transfer, personal property or similar tax, assessment or other governmental charge;

3.	any Mexican withholding taxes that are imposed or levied because the holder failed to comply with any certification, identification, information, documentation, declaration or other reporting requirement that is imposed or required by a statute, treaty, regulation, general rule or administrative practice as a precondition to exemption from, or reduction in the rate of, the imposition, withholding or deduction of any Mexican withholding taxes, but only if we have given written notice to the trustee with respect to these reporting requirements at least 60 days before:

•	the first payment date to which this paragraph (3) applies; and

•	in the event the requirements change, the first payment date after a change in the reporting requirements to which this paragraph (3) applies;

4.	any Mexican withholding taxes imposed at a rate greater than 4.9%, if a holder has failed to provide, on a timely basis at our reasonable request, any information or documentation (not included in paragraph (3) above) concerning the holder’s eligibility, if any, for benefits under an income tax treaty that Mexico is a party to that is necessary to determine the appropriate deduction or withholding rate of Mexican withholding taxes under that treaty;

5.	any Mexican withholding taxes that would not have been imposed if the holder had presented its new security for payment within 15 days after the date when the payment became due and payable or the date payment was provided for, whichever is later;

6.	any payment to a holder who is a fiduciary, partnership or someone other than the sole beneficial owner of the payment, to the extent that the beneficiary or settlor with respect to the fiduciary, a member of the partnership or the beneficial owner of the payment would not have been entitled to the payment of the additional amounts had the beneficiary, settlor, member or beneficial owner actually been the holder of the new security; or

7.	any withholding tax or deduction imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other European Union directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income, or any law implementing or complying with, or introduced in order to conform to, such a directive or presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant new security to another paying and transfer agent in a member state of the European Union.

All references in this prospectus to principal of and interest on new securities, unless the context otherwise requires, mean and include all additional amounts, if any, payable on the new securities.

Paragraphs (3) and (4) above will not apply if the reporting requirements described in those paragraphs would be materially more onerous, in form, procedure or the substance of the information disclosed, to the holder or beneficial owner of the new securities, than comparable information or other applicable reporting requirements under United States federal income tax law (including the United States-Mexico income tax treaty), enacted or proposed regulations and administrative practice. When looking at the comparable burdens, we will take into account the relevant differences between United States and Mexican law, regulations and administrative practice.

In addition, paragraphs (3) and (4) will not apply if Article 195, Section II, paragraph a), of the Mexican Income Tax Law, or a substantially similar future rule, is in effect, unless:

•	the reporting requirements in paragraphs (3) and (4) are expressly required by statute, regulation, general rules or administrative practice in order to apply Article 195, Section II, paragraph (a) or a substantially similar future rule, and we cannot get the necessary information or satisfy any other reporting requirements on our own through reasonable diligence and we would otherwise meet the requirements to apply Article 195, Section II, paragraph a) or a substantially similar future rule; or

•	in the case of a holder or beneficial owner of a new security that is a pension fund or other tax-exempt organization, if that entity would be subject to a lesser Mexican withholding tax than provided in Article 195, Section II, paragraph a) if the information required in paragraph (4) were furnished.

We will not interpret paragraph (3) or (4) above to require a non-Mexican pension or retirement fund, a non-Mexican tax-exempt organization or a non-Mexican financial institution or any other holder or beneficial owner of the new securities to register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding taxes.

Upon written request, we will provide the trustee, the holders and the paying agent with a certified or authenticated copy of an original receipt of the payment of Mexican withholding taxes which the issuer, the guarantor or a subsidiary guarantor has withheld or deducted from any payments made under or with respect to the new securities or the guaranty of the new securities, as the case may be.

If we pay additional amounts with respect to the new securities that are based on rates of deduction or withholding of Mexican withholding taxes that are higher than the applicable rate, and the holder is entitled to make a claim for a refund or credit of this excess, then by accepting the new security, the holder shall be deemed to have assigned and transferred all right, title and interest to any claim for a refund or credit of this excess to the issuer, the guarantor or the applicable subsidiary guarantor, as the case may be. However, by making this assignment, you do not promise that we will be entitled to that refund or credit and you will not incur any other obligation with respect to that claim.

Tax Redemption

The issuer has the option to redeem any or all series of the new securities in whole, but not in part, at par at any time, together with, if applicable, interest accrued to, but excluding, the date fixed for redemption, if:

1.	the issuer or the guarantor certifies to the trustee immediately prior to giving the notice that it has or will become obligated to pay greater additional amounts than we would have been obligated to pay if payments (including payments of interest) on the new securities or payments under the guaranties with respect to interest on the new securities were subject to withholding tax at a rate of 10%, because of a change in, or amendment to, or lapse of, the laws, regulations or rulings of Mexico or any of its political subdivisions or taxing authorities affecting taxation, or any change in, or amendment to, an official interpretation or application of laws, regulations or rulings, that becomes effective on or after the date of issuance of such securities; and

2.	before publishing any notice of redemption, the issuer shall deliver to the trustee a certificate signed by the issuer or the guarantor stating that the issuer or the guarantor cannot avoid the obligation referred to in paragraph (1) above, despite taking reasonable measures available to it. The trustee is entitled to accept this certificate as sufficient evidence of the satisfaction of the requirements of paragraph (1) above.

We can exercise our redemption option by giving the holders of the new securities irrevocable notice not less than 30 but not more than 60 days before the date of redemption. Once accepted, a notice of redemption will be conclusive and binding on the holders of the new securities. We may not give a notice of redemption earlier than 90 days before the earliest date on which we would have been obligated to pay additional amounts as described in paragraph (1) above, and at the time we give that notice, our obligation to pay additional amounts must still be in effect.

Redemption of the New Securities at the Option of the Issuer

The issuer will have the right at its option to redeem any of the 5.75% new notes or 6.625% new bonds, in whole or in part, at any time or from time to time prior to their maturity, at a redemption price equal to the principal amount thereof, plus the Make-Whole Amount (as defined below), plus accrued interest on the principal amount of the new securities to be redeemed to the date of redemption. “Make-Whole Amount” means the excess of (i) the sum of the present values of each remaining scheduled payment of principal and interest on the applicable new securities (exclusive of interest accrued to the date of redemption), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 37.5 basis points (in the case of the 5.75% new notes) or 50 basis points (in the case of the 6.625% new bonds) over (ii) the principal amount of the applicable new securities.

For this purpose:

“Treasury Rate” means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker (as defined below) as having an actual or interpolated maturity comparable to the remaining term of the new securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of the applicable new securities.

“Independent Investment Banker” means one of the Reference Treasury Dealers (as defined below) appointed by either the issuer or the guarantor.

“Comparable Treasury Price” means, with respect to any redemption date (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (2) if the trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means any of Credit Suisse Securities (USA) LLC, Lehman Brothers Inc., Barclays Capital Inc., J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated or their affiliates which are primary United States government securities dealers, and their respective successors. However, if any of these banks ceases to be a primary United States government securities dealer in The City of New York (a “Primary Treasury Dealer”), the issuer or the guarantor will substitute for it another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 3:30 pm New York time on the third business day preceding that redemption date.

Assumption of Issuer’s Obligations by the Guarantor

Petróleos Mexicanos may at any time directly assume the payment and performance obligations of the issuer under any series of the new securities and the issuer’s obligations under the indenture with respect to the same series of new securities without the consent of the holders, but only if, after giving effect to this assumption, no event of default under the relevant new securities has occurred and is continuing. Upon the assumption, the guarantor will execute a supplemental indenture evidencing this assumption and the issuer will be released from its obligations with respect to the new securities.

Negative Pledge

Petróleos Mexicanos will not create or permit to exist, and will not allow the issuer, Petróleos Mexicanos’ subsidiaries or the subsidiary guarantors or any of their respective subsidiaries to create or permit to exist, any security interest in their crude oil or receivables in respect of crude oil to secure:

•	any of its or their public external indebtedness,

•	any of its or their guarantees of public external indebtedness, or

•	any public external indebtedness or guarantees in respect of public external indebtedness of any other person,

unless at the same time or before creating such security interest the new securities of each series are secured equally and ratably by the same security interest or are given another security interest approved by the holders of at least 66 2/3% in aggregate principal amount of the outstanding (as defined in the indenture) new securities of each affected series.

However, the issuer, the guarantor, the subsidiary guarantors and their respective subsidiaries may create security interests in their crude oil and crude oil receivables if:

1.	on the date the security interest is created, the total of:

•	the amount of principal and interest payments secured by oil receivables due during that calendar year under receivable financings entered into on or before that date; plus

•	the total revenues in that calendar year from the sale of crude oil or natural gas transferred, sold, assigned or disposed of in forward sales that are not government forward sales entered into on or before that date; and

•	the total amount of payments of the purchase price of crude oil, natural gas or petroleum products foregone in that calendar year as a result of all advance payment arrangements entered into on or before that date;

is not greater than U.S. $4,000,000,000 (or the equivalent in other currencies) minus the amount of Government Forward Sales in that calendar year;

2.	the total outstanding amount in all currencies at any one time of all receivables financings, forward sales (other than government forward sales) and advance payment arrangements is not greater than U.S. $12,000,000,000 (or its equivalent in other currencies); and

3.	the guarantor furnishes a certificate to the trustee that certifies that, on the date of the creation of the security interest, there is no default under any of the financing documents that are identified in the indenture resulting from a failure to pay principal or interest.

For a more detailed description of paragraph (3) above, you may look to the indenture.

The negative pledge does not restrict the issuer, the guarantor, the subsidiary guarantors or any of their respective subsidiaries from creating security interests over any of their assets, other than their crude oil and receivables in respect of crude oil. Under Mexican law, all domestic reserves of crude oil belong to Mexico and not to PEMEX, but the guarantor and the subsidiary guarantors have been established with the exclusive purpose of exploiting the Mexican petroleum and gas reserves, including the production of oil and gas, oil products and basic petrochemicals.

In addition, the negative pledge does not restrict the issuer, the guarantor, the subsidiary guarantors or their respective subsidiaries from creating security interests to secure any of their obligations that are payable in pesos. Nor does it restrict any of them from creating security interests to secure any type of obligation (e.g., commercial bank borrowings) regardless of the currency, other than obligations similar to the new securities (e.g., issuances of debt securities).

Events of Default; Waiver and Notice

If an event of default occurs and is continuing with respect to any series of new securities, then the trustee, if requested by the holders of at least 20% in principal amount of the outstanding new securities of that series, will give notice to the issuer and the guarantor that the new securities of that series are immediately due and payable at their principal amount, together with accrued interest. Each of the following is an “event of default” with respect to a series of new securities:

1.	Non-Payment: any payment of principal of any of the new securities of that series is not made when due and the default continues for seven days after the due date, or any payment of interest on the new securities of that series is not made when due and the default continues for fourteen days after the due date;

2.	Breach of Other Obligations: the issuer or the guarantor fails to perform, observe or comply with any of its other obligations under the new securities of that series, which cannot be remedied, or if it can be remedied, is not remedied within 30 days after the trustee gives written notice of the default to the issuer, the guarantor and the subsidiary guarantors;

3.	Cross-Default: the issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries (as defined in “—Certain Definitions” below) defaults in the payment of principal of or interest on any of their public external indebtedness or on any public external indebtedness guaranteed by them in an aggregate principal amount exceeding U.S. $40,000,000 or its equivalent in other currencies, and such default continues past any applicable grace period;

4.	Enforcement Proceedings: any execution or other legal process is enforced or levied on or against any substantial part of the property, assets or revenues of the issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries, and that execution or other process is not discharged or stayed within 60 days;

5.	Security Enforced: an encumbrancer takes possession of, or a receiver, manager or other similar officer is appointed for, all or any substantial part of the property, assets or revenues of the issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries;

6.	The issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries:

•	becomes insolvent;

•	is generally not able to pay its debts as they mature;

•	applies for, or consents to or permits the appointment of, an administrator, liquidator, receiver or similar officer of it or of all or any substantial part of its property, assets or revenues;

•	institutes any proceeding under any law for a readjustment or deferment of all or a part of its obligations for bankruptcy, reorganization, dissolution or liquidation;

•	enters into a general assignment, arrangement or composition with, or for the benefit of, its creditors; or

•	stops or threatens to cease carrying on its business or any substantial part of its business;

7.	Winding Up: an order is entered for, or the issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries passes an effective resolution for, winding up any such entity;

8.	Moratorium: a general moratorium is agreed or declared with respect to any of the external indebtedness of the issuer, the guarantor, the subsidiary guarantors or any of their respective material subsidiaries;

9.	Authorizations and Consents: the issuer, the guarantor or any of the subsidiary guarantors does not take, fulfill or obtain, within 30 days of its being so required, any action, condition or thing (including obtaining or effecting of any necessary consent, approval, authorization, exemption, filing, license, order, recording or registration) that is required in order:

•	to enable the issuer lawfully to enter into, exercise its rights and perform and comply with its obligations under the new securities and the indenture,

•	to enable the guarantor lawfully to enter into, exercise its rights and perform and comply with its obligations under the indenture or the subsidiary guaranty agreement with respect to the new securities and its guaranties of the new securities,

•	to enable any of the subsidiary guarantors lawfully to enter into, perform and comply with its obligations under the subsidiary guaranty agreement relating to the new securities, the related guaranties or the indenture, and

•	to ensure that the obligations of the issuer, the guarantor and the subsidiary guarantors under the new securities, the indenture and the subsidiary guaranty agreement are legally binding and enforceable;

10.	Illegality: it is or becomes unlawful for:

•	the issuer to perform or comply with one or more of its obligations under the new securities or the indenture,

•	the guarantor to perform or comply with any of its obligations under the indenture or the subsidiary guaranty agreement relating to the new securities or the indenture; or

•	any of the subsidiary guarantors to perform or comply with any of its obligations under the subsidiary guaranty agreement relating to the new securities or the indenture;

11.	Control, dissolution, etc.: the guarantor ceases to be a decentralized public entity of the Mexican Government or the Mexican Government otherwise ceases to control the guarantor or any subsidiary guarantor; or the issuer, the guarantor or any of the subsidiary guarantors is dissolved, disestablished or suspends its operations, and that dissolution, disestablishment or suspension is material in relation to the business of the issuer, the guarantor and the subsidiary guarantors taken as a whole; or the guarantor and the subsidiary guarantors cease to be the entities that have the exclusive right and authority to conduct on behalf of Mexico the activities of exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil and exploration, exploitation, production and first-hand sale of natural gas, as well as the transportation and storage inextricably linked with that exploitation and production; or the issuer ceases to be controlled by the guarantor;

12.	Disposals:

(A)	the guarantor ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise voluntarily or involuntarily disposes of all or substantially all of its assets, either by one transaction or a series of related or unrelated transactions, other than:

•	solely in connection with the implementation of the Organic Law of PEMEX, or

•	to a subsidiary guarantor; or

(B)	any subsidiary guarantor ceases to carry on all or a substantial part of its business, or sells, transfers or otherwise voluntarily or involuntarily disposes of all or substantially all of its assets, either by one transaction or a series of related or unrelated transactions, and that cessation, sale, transfer or other disposal is material in relation to the business of the guarantor and the subsidiary guarantors taken as a whole;

13.	Analogous Events: any event occurs which under the laws of Mexico has an analogous effect to any of the events referred to in paragraphs (4) to (7) above; or

14.	Guaranties: the guaranty of the new securities by the guarantor or the subsidiary guaranty agreement is not in full force and effect or the guarantor or any of the subsidiary guarantors claims that it is not in full force and effect.

If any event of default results in the acceleration of the maturity of the securities of any series, the holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul that acceleration at any time before the trustee obtains a judgment for the payment of the money due based on that acceleration. Prior to the rescission and annulment, however, all events of default, other than nonpayment of the principal of the securities of that series which became due only because of the declaration of acceleration, must have been cured or waived as provided for in the indenture.

Under the indenture, the holders of the securities must agree to indemnify the trustee before the trustee is required to exercise any right or power under the indenture at the request of the holders. The trustee is entitled to this indemnification, provided that its actions are taken with the requisite standard of care during an event of default. The holders of a majority in principal amount of the securities of a series may direct the time, method and place of conducting any proceedings for remedies available to the trustee or exercising any trust or power given to the trustee. However, the trustee may refuse to follow any direction that conflicts with any law and the trustee may take other actions that are not inconsistent with the holders’ direction.

No holder of any security may institute any proceeding with respect to the indenture or any remedy under the indenture, unless:

1.	that holder has previously given written notice to the trustee of a continuing event of default;

2.	the holders of at least 20% in aggregate principal amount of the outstanding securities of that series have made a written request to the trustee to institute proceedings relating to the event of default;

3.	those holders have offered to the trustee reasonable indemnity against any costs, expenses or liabilities it might incur;

4.	the trustee has failed to institute the proceeding within 60 days after receiving the written notice; and

5.	during the 60-day period in which the trustee has failed to take action, the holders of a majority in principal amount of the outstanding securities of that series have not given any direction to the trustee which is inconsistent with the written request.

These limitations do not apply to a holder who institutes a suit for the enforcement of the payment of principal of or interest on a security on or after the due date for that payment.

The holders of a majority in principal amount of the outstanding securities of any series may, on behalf of the holders of all securities of that series, waive any past default and any event of default that arises, provided that a default not theretofore cured in the payment of the principal of or premium or interest on such securities or in respect of a covenant or provision in the indenture the modification of which would constitute a reserved matter (as defined below), may be waived only by a percentage of holders of outstanding securities of such series that would be sufficient to effect a modification, amendment, supplement or wavier of such matter.

Petróleos Mexicanos is required to furnish annually to the trustee a statement regarding the performance of the issuer’s and the guarantor’s obligations under the indenture and any default in that performance.

Purchase of New Securities

The issuer, the guarantor or any of the subsidiary guarantors may at any time purchase new securities at any price in the open market, in privately negotiated transactions or otherwise. The issuer, the guarantor or any subsidiary guarantor may hold, resell or surrender to the trustee for cancellation any new securities purchased by it.

Further Issues

We may, without your consent, issue additional securities that have the same terms and conditions as any series of the new securities or the same except for the issue price, the issue date and the amount of the first payment of interest, which additional securities may be made fungible with that series of new securities; provided that such additional securities do not have, for the purpose of U.S. federal income taxation, a greater amount of original issue discount than the affected series of new securities has as of the date of the issue of the additional securities.

Modification and Amendment

The issuer and the trustee may modify, amend or supplement the terms of the securities of any series or the indenture in any way, and the holders of a majority in aggregate principal amount of the securities of any series may make, take or give any request, demand, authorization, direction, notice, consent, waiver or other action that the indenture or the securities allow a holder to make, take or give, when authorized:

•	at a meeting of holders that is properly called and held by the affirmative vote, in person or by proxy (authorized in writing), of the holders of a majority in aggregate principal amount of the outstanding securities of that series represented at the meeting; or

•	with the written consent of the holders of the majority (or of such other percentage as stated in the text of the securities with respect to the action being taken) in aggregate principal amount of the outstanding securities of that series.

However, without the consent of the holders of not less than 75% in aggregate principal amount of the outstanding securities of each series affected thereby, no action may:

1.	change the governing law with respect to the indenture, the guaranty, the subsidiary guaranties or the new securities of that series;

2.	change the submission to jurisdiction of New York courts, the obligation to appoint and maintain an authorized agent in the Borough of Manhattan, New York City or the waiver of immunity provisions with respect to the new securities of that series;

3.	amend the events of default in connection with an exchange offer for the new securities of that series;

4.	change the ranking of the new securities of that series; or

5.	change the definition of “outstanding” with respect to the new securities of that series.

Further, without (A) the consent of each holder of outstanding new securities of each series affected thereby or (B) the consent of the holders of not less than 75% in aggregate principal amount of the outstanding new securities of each series affected thereby, and (in the case of this clause (B) only) the certification by the guarantor or the issuer to the trustee that the modification, amendment, supplement or waiver is sought in connection with a general restructuring (as defined below) by Mexico, no such modification, amendment or supplement may:

1.	change the due date for any payment of principal (if any) of or premium (if any) or interest on new securities of that series;

2.	reduce the principal amount of the new securities of that series, the portion of the principal amount that is payable upon acceleration of the maturity of the new securities of that series, the interest rate on the new securities of that series or the premium (if any) payable upon redemption of the new securities of that series;

3.	shorten the period during which the issuer is not permitted to redeem the new securities of that series or permit the issuer to redeem new securities of that series prior to maturity, if, prior to such action, the issuer is not permitted to do so except as permitted in each case under “—Tax Redemption” above;

4.	change U.S. dollars as the currency in which, or change the required places at which, payment with respect to principal of or interest on new securities of that series is payable;

5.	modify the guarantor’s guaranty of the new securities of that series or the subsidiary guaranty agreement in any manner adverse to the holder of any of the new securities of that series;

6.	change the obligation of the issuer, the guarantor or any subsidiary guarantor to pay additional amounts on the new securities of that series;

7.	reduce the percentage of the principal amount of the securities of that series, the vote or consent of the holders of which is necessary to modify, amend or supplement the indenture or the new securities of that series or the related guaranties or take other action as provided therein; or

8.	modify the provisions in the indenture relating to waiver of compliance with certain provisions thereof or waiver of certain defaults, or change the quorum requirements for a meeting of holders of the new securities of that series, in each case except to increase any related percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding new security of that series affected by such action.

A “general restructuring” by Mexico means a request made by Mexico for one or more amendments or one or more exchange offers by Mexico, each of which affects a matter that would (if made to a term or condition of the new securities) constitute any of the matters described in clauses 1 through 8 in the immediately preceding paragraph or clauses 1 through 5 of the next preceding paragraph (each of which we refer to as a reserved matter), and that applies to either (1) at least 75% of the aggregate principal amount of outstanding external market debt of Mexico that will become due and payable within a period of five years following the date of such request or exchange offer or (2) at least 50% of the aggregate principal amount of external market debt of Mexico outstanding at the date of such request or exchange offer. For the purposes of determining the existence of a general restructuring, the principal amount of external market debt that is the subject of any such request for amendment by Mexico shall be added to the principal amount of external market debt that is the subject of a substantially contemporaneous exchange offer by Mexico. As used here, “external market debt” means indebtedness of the Mexican Government (including debt securities issued by the Mexican Government) which is payable or at the option of its holder may be paid in a currency other than the currency of Mexico, excluding any such indebtedness that is owed to or guaranteed by multilateral creditors, export credit agencies and other international or governmental institutions.

In determining whether the holders of the requisite principal amount of the outstanding new securities of a series have consented to any amendment, modification, supplement or waiver, whether a quorum is present at a meeting of holders of the outstanding new securities of a series or the number of votes entitled to be cast by each holder of a new security regarding the new security at any such meeting, new securities owned, directly or indirectly, by Mexico or any public sector instrumentality of Mexico (including the issuer, the guarantor or any subsidiary guarantor) shall be disregarded and deemed not to be outstanding, except that, in determining whether the trustee shall be protected in relying upon any such consent, amendment, modification, supplement or waiver, only new securities which a responsible officer of the trustee actually knows to be owned in this manner shall be disregarded. As used in this paragraph, “public sector instrumentality” means Banco de México, any department, ministry or agency of the federal government of Mexico or any corporation, trust, financial institution or other entity owned or controlled by the federal government of Mexico or any of the foregoing, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions instead of, or in addition to, the board of directors of a corporation, trust, financial institution or other entity.

The issuer and the trustee may, without the vote or consent of any holder of the securities of a series, modify or amend the indenture or the securities of that series for the purpose of:

1.	adding to the covenants of the issuer or the guarantor for the benefit of the holders of the new securities;

2.	surrendering any right or power conferred upon the issuer or the guarantor;

3.	securing the new securities of that series as required in the indenture or otherwise;

4.	curing any ambiguity or curing, correcting or supplementing any defective provision of the indenture or the new securities of that series or the guaranties;

5.	amending the indenture or the new securities of that series in any manner which the issuer and the trustee may determine and that will not adversely affect the rights of any holder of the new securities of that series in any material respect;

6.	reflecting the succession of another corporation to Petróleos Mexicanos or the issuer and the successor corporation’s assumption of the covenants and obligations of Petróleos Mexicanos or the issuer, as the case may be, under the new securities of that series and the indenture; or

7.	modifying, eliminating or adding to the provisions of the indenture to the extent necessary to qualify the indenture under the Trust Indenture Act or under any similar U.S. federal statute enacted in the future or adding to the indenture any additional provisions that are expressly permitted by the Trust Indenture Act.

The consent of the holders is not necessary under the indenture to approve the particular form of any proposed amendment, modification, supplement or waiver. It is sufficient if the consent approves the substance of the proposed amendment, modification, supplement or waiver. After an amendment, modification, supplement or waiver under the indenture becomes effective, we will mail to the holders a notice briefly describing the amendment, modification, supplement or waiver. However, the failure to give this notice to all the holders, or any defect in the notice, will not impair or affect the validity of the amendment, modification, supplement or waiver.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee or stockholder of the issuer, the guarantor or any of the subsidiary guarantors, as such, will have any liability for any obligations of the issuer, the guarantor or any of the subsidiary guarantors under the new securities, the indenture, the guaranty agreement or the subsidiary guaranty agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting its new securities waives and releases all such liability. The waiver and release are part of the consideration for issuance of the new securities. This waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Governing Law, Jurisdiction and Waiver of Immunity

The new securities and the indenture will be governed by, and construed in accordance with, the laws of the State of New York, except that authorization and execution of the new securities and the indenture by the guarantor will be governed by the laws of Mexico. The payment obligations of the guarantor under the guarantee and the payment obligations of the subsidiary guarantors under the subsidiary guaranty agreement will be governed by and construed in accordance with the laws of the State of New York.

The guarantor and the subsidiary guarantors have appointed the Consul General of Mexico in New York as their authorized agent for service of process in any action based on the new securities that a holder may institute in any federal court (or, if jurisdiction in federal court is not available, state court) in the Borough of Manhattan, The City of New York by the holder of any new security, and the issuer, the guarantor, each subsidiary guarantor and the trustee have submitted to the jurisdiction of any such courts in respect of any such action and will irrevocably waive any objection which it may now or hereafter have to the laying of venue of any such action in any such court, and the guarantor and each of the subsidiary guarantors will waive any right to which it may be entitled on account of residence or domicile.

The guarantor and each of the subsidiary guarantors reserve the right to plead sovereign immunity under the Immunities Act in actions brought against them under U.S. federal securities laws or any state securities laws, and the guarantor’s and each of the subsidiary guarantors’ appointment of the Consul General as their agent for service of process does not include service of process for these types of actions. Without the guarantor’s and each of the subsidiary guarantors’ waiver of immunity regarding these actions, you will not be able to obtain a judgment in a U.S. court against any of them unless such a court determines that the guarantor or a subsidiary guarantor is not entitled to sovereign immunity under the Immunities Act. However, even if you obtain a U.S. judgment under the Immunities Act, you may not be able to enforce this judgment in Mexico. Moreover, you may not be able to execute on the guarantor’s or any of the subsidiary guarantors’ property in the United States to enforce a judgment except under the limited circumstances specified in the Immunities Act.

Mexican law, including Article 27 of the Political Constitution of the United Mexican States, Articles 6 and 13 (and other related articles) of the General Law on National Patrimony, Articles 1, 2, 3, 4 (and related articles) of the Regulatory Law to Article 27 of the Constitution (the “Regulatory Law”), Articles 15, 16 and 19 of the Regulations to the Regulatory Law, Articles 1, 2, 3, 4 (and other related articles) of the Organic Law of Petróleos Mexicanos and subsidiary entities and Article 4 of the Federal Code of Civil Procedure of Mexico provide, among other things, that

1.	attachment prior to judgment, attachment in aid of execution and execution of a final judgment may not be ordered by Mexican courts against property of the guarantor or any subsidiary guarantor;

2.	all domestic petroleum and hydrocarbon resources (whether in solid, liquid, gas or intermediate form) are permanently and inalienably vested in Mexico (and, to that extent, subject to immunity);

3.	the rights to:

•	the exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil;

•	the exploration, exploitation, production and first-hand sale of gas, as well as the transportation and storage inextricably linked with such exploitation and production; and

•	the production, storage, transportation, distribution and first-hand sale of the derivatives of petroleum (including petroleum products) and of gas used as basic industrial raw materials and that constitute basic petrochemicals (which we refer to as the petroleum industry);

are reserved exclusively to Mexico and, to that extent, the related assets are entitled to immunity; and

4.	the public entities created and appointed by the Federal Congress of Mexico to conduct, control, develop and operate the petroleum industry of Mexico are the guarantor and the subsidiary guarantors which are, therefore, entitled to immunity with respect to these exclusive rights and powers.

As a result, regardless of the guarantor’s and the subsidiary guarantors’ waiver of immunity, a Mexican court may not enforce a judgment against the guarantor or any of the subsidiary guarantors by ordering the attachment of its assets in aid of execution.

Meetings

The indenture has provisions for calling a meeting of the holders of the new securities. Under the indenture, the trustee may call a meeting of the holders of any series of the new securities at any time. The issuer, the guarantor or holders of at least 10% of the aggregate principal amount of the outstanding new securities of a series may also request a meeting of the holders of such new securities by sending a written request to the trustee detailing the proposed action to be taken at the meeting.

At any meeting of the holders of a series of new securities to act on a matter that is not a reserved matter, a quorum exists if the holders of a majority of the aggregate principal amount of the outstanding new securities of that series are present or represented. At any meeting of the holders of a series of new securities to act on a matter that is a reserved matter, a quorum exists if the holders of 75% of the aggregate principal amount of the outstanding new securities of that series are present or represented. However, if the consent of each such holder is required to act on such reserved matter, then a quorum exists only if the holders of 100% of the aggregate principal amount of the outstanding new securities of that series are present or represented.

Any holders’ meeting that has properly been called and that has a quorum can be adjourned from time to time by those who are entitled to vote a majority of the aggregate principal amount of the outstanding new securities of that series that are represented at the meeting. The adjourned meeting may be held without further notice.

Any resolution passed, or decision made, at a holders’ meeting that has been properly held in accordance with the indenture is binding on all holders of the new securities of the relevant series.

Notices

All notices will be given to the holders of the new securities by mail to their addresses as they are listed in the trustee’s register. In addition, for so long as any series of the new securities is admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, and the rules of the exchange so require, all notices to the holders of the new securities of such series will be published in a daily newspaper of general circulation in Luxembourg (expected to be the “d’Wort”) or, alternatively, on the website of the Luxembourg Stock Exchange at http://www.bourse.lu. If publication is not practicable, notice will be considered to be validly given if made in accordance with the rules of the Luxembourg Stock Exchange.

Certain Definitions

“Advance payment arrangement” means any transaction in which the issuer, the guarantor, the subsidiary guarantors or any of their subsidiaries receives a payment of the purchase price of crude oil or gas or Petroleum Products that is not yet earned by performance.

“External indebtedness” means indebtedness which is payable, or at the option of its holder may be paid, (1) in a currency or by reference to a currency other than the currency of Mexico, (2) to a person resident or having its head office or its principal place of business outside Mexico and (3) outside the territory of Mexico.

“Forward sale” means any transaction that involves the transfer, sale, assignment or other disposition by the issuer, the guarantor, the subsidiary guarantors or any of their subsidiaries of any right to payment under a contract for the sale of crude oil or gas that is not yet earned by performance, or any interest in such a contract, whether in the form of an account receivable, negotiable instrument or otherwise.

“Government forward sale” means a forward sale to:

•	Mexico or Banco de México,

•	the Bank for International Settlements, or

•	any other multilateral monetary authority or central bank or treasury of a sovereign state.

“Guarantee” means any obligation of a person to pay the indebtedness of another person, including, without limitation:

1.	an obligation to pay or purchase that indebtedness;

2.	an obligation to lend money or to purchase or subscribe for shares or other securities, or to purchase assets or services in order to provide money to pay the indebtedness; or

3.	any other agreement to be responsible for the indebtedness.

“Indebtedness” means any obligation (whether present or future, actual or contingent) for the payment or repayment of money which has been borrowed or raised (including money raised by acceptances and leasing).

“Material subsidiaries” means, at any time, (1) each of the subsidiary guarantors and (2) any subsidiary of the guarantor or any of the subsidiary guarantors having, as of the end of the most recent fiscal quarter of the guarantor, total assets greater than 12% of the total assets of the guarantor, the subsidiary guarantors and their respective subsidiaries on a consolidated basis. As of the date of this prospectus, there were no material subsidiaries other than the issuer and the subsidiary guarantors.

“Oil receivables” means amounts payable to the issuer, the guarantor, the subsidiary guarantors or any of their respective subsidiaries for the sale, lease or other provision of crude oil or gas, whether or not they are already earned by performance.

“Person” means any individual, company, corporation, firm, partnership, joint venture, association, organization, state or agency of a state, or other entity, whether or not having a separate legal personality.

“Petroleum products” means the derivatives and by-products of crude oil and gas (including basic petrochemicals).

“Public external indebtedness” means any external indebtedness which is in the form of, or represented by, notes, bonds or other securities which are at that time being quoted, listed or traded on any stock exchange.

“Receivables financing” means any transaction resulting in the creation of a security interest on oil receivables to secure new external indebtedness incurred by, or the proceeds of which are paid to or for the benefit of, the issuer, the guarantor, any subsidiary guarantor or any of their respective subsidiaries.

“Security interest” means any mortgage, pledge, lien, hypothecation, security interest or other charge or encumbrance, including without limitation any equivalent thereof created or arising under the laws of Mexico.

“Subsidiary” means, in relation to any person, any other person which is controlled directly or indirectly, or which has more than 50% of its issued capital stock (or equivalent) held or beneficially owned by, the first person or any one or more of the first person’s subsidiaries. In this case, “control” means the power to appoint the majority of the members of the governing body or management of, or otherwise to control the affairs and policies of, that person.

BOOK ENTRY; DELIVERY AND FORM

Form

One or more permanent global notes (in the case of the 5.75% new notes) or global bonds (in the case of the 6.625% new bonds), in fully registered form without coupons, will represent the new securities. We refer to the global notes and global bonds collectively as the “global securities.” We will deposit each global security with the trustee at its corporate trust office as custodian for DTC. We will register each global security in the name of Cede & Co., as nominee of DTC, for credit to the respective accounts at DTC, Euroclear and Clearstream, Luxembourg of the holders of old securities participating in the exchange offers or to whichever accounts they direct.

Except in the limited circumstances described below under “—Certificated Securities,” owners of beneficial interests in a global security will not receive physical delivery of new securities in registered, certificated form. We will not issue the new securities in bearer form.

When we refer to a new security in this prospectus, we mean any certificated security and any global security. Under the indenture, only persons who are registered on the books of the trustee as the owners of a new security are considered the holders of the new security. Cede & Co., or its successor, as nominee of DTC, is considered the only holder of a new security represented by a global security. The issuer, the guarantor, the subsidiary guarantors and the trustee and any of our respective agents may treat the registered holder of a new security as the absolute owner, for all purposes, of that new security whether or not it is overdue.

Global Securities

The statements below include summaries of certain rules and operating procedures of DTC, Euroclear and Clearstream, Luxembourg that affect transfers of interests in the global securities.

Except as set forth below, a global security may be transferred, in whole or part, only to DTC, another nominee of DTC or a successor of DTC or that nominee.

Financial institutions will act on behalf of beneficial owners as direct and indirect participants in DTC. Beneficial interests in a global security will be represented, and transfers of those beneficial interests will be effected, through the accounts of those financial institutions. The interests in the global security may be held and traded in denominations of U.S. $10,000 and integral multiples of U.S. $1,000 in excess thereof. If investors participate in the DTC, Euroclear or Clearstream, Luxembourg systems, they may hold interests directly in DTC, Euroclear or Clearstream, Luxembourg. If they do not participate in any of those systems, they may indirectly hold interests through an organization that does participate.

At their respective depositaries, both Euroclear and Clearstream, Luxembourg have customers’ securities accounts in their names through which they hold securities on behalf of their participants. In turn, their respective depositaries have, in their names, customers’ securities accounts at DTC through which they hold Euroclear’s and Clearstream, Luxembourg’s respective securities.

DTC has advised us that it is:

•	a limited-purpose trust company organized under New York State laws;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered as required by Section 17A of the Exchange Act.

DTC’s participants include:

•	securities brokers and dealers;

•	banks (including the trustee);

•	trust companies;

•	clearing corporations; and

•	certain other organizations.

Some of DTC’s participants or their representatives own DTC. These participants created DTC to hold their securities and to use electronic book-entry changes to facilitate clearing and settling securities transactions in the participants’ accounts so as to eliminate the need for the physical movement of certificates.

Access to DTC’s book-entry system is also available to others that clear through or maintain a direct or indirect custodial relationship with a participant. Persons who are not participants may beneficially own securities held by DTC only through participants.

When we issue the global securities, DTC will use its book-entry registration and transfer system to credit the respective principal amounts of the new securities represented by the global securities to the accounts of the participants designated by the holders of the old securities participating in the exchange offers.

Any person owning a beneficial interest in any of the global securities must rely on the procedures of DTC and, to the extent relevant, Euroclear or Clearstream, Luxembourg. If that person is not a participant, that person must rely on the procedures of the participant through which that person owns its interest to exercise any rights of a holder. Owners of beneficial interests in the global securities, however, will not:

•	be entitled to have new securities that represent those global securities registered in their names, receive or be entitled to receive physical delivery of the new securities in certificated form; or

•	be considered the holders under the indenture or the new securities.

We understand that it is existing industry practice that if an owner of a beneficial interest in a global security wants to take any action that Cede & Co., as the holder of the global security, is entitled to take, Cede & Co. would authorize the participants to take the desired action, and the participants would authorize the beneficial owners to take the desired action or would otherwise act upon the instructions of the beneficial owners who own through them.

DTC may grant proxies or otherwise authorize DTC participants (or persons holding beneficial interests in the new securities through DTC participants) to exercise any rights of a holder or to take any other actions which a holder is entitled to take under the indenture or the new securities. Under its usual procedures, DTC would mail an omnibus proxy to us assigning Cede & Co.’s consenting or voting rights to the DTC participants to whose accounts the new securities are credited.

Euroclear or Clearstream, Luxembourg will take any action a holder may take under the indenture or the new securities on behalf of its participants, but only in accordance with their relevant rules and procedures, and subject to their depositaries’ ability to effect any actions on their behalf through DTC.

We will allow owners of beneficial interests in the global securities to attend holders’ meetings and to exercise their voting rights in respect of the principal amount of new securities that they beneficially own, if they:

1.	obtain a certificate from DTC, a DTC participant, a Euroclear participant or a Clearstream, Luxembourg participant stating the principal amount of new securities beneficially owned by such person; and

2.	deposit that certificate with us at least three business days before the date on which the relevant meeting of holders is to be held.

Certificated Securities

If DTC or any successor depositary is at any time unwilling or unable to continue as a depositary for a global security, or if it ceases to be a “clearing agency” registered under the Securities Exchange Act, and we do not appoint a successor depositary within 90 days after we receive notice from the depositary to that effect, then we will issue or cause to be issued, authenticate and deliver certificated securities, in registered form, in exchange for the global securities. In addition, we may determine that any global security will be exchanged for certificated securities. In that case, we will mail the certificated securities to the addresses that are specified by the registered holder of the global securities. If the registered holder so specifies, the certificated securities may be available for pick-up at the office of the trustee or any transfer agent (including the Luxembourg transfer agent), in each case not later than 30 days following the date of surrender of the relevant global security, endorsed by the registered holder, to the trustee or any transfer agent.

A holder of certificated securities may transfer those certificated securities or exchange them for certificated securities of any other authorized denomination by returning them to the office or agency that we maintain for that purpose in the Borough of Manhattan, The City of New York, which initially will be the office of the trustee, or at the office of any transfer agent. No service charge will be imposed for any registration of transfer of new securities, but we may require the holder of a new security to pay a fee to cover any related tax or other governmental charge.

Neither the registrar nor any transfer agent will be required to register the transfer or exchange of any certificated securities for a period of 15 days before any interest payment date, or to register the transfer or exchange of any certificated securities that have been called for redemption.

If any certificated security is mutilated, defaced, destroyed, lost or stolen, we will execute and we will request that the trustee authenticate and deliver a new certificated security. The new certificated security will be of like tenor (including the same date of issuance) and equal principal amount, registered in the same manner, dated the date of its authentication and bearing interest from the date to which interest has been paid on the original certificated security, in exchange and substitution for the original certificated security (upon its surrender and cancellation) or in lieu of and substitution for the certificated security. If a certificated security is destroyed, lost or stolen, the applicant for a substitute certificated security must furnish us and the trustee with whatever security or indemnity we may require to hold each of us harmless. In every case of destruction, loss or theft of a certificated security, the applicant must also furnish us with satisfactory evidence of the destruction, loss or theft of the certificated security and its ownership. Whenever we issue a substitute certificated security, we may require the registered holder to pay a sum sufficient to cover related fees and expenses.

TAXATION

The following is a summary of the principal Mexican and U.S. federal income tax considerations that may be relevant to the exchange of old securities and ownership and disposition of the new securities. This summary is based on the U.S. federal and Mexican tax laws in effect on the date of this prospectus. These laws are subject to change. Any change could apply retroactively and could affect the continued validity of the summary. This summary does not describe any tax consequences arising under the laws of any state, locality or taxing jurisdiction other than Mexico and the United States.

This summary does not describe all of the tax considerations that may be relevant to your situation, particularly if you are subject to special tax rules. Each holder or beneficial owner of old securities considering an exchange of old securities for new securities should consult its own tax advisor as to the Mexican, United States or other tax consequences of the ownership and disposition of new securities and the exchange of old securities for new securities, including the effect of any foreign, state or local tax laws.

The United States and Mexico entered into a Convention for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income, and a Protocol thereto, both signed on September 18, 1992 and amended by additional Protocols signed on September 8, 1994 and November 26, 2002 (which we refer to as the tax treaty). This summary describes the provisions of the tax treaty that may affect the taxation of certain U.S. holders of new securities. The United States and Mexico have also entered into an agreement that covers the exchange of information with respect to tax matters.

Mexico has also entered into tax treaties with various other countries (most of which are in effect) and is negotiating tax treaties with various other countries. These tax treaties may have effects on holders of new securities. This summary does not discuss the consequences (if any) of such treaties.

Mexican Taxation

This summary of certain Mexican federal tax considerations refers only to potential holders of the new securities that are not residents of Mexico for Mexican tax purposes and that will not hold the new securities or a beneficial interest therein through a permanent establishment for tax purposes in Mexico. We refer to such non-resident holder as a foreign holder. For purposes of Mexican taxation, an individual is a resident of Mexico if he/she has established his/her domicile in Mexico, unless he/she has a place of residence in another country as well, in which case such individual will be considered a resident of Mexico for tax purposes, if such individual has his/her center of vital interest in Mexico. An individual would be deemed to maintain his/her center of vital interest in Mexico if, among other things, (a) more than 50% of his/her total income for the calendar year results from Mexican sources, or (b) his/her principal center of professional activities is located in Mexico.

A legal entity is a resident of Mexico if it:

•	maintains the principal place of its management in Mexico; or

•	has established its effective management in Mexico.

A Mexican citizen is presumed to be a resident of Mexico unless such person can demonstrate the contrary. If a legal entity or individual has a permanent establishment for tax purposes in Mexico, such legal entity or individual shall be required to pay taxes in Mexico on income attributable to such permanent establishment in accordance with Mexican federal tax law.

Taxation of Interest and Principal. Under existing Mexican laws and regulations, a foreign holder will not be subject to any taxes or duties imposed or levied by or on behalf of Mexico in respect of payments of principal of the new securities made by the issuer, the guarantor and the subsidiary guarantors.

Pursuant to the Mexican income tax law and to rules issued by the Ministry of Finance and Public Credit applicable to PEMEX, payments of interest (or amounts deemed to be interest) made by the issuer, the guarantor or the subsidiary guarantors in respect of the new securities to a foreign holder will be subject to a Mexican withholding tax imposed at a rate of 4.9% if, as expected:

1.	the new securities are (or the old securities for which they were exchanged) placed outside of Mexico by a bank or broker dealer in a country with which Mexico has a valid tax treaty in effect,

2.	the new securities are registered with the Special Section of the Registry and evidence of such registration is timely filed with the Ministry of Finance and Public Credit,

3.	the guarantor timely files with the Ministry of Finance and Public Credit (a) certain information related to the new securities and this prospectus and (b) information representing that no party related to the guarantor, directly or indirectly, is the effective beneficiary of five percent (5%) or more of the aggregate amount of each such interest payment, and

4.	the guarantor or the subsidiary guarantor maintains records that evidence compliance with (3)(b) above.

If these requirements are not satisfied, the applicable withholding tax rate will be higher.

Under the tax treaty, the Mexican withholding tax rate is 4.9% for certain holders that are residents of the United States (within the meaning of the tax treaty) under certain circumstances contemplated therein.

Payments of interest made by the issuer, the guarantor or a subsidiary guarantor in respect of the new securities to a non-Mexican pension or retirement fund will be exempt from Mexican withholding taxes, provided that any such fund:

1.	is duly established pursuant to the laws of its country of origin and is the effective beneficiary of the interest paid,

2.	is exempt from income tax in respect of such payments in such country, and

3.	is registered with the Ministry of Finance and Public Credit for that purpose

Additional Amounts. The issuer, the guarantor and the subsidiary guarantors have agreed, subject to specified exceptions and limitations, to pay additional amounts, which are specified and defined in the indenture, to the holders of the new securities to cover Mexican withholding taxes. If the issuer, the guarantor and the subsidiary guarantors pay additional amounts to cover Mexican withholding taxes in excess of the amount required to be paid, you will assign to us your right to receive a refund of such excess additional amounts but you will not be obligated to take any other action. See “Description of the New Securities—Additional Amounts.”

We may ask you and other holders or beneficial owners of the new securities to provide certain information or documentation necessary to enable us to determine the appropriate Mexican withholding tax rate applicable to you and such other holders or beneficial owners. In the event that you do not provide the requested information or documentation on a timely basis, our obligation to pay additional amounts may be limited. See “Description of the New Securities—Additional Amounts.”

Taxation of Dispositions. Capital gains resulting from the sale or other disposition of the new securities (including an exchange of old securities for new securities pursuant to the exchange offers) by a foreign holder will not be subject to Mexican income or other similar taxes.

Transfer and Other Taxes. A foreign holder does not need to pay any Mexican stamp, registration or similar taxes in connection with the purchase, ownership or disposition of the new securities. A foreign holder of the new securities will not be liable for Mexican estate, gift, inheritance or similar tax with respect to the new securities.

United States Federal Income Taxation

The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to investors considering the exchange offers. Except for the discussion under “—Non-United States Persons” and “—Information Reporting and Backup Withholding,” the discussion generally applies only to holders of new securities that are U.S. holders. You will be a U.S. holder if you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the new securities.

This summary applies to you only if you own your new securities as capital assets. It does not address considerations that may be relevant to you if you are an investor to which special tax rules apply, such as a bank, tax-exempt entity, insurance company, dealer in securities or currencies, trader in securities that elects mark-to-market treatment, a short-term holder of securities, a person that hedges its exposure in the new securities or that will hold new securities as a position in a “straddle” or conversion transaction, or as part of a “synthetic security” or other integrated financial transaction or a person whose “functional currency” is not the U.S. dollar. You should be aware that the U.S. federal income tax consequences of holding the new securities may be materially different if you are an investor described in the prior sentence, including as a result of recent changes in law applicable to investors with short holding periods or that engage in hedging transactions.

Exchange of Old Securities and New Securities. You will not realize any gain or loss upon the exchange of your old securities for new securities. Your tax basis and holding period in the new securities will be the same as your tax basis and holding period in the old securities.

Taxation of Interest and Additional Amounts. The gross amount of interest and additional amounts (that is, without reduction for Mexican withholding taxes, determined utilizing the appropriate Mexican withholding tax rate applicable to you) you receive will be treated as ordinary interest income in respect of the new securities. Mexican withholding taxes paid at the appropriate rate applicable to you will be treated as foreign income taxes eligible for credit against your U.S. federal income tax liability, subject to generally applicable limitations and conditions, or, at your election, for deduction in computing your taxable income. Interest and additional amounts will constitute income from sources without the United States for U.S. foreign tax credit purposes. Furthermore, interest and additional amounts generally will constitute “passive income” for U.S. foreign tax credit purposes unless the Mexican withholding tax applicable to you is imposed at a rate of at least 5%, in which case such income generally will constitute “high withholding tax interest.”

The calculation of foreign tax credits and, in case you elect to deduct foreign taxes, the availability of deductions, involves the application of rules that depend on your particular circumstances. You should consult your own tax advisor regarding the availability of foreign tax credits and the treatment of additional amounts.

Taxation of Dispositions. Upon the sale, exchange or retirement of a new security, you will generally recognize gain or loss equal to the difference between the amount realized (not including any amounts attributable to accrued and unpaid interest) and your tax basis in the new security. Gain or loss recognized on the sale, redemption or other disposition of a new security generally will be long-term capital gain or loss if, at the time of the disposition, the new security has been held for more than one year. Long term capital gains recognized by an individual holder generally are taxed at preferential rates of tax.

Non-United States Persons. The following summary applies to you if you are not a United States person for U.S. federal income tax purposes. You are a United States person, and therefore this summary does not apply to you, if you are:

•	a citizen or resident of the United States or its territories, possessions or other areas subject to its jurisdiction,

•	a corporation, partnership or other entity organized under the laws of the United States or any political subdivision,

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or

•	a trust if (1) a U.S. court is able to exercise primary supervision over the trust’s administration and (2) one or more United States persons have the authority to control all of the trust’s substantial decisions.

If you are not a United States person, the interest income that you derive in respect of the new securities generally will be exempt from U.S. federal income taxes, including withholding tax. However, to receive this exemption you may be required to satisfy certification requirements, which are described below under the heading “—Information Reporting and Backup Withholding,” to establish that you are not a United States person.

Even if you are not a United States person, U.S. federal income taxation may still apply to any interest income you derive in respect of the new securities if:

•	you are an insurance company carrying on a U.S. insurance business, within the meaning of the Internal Revenue Code, or

•	you have an office or other fixed place of business in the United States that receives the interest and you earn the interest in the course of operating (1) a banking, financing or similar business in the United States or (2) a corporation the principal business of which is trading in stock or securities for its own account, and certain other conditions exist.

If you are not a United States person, any gain you realize on a sale or exchange of new securities generally will be exempt from U.S. federal income tax, including withholding tax, unless:

•	such income is effectively connected with your conduct of a trade or business in the United States or

•	in the case of gain, you are an individual holder and are present in the United States for 183 days or more in the taxable year of the sale, and either (1) your gain is attributable to an office or other fixed place of business that you maintain in the United States or (2) you have a tax home in the United States.

U.S. federal estate tax will not apply to a new security held by an individual holder who at the time of death is a non-resident alien.

Information Reporting and Backup Withholding. The paying agent must file information returns with the U.S. Internal Revenue Service in connection with new security payments made to certain United States persons. If you are a United States person, you generally will not be subject to U.S. backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the new securities. If you are not a United States person, in order to avoid information reporting and backup withholding tax requirements you may have to comply with certification procedures to establish that you are not a United States person.

E.U. Savings Directive. Under the European Council Directive 2003/48/EC on the taxation of savings income, Member States of the European Union are required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State. However, for a transitional period, Belgium, Luxembourg and Austria are instead required (unless during that period they elect otherwise) to operate a withholding system in relation to such payments (the ending of such transitional period being dependent upon the conclusion of certain other agreements relating to information exchange with certain other countries). A number of non-EU countries and territories have agreed to adopt similar measures (some of which involve a withholding system).

PLAN OF DISTRIBUTION

Each broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of new securities that it receives for its own account in exchange for old securities pursuant to the exchange offers if such broker-dealer acquired such old securities as a result of market-making activities or other trading activities. A broker-dealer may use this prospectus, as amended or supplemented, in connection with resales of new securities that it receives in exchange for old securities if such broker-dealer acquired such old securities as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days following the expiration date, we will make this prospectus, as amended or supplemented, available to any such broker-dealer for use in connection with any such resale.

None of the issuer, the guarantor or any of the subsidiary guarantors will receive any proceeds from any sale of new securities by broker-dealers. New securities that broker-dealers receive for their own account pursuant to the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the new securities or a combination of such methods of resale, at market prices prevailing at the time of resale. These transactions may be at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such new securities. Any broker-dealer that resells new securities that were received by it for its own account pursuant to the exchange offers and any broker or dealer that participates in a distribution of such new securities may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of new securities and any commission or concessions that any such persons receive may be deemed to be underwriting compensation under the Securities Act. However, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the expiration date, we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents. We have agreed to pay all expenses incidental to the exchange offers, but we will not pay any broker-dealer commissions or concessions. We will indemnify the holders of the old securities, including any broker-dealers, against certain liabilities, including liabilities under the Securities Act.

By accepting the exchange offers, each broker-dealer that receives new securities in the exchange offers agrees that it will stop using the prospectus if it receives notice from us of any event which makes any statement in this prospectus false in any material respect or which requires any changes in this prospectus in order to make the statements true.

We are delivering copies of this prospectus in electronic form through the facilities of DTC. You may obtain paper copies of the prospectus by contacting the exchange agent or the Luxembourg listing agent at their respective addresses specified on the inside back cover of this prospectus. By participating in the exchange offers, you will (unless you have requested paper delivery of documents) be consenting to electronic delivery of these documents.

The new securities are a new issue of securities with no established trading market. We intend to apply to have the new securities admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, but we cannot assure you that an active market for the new securities will exist at any time and, if any such market develops, we cannot assure you as to the liquidity of such a market.

We have registered the new securities with the Special Section of the National Registry of Securities of Mexico, which is maintained by the National Banking and Securities Commission of Mexico. This registration does not imply that the new securities are investment quality, that the guarantor or the subsidiary guarantors will be solvent or that the information in this prospectus is accurate or complete.

The new securities may not be publicly offered or sold in Mexico.

VALIDITY OF SECURITIES

Cleary Gottlieb Steen & Hamilton LLP, our United States counsel, will pass upon the validity under New York law of the new securities and the guaranties for the guarantor and the subsidiary guarantors. The General Counsel and Head of the Legal Department of the guarantor will pass upon certain legal matters governed by Mexican law for the guarantor and the subsidiary guarantors. Certain legal matters governed by Delaware law will be passed upon by Richards, Layton & Finger, P.A., Delaware counsel to the Pemex Project Funding Master Trust.

PUBLIC OFFICIAL DOCUMENTS AND STATEMENTS

The information that appears under the heading “Recent Developments–United Mexican States” in this prospectus and under the headings “Item 3—Key Information—Exchange Rates” and “Item 4—Information on the Company—United Mexican States” in the Form 20-F has been extracted or derived from publications of, or sourced from, Mexico or one of its agencies or instrumentalities. We have included other information that we have extracted, derived or sourced from official publications of PEMEX, which is a Mexican governmental agency. We have included this information on the authority of such publication or source as a public official document of Mexico. We have included all other information herein as a public official statement made on the authority of the Director General of Petróleos Mexicanos, Luis Ramírez Corzo.

EXPERTS

The financial statements incorporated by reference in this prospectus and registration statement by reference to the annual report on Form 20-F/A for the year ended December 31, 2005 have been so incorporated in reliance on the report of PricewaterhouseCoopers, S.C., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Certain oil and gas reserve data incorporated by reference in this prospectus and the registration statement from the annual report on Form 20-F/A for the year ended December 31, 2005 was reviewed by Netherland, Sewell International, S. de R.L. de C.V., DeGolyer and MacNaughton and Ryder Scott Company L.P., as indicated therein, in reliance upon the authority of such firms as experts in estimating proved oil and gas reserves.

RESPONSIBLE PERSONS

We are furnishing this prospectus solely for use by prospective investors in connection with their consideration of participating in the exchange offers and for Luxembourg listing purposes. The issuer, together with the guarantors and the subsidiary guarantors, confirm that, having taken all reasonable care to ensure that such is the case:

•	the information contained in this prospectus is true, to the best of their knowledge, and correct in all material respects and is not misleading;

•	they, to the best of their knowledge, have not omitted other material facts, the omission of which would make this prospectus as a whole misleading; and

•	they accept responsibility for the information they have provided in this prospectus.

GENERAL INFORMATION

1. The new securities have been accepted for clearance through Clearstream, Luxembourg and Euroclear. The securities codes for the new securities are:

Series	CUSIP	ISIN	Common Code
5.75% new notes	706451BF7	US706451BF73	22823957
6.625% new bonds	706451BG5	US706451BG56	22824082

2. In connection with the application to have the new securities admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange, we will, prior to admission to trading, deposit, through our agent, copies of the trust agreement, as amended, establishing the issuer with the Luxembourg Stock Exchange, where you may examine or obtain copies of such documents. In addition, documents relating to PEMEX will be deposited prior to listing at the Luxembourg Stock Exchange, where you may examine or obtain copies of such documents.

3. We have obtained the authorization of the Ministry of Finance and Public Credit and all necessary consents, approvals and authorizations in Mexico in connection with the issue of, and performance of our rights and obligations under, the new securities, including the registration of the indenture, the subsidiary guaranty agreement and the forms of securities attached to the indenture. On June 8, 2005 and February 2, 2006, the issuer issued certificates of authorization authorizing the issuance of the new securities. The board of directors of Petróleos Mexicanos approved resolutions on February 11, 2005 and December 22, 2005 authorizing the issuance of the securities. On June 19, 1996 and June 25, 1996, the board of directors of each of Pemex-Refining, Pemex-Gas and Basic Petrochemicals and Pemex-Exploration and Production authorized the signing of the subsidiary guaranty agreement.

4. Except as disclosed in this document, there has been no material adverse change in the financial position of the issuer, the guarantor or the subsidiary guarantors since the date of the latest financial statements included in this prospectus.

5. Except as disclosed under “Legal Proceedings” in “Item 8—Financial Information—Legal Proceedings” in the Form 20-F, none of the issuer, the guarantor or any of the subsidiary guarantors is involved in any litigation or arbitration proceedings relating to claims or amounts which are material in the context of the issue of the new securities. None of the issuer, the guarantor or any of the subsidiary guarantors is aware of any such pending or threatened litigation or arbitration.

6. You may obtain the following documents during usual business hours on any day (except Saturday and Sunday and legal holidays) at the specified offices of Deutsche Bank Trust Company Americas and the paying agent and transfer agent in Luxembourg for so long as any of the new securities are outstanding and admitted to trading on the Euro MTF, the alternative market of the Luxembourg Stock Exchange:

•	copies of the latest annual report and consolidated accounts of PEMEX;

•	copies of the trust agreement, as amended, establishing the issuer and the Organic Law constituting Petróleos Mexicanos and the subsidiary guarantors; and

•	copies of the indenture, including the form of the new securities, the guaranty agreement, and the subsidiary guaranty agreement.

Neither the issuer nor the subsidiary guarantors publish their own financial statements and will not publish interim or annual financial statements. The guarantor publishes interim consolidated financial statements in Spanish on a regular basis, and summaries of these interim consolidated financial statements in English are available, free of charge, at the office of the paying and transfer agent in Luxembourg.

7. The principal offices of PricewaterhouseCoopers, S.C., independent registered public accounting firm and auditors of PEMEX for the fiscal years ended December 31, 2003, 2004 and 2005, are located at Mariano Escobedo No. 573, Colonia Rincón del Bosque, Mexico D.F. 11580, telephone: (52-55) 5263-6000.

8. The Mexican Government is not legally liable for, and is not a guarantor of, the new securities.

9. Under Mexican law, all domestic hydrocarbon reserves are permanently and inalienably vested in Mexico and Mexico can exploit such hydrocarbon reserves only through Petróleos Mexicanos and the guarantors.

10. Article 27 of the Constitution, Articles 1, 2, 3 and 4 (and related Articles) of the Regulatory Law, Articles 15, 16 and 19 of the Regulations to the Regulatory Law, Articles 6 and 13 (and other related Articles) of the General Law on National Patrimony, Articles 1, 2, 3 and 4 (and other related Articles) of the Organic Law and Article 4 of the Federal Code of Civil Procedure of Mexico, set forth, inter alia, that:

•	attachment prior to judgment, attachment in aid of execution and execution of a final judgment may not be ordered by Mexican courts against property of the guarantor and the subsidiary entities;

•	all domestic petroleum and hydrocarbon resources (whether in solid, liquid, gas or intermediate form) are permanently and inalienably vested in Mexico and, to that extent, are subject to immunity;

•	(1) the exploration, exploitation, refining, transportation, storage, distribution and first-hand sale of crude oil, (2) the exploration, exploitation, production and first-hand sale of natural gas, as well as the transportation and storage inextricably linked with such exploitation and production, and (3) the production, transportation, storage, distribution and first-hand sale of the derivatives of petroleum (including petroleum products) and of the petroleum industry, are reserved exclusively to Mexico (and, to that extent, assets related thereto are entitled to immunity); and

•	Petróleos Mexicanos and the subsidiary guarantors are the public entities created and appointed by the Federal Congress of Mexico to conduct, control, develop and operate the petroleum industry of Mexico and are, therefore, entitled to immunity in respect of such exclusive rights and powers.

Except for the rights of immunity granted to Petróleos Mexicanos and to the subsidiary guarantors by the provisions above, neither Petróleos Mexicanos nor the subsidiary guarantors nor their respective properties or assets has any immunity in Mexico from jurisdiction of any court or from set-off or any legal process whether such jurisdiction is through process, notice or otherwise.

11. In the event that you bring proceedings in Mexico seeking performance of Petróleos Mexicanos’ or the subsidiary guarantors’ obligations in Mexico, pursuant to the Mexican Monetary Law, Petróleos Mexicanos or any of the subsidiary guarantors may discharge its obligations by paying any sum due in currency other than Mexican pesos, in Mexican pesos at the rate of exchange prevailing in Mexico on the date when payment is made. Banco de México currently determines such rate every business day in Mexico and publishes it in the Official Gazette of the Federation on the following business day.

Annex A

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES

AND SUBSIDIARY COMPANIES

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

AS OF JUNE 30, 2006 AND DECEMBER 31, 2005 AND FOR THE SIX-MONTH PERIODS

ENDED JUNE 30, 2006 AND 2005

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2006 AND DECEMBER 31, 2005

(In thousands of Mexican pesos of June 30, 2006 purchasing power and thousands of U.S. dollars)

(Notes 1 and 2)

	As of June 30,			As of December 31, 2005
	2006		2006
ASSETS:
Current assets:
Cash and cash equivalents	U.S.	$8,676,145	Ps. 97,800,111	Ps. 121,620,299
Accounts, notes receivable and other, net (Note 4)		15,460,256	174,272,648	118,654,696
Inventories, net (Note 5)		5,474,559	61,710,875	50,914,583
Derivative financial instruments (Note 8)		394,822	4,450,556	3,496,401

Total current assets		30,005,782	338,234,190	294,685,979

Investments in shares		2,363,540	26,642,531	26,739,747
Properties and equipment, net (Note 6)		58,924,967	664,219,906	647,460,970
Intangible asset derived from the actuarial computation of labor obligations		6,840,927	77,112,984	77,167,893
Other assets, net		491,221	5,537,189	3,353,862

Total assets	U.S.$	98,626,437	Ps. 1,111,746,800	Ps. 1,049,408,451

LIABILITIES:
Current liabilities:
Current portion of long-term debt (Note 7)	U.S.$	5,596,798	Ps. 63,088,789	Ps. 36,332,125
Suppliers		2,268,514	25,571,369	31,163,929
Accounts payable and accrued expenses		2,151,644	24,253,974	10,450,706
Taxes payable		1,538,632	17,343,927	68,452,024
Derivative financial instruments (Note 8)		915,564	10,320,517	19,157,717

Total current liabilities		12,471,152	140,578,576	165,556,501

Long-term debt (Note 7)		48,681,274	548,749,930	504,887,581
Reserve for dismantlement and abandonment activities, sundry creditors and others		2,427,908	27,368,110	24,377,742
Reserve for retirement payments, pensions and seniority premiums		35,660,548	401,976,389	378,131,150
Deferred taxes		291,404	3,284,794	3,501,715

Total long-term liabilities		87,061,134	981,379,223	910,898,188

Total liabilities		99,532,286	1,121,957,799	1,076,454,689

Contingencies (Note 11)
EQUITY (Note 10):
Certificates of Contribution “A”		8,019,251	90,395,400	90,395,400
Mexican Government increase in equity of Subsidiary Entities		7,048,588	79,453,800	78,844,710
Surplus in restatement of equity		13,579,518	153,072,399	145,281,030
Effect on equity from labor obligations		(2,436,158)	(27,461,100)	(27,461,100)
Effect of derivative financial instruments		(196,299)	(2,212,738)	(6,560,164)

Accumulated losses:
From prior year		(28,639,157)	(322,829,166)	(230,762,665)
Net income (loss) for the period		1,718,408	19,370,406	(76,783,449)

		(26,920,749)	(303,458,760)	(307,546,114)

Total equity (deficit)		(905,849)	(10,210,999)	(27,046,238)

Total liabilities and equity	U.S.$	98,626,437	Ps. 1,111,746,800	Ps. 1,049,408,451

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(In thousands of Mexican pesos of June 30, 2006 purchasing power and thousands of U.S. dollars)

(Notes 1 and 2)

	For the six-month periods ended June 30,
	2006		2006	2005
Net sales:
Domestic	U.S.$	23,300,375	Ps.262,648,818	Ps.240,592,525
Export		23,076,141	260,121,181	190,043,169

		46,376,516	522,769,999	430,635,694

Other revenues, net		2,470,749	27,851,021	6,882,139

Total revenues		48,847,265	550,621,020	437,517,833

Costs of sales and operating expenses:
Cost of sales		16,264,886	183,342,673	143,677,007
Transportation and distribution expenses		963,086	10,856,199	9,586,499
Administrative expenses		2,070,885	23,343,629	22,456,429

Total cost and operating expenses		19,298,857	217,542,501	175,719,935

Comprehensive financing cost:
Exchange loss (gain), net		1,339,674	15,101,205	(16,616,495)
Interest, net		1,200,424	13,531,542	17,496,530
Gain on monetary position		(230,718)	(2,600,723)	(2,873,147)

Total comprehensive financing cost (income)		2,309,380	26,032,024	(1,993,112)

Income before hydrocarbon extraction duties and other, special tax on production and services, deferred income taxes and cumulative effect of adoption of new accounting standards		27,239,028	307,046,495	263,791,010

Hydrocarbon extraction duties and other		25,173,404	283,762,160	248,636,984
Excess gains duty		366,460	4,130,850	—
Deferred income taxes		(19,244)	(216,921)	—
Special tax on production and services (IEPS Tax)		—	—	15,950,250

		25,520,620	287,676,089	264,587,234

Cumulative effect of adoption of new accounting standards (Note 2)		—	—	(1,776,866)

Net income (loss) for the period	U.S.$	1,718,408	Ps. 19,370,406	Ps. (2,573,090)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN

FINANCIAL POSITION

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(In thousands of Mexican pesos of June 30, 2006 purchasing power and thousands of U.S. dollars)

(Notes 1 and 2)

	For the six-month periods ended June 30,
	2006		2006	2005
Funds provided by (used in):
Operating activities:
Net income (loss) for the period	U.S.$	1,718,408	Ps. 19,370,406	Ps. (2,573,090)
Charges to operations not requiring the use of funds:
Depreciation and amortization		2,629,634	29,642,019	24,829,689
Reserve for retirement payments, pensions and seniority premiums		3,066,613	34,567,783	30,392,061
Deferred income taxes		(19,244)	(216,921)	—

		7,395,411	83,363,287	52,648,660
Variances in:
Accounts, notes receivable and other		(4,934,038)	(55,617,952)	15,632,745
Inventories		(266,576)	(3,004,923)	(10,492,270)
Intangible asset derived from the actuarial computation of labor obligations and other assets		(188,818)	(2,128,418)	(1,365,195)
Suppliers		(496,133)	(5,592,560)	(2,170,974)
Accounts payable and accrued expenses		1,224,530	13,803,268	2,429,134
Taxes payable		(4,533,955)	(51,108,097)	15,881,369
Reserve for sundry creditors and others		265,285	2,990,368	318,645
Reserve for retirement payments, pensions and seniority premiums		(951,229)	(10,722,544)	(7,173,729)
Derivative financial instruments		(482,947)	(5,443,929)	9,751,435

Funds (used in) provided by operating activities		(2,968,470)	(33,461,500)	75,459,820

Financing activities:
Minimum guaranteed dividends paid to the Mexican Government		(1,355,806)	(15,283,052)	(10,727,729)
Contribution to equity		54,034	609,090	1,060,932
Debt, net		6,264,827	70,619,013	34,419,612
Sale of future accounts receivable		—	—	(29,605,430)

Funds provided by (used in) financing activities		4,963,055	55,945,051	(4,852,615)

Investing activities:
Increase in fixed assets, net		(4,116,370)	(46,400,955)	(38,253,094)
Investments in shares		8,624	97,216	2,791,979

Funds used in investing activities		(4,107,746)	(46,303,739)	(35,461,115)

Net (decrease) increase in cash and cash equivalents		(2,113,161)	(23,820,188)	35,146,090
Cash and cash equivalents at beginning of the period		10,789,306	121,620,299	88,276,907

Cash and cash equivalents at end of the period	U.S.$	8,676,145	Ps. 97,800,111	Ps. 123,422,997

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PETRÓLEOS MEXICANOS, SUBSIDIARY ENTITIES AND SUBSIDIARY COMPANIES

NOTES TO THE UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS AS OF JUNE 30, 2006 AND DECEMBER 31, 2005 AND FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

(Amounts expressed in thousands of Mexican pesos of June 30, 2006 purchasing power and thousands of U.S. dollars)

1. Basis of presentation

The interim condensed consolidated financial statements of Petróleos Mexicanos, the Subsidiary Entities and the Subsidiary Companies (collectively, “PEMEX”), as of June 30, 2006, and for the six-month periods ended June 30, 2006 and 2005, are unaudited. In the opinion of management, all adjustments necessary for a fair presentation of the consolidated financial statements have been included herein. The results of interim periods are not necessarily indicative of results for the entire year.

For the purposes of these interim unaudited condensed consolidated financial statements, certain information and disclosure, normally included in financial statements prepared in accordance with generally accepted accounting principles, have been condensed or omitted. These unaudited condensed consolidated statements should be read in conjunction with PEMEX’s consolidated financial statements and notes thereto for the years ended December 31, 2005, 2004 and 2003.

2. Significant accounting policies

The principal accounting policies followed by PEMEX in the preparation of these condensed consolidated financial statements, are summarized below:

(a)    Accounting basis for the preparation of financial information

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in Mexico (“Mexican GAAP”) and the Rules of Financial Information as issued by the Consejo Mexicano para la Investigación y Desarrollo de Normas de Información Financiera, A.C. (the Mexican Research Board and Development of Financial Reporting Standards or “CINIF”).

Certain line items from the financial statements as of December 31, 2005 have been reclassified in order to make the presentation of such financial statements comparable to that of the financial statements as of June 30, 2006.

(b)    Change in accounting standards

New accounting standards adopted in 2006

Since June 1, 2004, the CINIF has assumed responsibility for the oversight of the accounting rules in México. As part of this responsibility and after a review and comment process during 2004 and 2005, the CINIF issued several Financial Reporting Standards (Normas de Información Financiera or “NIF”), which became effective on January 1, 2006.

One of the primary objectives of the NIF is to harmonize local reporting standards and convert them to conform to International Financial Reporting Standards (Normas Internacionales de Información Financiera or “NIIF”).

Effective January 1, 2006, the financial reporting process under the supervision of the CINIF involves the following:

•	The NIFs as interpreted by the CINIF;

•	The bulletins issued by the Accounting Principals Commission (“CPC”) of the Mexican Institute of Public Accountants (“MIPA”), to the extent these bulletins have not been modified, substituted or repealed by the NIFs; and

•	The NIIF, when applicable, which supplement the NIFs.

The CPC circulars continue to be recommendations by CINIF and will form part of the NIF until they are no longer applicable.

The changes described above, did not have an impact on the preparation of these financial statements.

There were no other new accounting standards adopted during the period from January 1, 2006 to June 30, 2006.

New accounting standards adopted in 2005

Effective January 1, 2005, PEMEX adopted the provisions of Bulletin C-10, “Derivative Financial Instruments and Hedging Operations” (“Bulletin C-10”), issued by the MIPA, which provides expanded guidance for the recognition, valuation and disclosure applicable to derivative financial instruments, including instruments designed as hedges and embedded derivatives. The adoption of these provisions resulted in the recognition of an initial cumulative effect of a charge to comprehensive loss in the equity of Ps.6,602,031 and a charge to income for the year of Ps.445,638, which is presented in the consolidated statement of operations as part of the cumulative effect of the adoption of new accounting standards.

Beginning on January 1, 2005, PEMEX adopted the amendments to Bulletin D-3 “Labor Obligations,” which provides additional valuation and disclosure requirements for recognizing severance payments paid to employees upon dismissal. The adoption of these provisions resulted in the recognition of initial liability related to prior service costs in an amount of Ps.1,331,228 and a charge to income upon adoption for the same amount, which is presented in the consolidated statement of operations as part of the cumulative effect of adoption as new accounting standards.

(c)    Convenience translation

United States dollar (“U.S. dollar”) amounts shown in the balance sheets, the statements of operations, the statements of changes in equity and the statements of changes in financial position have been included solely for the convenience of the reader. Such amounts are translated from pesos, as a matter of arithmetic computation only, at an exchange rate of 11.2723 pesos per U.S. dollar, which is the June 30, 2006 exchange rate for the settlement of obligations in foreign currencies provided by Banco de México and the Secretaría de Hacienda y Crédito Público (Ministry of Finance or “SHCP”). These translations should not be construed as a representation that the peso amounts have been or could be converted into U.S. dollars at the foregoing rate or any other rate.

3. Foreign Currency Position

As of June 30, 2006 and December 31, 2005, the consolidated financial statements of PEMEX include the following assets and liabilities denominated in foreign currencies (which are translated into Mexican pesos at the June 30, 2006 and December 31, 2005 exchange rates listed below):

	Amounts in foreign currency (Thousands)
	Assets	Liabilities	Long (short) position	Exchange rate	Amounts in pesos
As of June 30, 2006 (unaudited):
U.S. dollars	13,794,529	(43,143,944)	(29,349,415)	11.2723	(Ps. 330,835,411)
Japanese yen	7,450	(155,580,617)	(155,573,167)	0.0986	(15,339,514)
Pounds sterling	245	(416,305)	(416,060)	20.8380	(8,669,858)
Euros	2,663	(4,264,343)	(4,261,680)	14.3981	(61,360,095)

Total liability position before foreign currency hedging					(Ps. 416,204,878)

	Assets	Liabilities	Asset (liability) position	Year-end Exchange rate	Amounts in pesos
As of December 31, 2005:
U.S. dollars	14,621,145	(37,879,912)	(23,258,767)	10.7777	(Ps. 250,676,013)
Japanese yen	—	(144,171,281)	(144,171,281)	0.0914	(13,177,255)
Pounds sterling	262	(253,455)	(253,193)	18.5247	(4,690,324)
Euros	4,732	(4,240,207)	(4,235,475)	12.7080	(53,824,416)
Austrian shillings	—	(86)	(86)	8.1744	(703)
Swiss francs	—	(41)	(41)	8.1779	(335)
Canadian dollar	2	—	2	9.2330	18

Total liability position, before foreign currency hedging					(Ps. 322,369,064)

4. Accounts, notes receivable and other

Accounts, notes receivable and other receivables are as follows:

	At June 30, 2006	At December 31, 2005
Sales–domestic	Ps.55,484,027	Ps.35,266,918
Sales–export	22,386,921	12,983,173
Mexican Government advance payments on minimum guaranteed dividends	122,870	15,383,815
Specific funds–Trade Commission	20,296,854	27,027,655
Employees and officers	2,928,657	2,744,187
Advance taxes and negative IEPS(1)	36,798,465	2,965,768
Other accounts receivable	38,797,889	24,809,244

	176,815,683	121,180,760
Less:
Allowance for doubtful accounts	(2,543,035)	(2,526,064)

	Ps.174,272,648	Ps.118,654,696

(1)	On January 1, 2006, a new fiscal regime applicable to PEMEX became effective. This new fiscal regime requires PEMEX to make significant advance payments of taxes and duties for which PEMEX is liable, principally the Hydrocarbon Ordinary Duty. As of June 30, 2006, advance taxes amounted to Ps.23,851,907 (Ps.2,965,768 as of December 31, 2005).

On January 1, 2006, the Ley de Ingresos de la Federación (Federal Income Law) was amended, and now allows PEMEX to credit the negative IEPS tax rate against other taxes and duties payable by PEMEX. This negative rate resulted from the general increase in international prices for hydrocarbon and oil products in comparison to domestic retail prices set by the Mexican Government. As of June 30, 2006, the negative IEPS tax amounted to Ps.12,946,498. (In 2005, the negative IEPS was absorbed by PEMEX).

5. Inventories

Inventories are as follows:

	At June 30, 2006	At December 31, 2005
Crude oil, refined products, derivatives and petrochemical products	Ps. 55,758,307	Ps. 44,387,203
Materials and supplies in stock	4,490,941	5,563,358
Materials and products in transit	2,861,134	2,668,231

	63,110,382	52,618,792
Less:
Allowance for slow-moving and obsolete inventory	(1,399,507)	(1,704,209)

	Ps. 61,710,875	Ps. 50,914,583

6. Property and equipment

Property and equipment, net of accumulated depreciation and amortization, are as follows:

	As of June 30, 2006	As of December 31, 2005
Plants	Ps. 326,795,554	Ps. 321,480,573
Pipelines	251,551,457	244,318,794
Wells	360,119,606	338,579,829
Drilling equipment	21,194,040	21,228,134
Buildings	39,195,144	39,131,792
Offshore platforms	120,540,069	115,490,318
Furniture and equipment	31,368,370	31,319,269
Transportation equipment	13,118,886	13,124,709

	1,163,883,126	1,124,673,418
Less:
Accumulated depreciation and amortization	(617,194,027)	(588,836,963)

	546,689,099	535,836,455
Land	39,862,536	39,887,630
Construction in progress	76,871,927	71,071,594
Fixed assets to be disposed of	796,344	665,291

Total	Ps. 664,219,906	Ps. 647,460,970

For the six-month periods ended June 30, 2006 and 2005, interest costs associated with fixed assets in the construction or installation phase that were capitalized as part of those assets totalled Ps.3,158,156 and Ps.5,536,482, respectively.

Depreciation of assets and amortization of wells recorded in operating expenses for the six-month periods ended June 30, 2006 and June 30, 2005 were Ps.29,642,019 and Ps.24,829,689, respectively, which included Ps.707,100 and Ps.550,331, respectively, related to dismantlement and abandonment costs.

As of June 30, 2006 and December 31, 2005, the reserve related to dismantlement and abandonment costs, determined based on the present value (discounted) of the estimated cost, amounted to Ps.14,230,538 and Ps.13,786,241, respectively.

As of December 31, 2005, PEMEX has recognized cumulative impairment charges in the value of the long-lived assets amounting to Ps.12,950,362. During the six-month period ending June 30, 2006, PEMEX did not recognize any additional impairment charge.

7. Debt

As of June 30, 2006, PEMEX had lines of credit contracted in the amount of Ps.31,336,994 bearing various interest rates. As of June 30, 2006, the unused portion of the lines of credit amounted to Ps.1,633,165.

During the six-month period ended June 30, 2006, Petróleos Mexicanos undertook the following financing activities:

a.	Petróleos Mexicanos obtained U.S.$47,440 (Ps.534,758) in purchasing loans and project financings. The purchasing loans and project financings bear interest at a rate of LIBOR plus a spread between 0.225% and 0.50% and are repayable between 2006 and 2011.

b.	Petróleos Mexicanos utilized U.S.$3,300,000 (Ps.37,198,590) from its two revolving credit facilities, each in the amount of U.S.$1.25 billion; both credit facilities may also be used by the Pemex Project Funding Master Trust (the “Master Trust”), subject to prior authorization by the Ministry of Finance. On February 3, 2006, Petróleos Mexicanos repaid U.S.$800,000.

During the six-month period ended June 30, 2006, the Master Trust obtained U.S.$327,148 (Ps.3,687,710) (including ¥11,304 million) in loans from financial institutions to finance investments in long-term productive infrastructure projects, which PEMEX refers to as PIDIREGAS. These loans are guaranteed by Petróleos Mexicanos and export credit agencies. In addition, the Master Trust undertook the following financing activities:

a.	On February 2, 2006, the Master Trust issued U.S.$1,500,000 aggregate principal amount of Notes, of which U.S.$750,000 bear interest at a rate of 5.75% and mature in 2015 and U.S.$750,000 bear interest at a rate of 6.625% and mature in 2035. This issuance was a reopening of the June 8, 2005 issuance, guaranteed by Petróleos Mexicanos, under its Medium-Term Notes Program, Series A.

b.	On May 23, 2006, the Master Trust refinanced a syndicated credit facility for a total amount of U.S.$4,250,000, divided in two tranches of U.S.$1,500,000 and U.S.$2,750,000, with terms of 5 and 7 years, respectively.

Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals have jointly guaranteed the payment obligations of Petróleos Mexicanos under its guarantee of the Master Trust financings described above.

During the six-months period ended June 30, 2006, the Fideicomiso F/163 undertook the following financing activity. On June 16, 2006, Fideicomiso F/163 issued Ps.10,000,000 aggregate principal amount of notes in the Mexican domestic market, guaranteed by Petróleos Mexicanos.

Pemex-Exploration and Production, Pemex-Refining, and Pemex-Gas and Basic Petrochemicals have jointly guaranteed the payment obligations of Petróleos Mexicanos under its guarantee of this Fideicomiso F/163 financing.

Various credit facilities require compliance with operating covenants which, among other things, place restrictions on the following types of transactions:

•	The sale of substantial assets essential for the continued operations of the business;

•	Liens against its assets; and

•	Transfers, sales or assignments of rights to payment under contracts for the sale of crude oil or gas not yet earned, accounts receivable or other negotiable instruments.

8. Financial instruments

During the first six months of 2006, PEMEX continued to apply its liabilities hedging strategy in currencies other than the Peso and the U.S. Dollar as well as hedging strategies related to interest rates and the price of crude oil, which are more fully described in Note 11 to the consolidated annual financial statements.

During this period, the Master Trust entered into a series of cross-currency swaps with a total notional amount of U.S.$95,800 (Ps.1,079,886), for the purpose of hedging debt issuances in Japanese yen. PEMEX did not enter into any cross-currency interest rate or crude oil hedges.

9. Comprehensive income (loss)

Comprehensive income (loss) is as follows:

	For the six-month periods ended June 30,
	2006	2005
Net income (loss) for the period	Ps. 19,370,406	Ps. (2,573,090)
Surplus (deficit) in restatement of equity, net	7,791,369	(2,326,293)
Effect of derivative financial instruments	4,347,426	(3,467,382)

Comprehensive income (loss) for the period	Ps. 31,509,201	Ps. (8,366,765)

10. Equity

During the six-month periods ended June 30, 2006 and 2005, Petróleos Mexicanos paid Ps.122,870 and Ps.15,291,052, respectively, to the Mexican Government in advance on account of the minimum guaranteed dividend. On June 1, 2006, the Board of Directors approved a total annual dividend for 2005 of Ps.15,283,052, which amount is charged to equity at the time of the approval by the Board of Directors.

On various dates during 2005, the Mexican Government transferred amounts to Petróleos Mexicanos in respect of the duty for infrastructure paid by PEMEX during the year, which was accounted for as an increase in the equity of Pemex-Exploration and Production, Pemex-Refining, Pemex-Gas and Basic Petrochemicals and Pemex-Petrochemicals, (together, the “Subsidiary Entities”). According to the Ley de Ingresos de la Federación (Federal Income Law), these amounts are to be utilized for infrastructure works in exploration, refining, gas and petrochemicals. As of June 30, 2006 and December 31, 2005, the above-mentioned transfer is presented in the equity section of the balance sheet as “Mexican Government increase in equity of Subsidiary Entities.”

During the six-month period ended June 30, 2006, the Mexican Government transferred amounts in respect of the duty for infrastructure paid by PEMEX during the period totaling Ps.609,090 (U.S.$54,034) to Petróleos Mexicanos.

11. Contingencies

a.	In the normal course of business, PEMEX is named in a number of lawsuits of various types. PEMEX evaluates the merit of each claim and assesses the likely outcome, accruing a contingent liability when an unfavorable decision is probable and the amount is reasonably estimable. PEMEX does not believe a materially unfavorable outcome is probable for any known or pending lawsuits or threatened litigation for which PEMEX has not made any accruals.

b.	As of June 30, 2006, PEMEX is involved in various civil, tax, criminal, administrative and labor lawsuits, the final resolution of which is pending as of the date of these financial statements. Based on the information available, the total claim amount for these lawsuits totals approximately Ps.22,900,000. At June 30, 2006, PEMEX had accrued Ps.8,430,206 related to these contingent liabilities.

c.	PEMEX is subject to the Ley General de Equilibrio Ecológico y Protección al Ambiente (the General Law on Ecology and Protection of the Environment, or the “Environmental Law”). To comply with this law, PEMEX has contracted environmental audits for its larger operating, storage and transportation facilities. Following the completion of such audits, PEMEX signed various agreements with the Procuraduría Federal de Protección al Ambiente (the Federal Attorney of Environmental Protection, or “PROFEPA”) to implement environmental remediation and improvement plans. Such plans contemplate remediation for environmental damages, as well as related investments for the improvement of equipment, maintenance, labor and materials.

PEMEX has recorded a reserve for environmental remediation as of June 30, 2006 of Ps.1,059,623. This reserve is included in long-term liabilities in the balance sheet.

d.	PEMEX is currently involved in an arbitration with Conproca, S.A. de C.V. (“Conproca”) arising out of public works contracts. Based on the latest filings made before the International Arbitration Court, the claim filed by Conproca is for U.S.$623,801 (approximately Ps.7,133,123) and the counterclaim filed by PEMEX is for the amount of U.S.$907,600.

Currently, the arbitration is in its evidentiary stages. The first liability hearing was held during the first week of February 2006. Pursuant to the procedural schedule, the next steps of the arbitration include: the filing of allegation writs related to the first liability hearing by each of the parties, the issuance of International Arbitration Court’s opinion with its conclusions with respect to the first liability hearing, and a final liability hearing to be held in January 2007.

e.	In March 2000, Construcciones Industriales del Golfo, S.A. de C.V. filed a claim before the Juzgado Primero de Distrito en Materia Civil (First Civil District Court) in the Federal District for approximately U.S.$79,000 (plus interest) against Pemex-Refining and Petróleos Mexicanos, arguing that work under an existing construction agreement had been concluded but that it had not received payment on the contract. Following a ruling in favor of Construcciones Industriales del Golfo, S.A. de C.V., a total amount of Ps.66,700 was deposited before the court by PEMEX on August 25, 2005. On October 2, 2006 a judicial agreement was executed between the parties to settle all accrued interest owed by Pemex-Refining. Legal proceedings have concluded and all pending payments have been made as of this date.

f.	The Comisión Federal de Competencia (Federal Trade Commission) issued a resolution against PEMEX for alleged monopolistic policies in connection with exclusivity clauses contained in various agreements related to the sale of lubricants and automotive oil. The resolution requires that the following measures be taken:

•	amend the joint venture agreements, trademark license agreements, supply franchise agreements and any documents with an exclusivity clause;

•	execute amendments with the franchise retail service stations to adjust franchise and supply contracts; and

•	inform the legal representatives of service stations of the resolution issued by the Federal Trade Commission.

As of this date, PEMEX has filed two appeals for constitutional relief, referred to as an “amparo,” against this resolution. One appeal was granted in PEMEX’s favor in the first instance, but was challenged through an appeal for review and a resolution is still pending. PEMEX has not accrued any reserve for this claim.

g.	Mecánica de la Peña, S.A. de C.V. and Mecapeña, S.A. de C.V. have filed several claims related to certain contracts entered into with a Subsidiary Entity. As of this date, no judgment has been pronounced against the Subsidiary Entity in connection with such claims. Although a final judgment has not been pronounced, several resolutions have been issued in favor of the Subsidiary Entity in connection with the claims filed by the Subsidiary Entity against Mecánica de la Peña, S.A. de C.V., Afianzadora Sofimex, S.A. and the Mexican Petroleum Institute. As of this date, the resolution of an amparo filed by the Subsidiary Entity is still pending. The amounts of U.S.$2,240 and U.S.$2,550, the object of two claims, have not been recovered, recorded nor accrued by the Subsidiary Entity.

h.	The Federal Trade Commission has implemented certain administrative procedures against a Subsidiary Entity. As of this date of these financial statements, two resolutions have been issued under the administrative procedures (No. IO-62-97, dated July 10, 2003 and IO-14-99 dated November 27, 2003). An amparo against such resolutions filed by Impulsora Jalisciense, S.A. de C.V. was denied. Consequently, PEMEX is waiting for a notification from the Federal Trade Commission notifying the Subsidiary Entity that the six-month term to comply with these resolutions has been renewed. A fine for an amount of 1,500 times the prevailing minimum wage (Salario Mínimo Vigente) in the Federal District for every day elapsed without compliance with these resolutions has not been ordered. PEMEX has not accrued any reserve for this contingent liability.

i.	Combustibles de Oriente, S.A. de C.V. filed a commercial claim (No. 75/99) against a Subsidiary Entity. On August 16, 2004, a resolution was issued in which the Subsidiary Entity was ordered to pay Ps.221,158 to this distributor, and the distributor was ordered to pay Ps.31,143 for unpaid invoices. After the amounts were compensated, PEMEX paid Ps.190,015 to the distributor on January 28, 2005, and the total amount was liquidated. The distributor filed a new motion for expenses, court costs and interest in the amount of Ps.21,267 and Ps.44,677, respectively. As of this date, resolution of this claim is still pending. As of June 30, 2006, PEMEX has accrued Ps.33,000 for this contingent liability.

12. Segment financial information

PEMEX’s primary business is the exploration for and production of crude oil and natural gas and the refining and marketing of petroleum products, conducted through four business segments: Pemex-Exploration and Production, Pemex-Refining, Pemex-Gas and Basic Petrochemicals and Pemex-Petrochemicals. Management makes decisions related to the operations of the consolidated business along these four strategic lines.

PEMEX segment financial information is as follows:

Period ended	Exploration and Production	Refining	Gas and Basic Petrochemicals	Petrochemicals	Corporate and Subsidiary Companies	Eliminations	Total
June 30, 2006
Sales	423,304,783	209,144,586	106,048,095	13,426,938	340,036,771	(569,191,174)	522,769,999
Operating Income (loss)	337,188,942	(35,055,509)	6,452,226	(7,053,992)	(3,287,186)	6,983,017	305,227,498
Net Income (loss)	31,530,646	(18,863,803)	5,765,385	(9,010,600)	26,913,472	(16,964,694)	19,370,406
Total assets	904,310,219	358,003,230	116,918,422	115,949,280	1,744,935,622	(2,128,369,973)	1,111,746,800

June 30, 2005
Sales(1)	320,816,655	187,581,918	95,903,383	14,612,775	241,549,728	(429,828,765)	430,635,694
Operating Income (loss) (1)	243,540,689	8,677,671	5,632,769	(3,295,461)	(8,418,057)	8,778,148	254,915,759
Net Income (loss)	1,113,813	(5,501,198)	6,005,395	(5,022,913)	11,160,851	(10,329,038)	(2,573,090)
Total assets	779,340,103	310,983,917	104,995,693	103,609,591	1,517,517,451	(1,797,908,120)	1,018,538,635

(1)	Trade Sales and operating income (loss) of Pemex-Refining include the IEPS Tax as part of the sales prices of products sold in the amount of Ps.15,950,250 for the six months ended June 30, 2005.

13. Subsequent events

The Programa de Integración Energética Mesoamericana (Mesoamerican Energy Integration Program), a project organized by the governments of Belize, Colombia, Costa Rica, the Dominican Republic, El Salvador, Guatemala, Honduras, Mexico, Nicaragua and Panama, and designed to create a regional market of oil, natural gas and electricity, is planning, among other things, to construct a new heavy crude oil refinery in Central America. On September 21, 2006, the Board of Directors of Pemex-Exploration and Production authorized a modification to the crude oil purchase agreement between Pemex-Exploration and Production and PMI, in order to permit PMI to enter into a long-term evergreen contract of up to 230 thousand barrels per day of Maya crude oil with this new refinery. The availability of crude oil to meet the demand at the new refinery will be subject to the success of future exploration and development projects.

14. Differences between Mexican GAAP and U. S. GAAP

PEMEX’s consolidated financial statements are prepared in accordance with Mexican GAAP, which differs in certain significant respects from accounting principles generally accepted in the United States (“U.S. GAAP”). In accordance with Bulletin B-10, all of the related U.S. GAAP adjustments have also been restated to reflect the effects of inflation. The application of Bulletin B-10 represents a comprehensive measure of the effects of price level changes and is considered to result in a more meaningful presentation than historical cost-based financial reporting in an environment such as Mexico. None of the adjustments to the financial statements for the effects of inflation required under Mexican GAAP have been eliminated in the U.S. GAAP reconciliation.

The differences between Mexican GAAP and U.S. GAAP, as they relate to PEMEX, are presented below together with explanations of certain adjustments that affect net income and shareholders’ equity as of and for the six months ended June 30, 2006 and 2005:

I.    Differences in measurement methods:

On November 10, 2005, a new fiscal regime, which is applicable only to PEMEX and the Subsidiary Entities, was enacted. The new fiscal regime became effective January 1, 2006 and PEMEX began recognizing the impact of deferred taxes in November 2005. As such, on December 31, 2005 and June 30, 2006, U.S. GAAP adjustments include the impact of the adjustments on deferred taxes relating to this new regime. For the six-month period ended June 30, 2005, the loss represents pre-tax loss under the previous tax regime.

Net income (loss) for the six-month periods ended June 30, 2006, and 2005, is recorded as follows:

	For the six-month periods ended June 30,
	2006		2005
Net income (loss) for the period under Mexican GAAP	Ps.	19,370,406	Ps.	(2,573,090)

U.S. GAAP adjustments:
Exploration and drilling costs (a)		(716,609)		(735,006)
Pensions and seniority premiums (b)		254,867		304,627
Post retirement benefits (c)		1,773,853		1,574,319
Accrued vacation (d)		(10,360)		17,313
Fixed asset adjustments:
Capitalized gains (losses) of hedging financial instruments, (net) (e)		3,596,137		(6,266,566)
Capitalization of interest, net (f)		1,909,601		946,832
Impairment (g)		1,663,938		2,311,647
Depreciation convention (h)		365,068		365,068
Derivative financial instruments (i)		(2,740,165)		(4,540,836)
Profit in inventory (j)		(12,207,096)		(2,808,783)
Available-for-sale investment securities (m)		(336,001)		315,790
Deferred taxes (l)		14,928		—
Effects of inflation accounting on U.S. GAAP adjustments (o)		3,542		77,020
Pemex Finance net income allocated to minority interest (n)		(17,790)		—

Total U.S. GAAP adjustments, net		(6,446,087)		(8,438,575)

Net income (loss) for the period under U.S. GAAP	Ps.	12,924,319	Ps.	(11,011,665)

	For the six-month periods ended June 30,
	2006		2005
Comprehensive loss under U.S. GAAP
Net income (loss) for the period under U.S. GAAP	Ps.	12,924,319	Ps.	(11,011,665)

Other comprehensive (loss) income:
Derivative financial instruments (i)		4,347,426		315,390
Unrealized (losses) gains on securities (l)		336,001		(315,790)
(Deficit) surplus in restatement of equity		7,738,126		(2,326,293)

Comprehensive income (loss)	Ps.	25,345,872	Ps.	(13,338,358)

	As of June 30, 2006		As of December 31, 2005
Equity (deficit) is reconciled as follows:

Equity (deficit) under Mexican GAAP	Ps.	(10,210,999)	Ps.	(27,046,238)

U.S. GAAP adjustments:
Exploration and drilling costs (a)		13,629,916		14,346,525
Pensions and seniority premiums:
Pension and seniority premiums (b)		(8,895,884)		(9,150,751)
Additional minimum pension liability (b)		6,401,859		6,401,859
Post retirement benefits (c)		(38,553,793)		(40,327,646)
Accrued vacation (d)		(559,454)		(552,700)
Fixed asset adjustments:
Capitalized gains (losses) of hedging financial instruments, net (e)		2,787,710		(808,427)
Capitalization of interest, net (f)		(8,426,924)		(10,336,523)
Impairment (g)		(29,929,672)		(31,593,610)
Depreciation convention (h)		(1,095,200)		(1,460,269)
Derivative financial instruments (i)		4,788,297		7,528,462
Profit in inventory (j)		(15,637,952)		(3,430,856)
Advanced payments on minimum guaranteed dividend (k)		(122,870)		(15,383,815)
Deferred taxes (l)		427,633		412,705
Pemex Finance net equity allocated to minority interest (n)		(1,426,290)		(1,355,130)

Total U.S. GAAP adjustments, net		(76,612,624)		(85,710,176)

(Deficit) under U.S. GAAP	Ps.	(86,823,623)	Ps.	(112,756,414)

Change in U.S. GAAP equity for the six-month period ended June 30, 2006:

Deficit at January 1, 2006	Ps.	(112,756,414)
Net income for the period		12,924,319
Mexican Government increase in equity of subsidiary entities		609,090
Minimum guaranteed dividends		(22,171)
Other comprehensive (loss) income:
Derivative financial instruments		4,347,426
Deficit in restatement of equity		7,738,126
Unrealized loss on available-for-sale investment securities		336,001

Deficit at June 30, 2006	Ps.	(86,823,623)

Explanation of reconciling items:

(a)    Exploration and drilling costs

As discussed in Note 2e. to the audited consolidated financial statements of PEMEX as of December 31, 2004 and 2005 and for each of the three years ended December 31, 2003, 2004 and 2005 (the “2005 Financial Statements”), effective January 1, 2004, for Mexican GAAP purposes, PEMEX approved a change in the accounting policy for the recognition of well exploration and drilling costs to the successful-efforts method of accounting.

Through December 31, 2003, under Mexican GAAP, a specific equity account reserve was established to cover current and future exploration and drilling costs. As oil and gas were extracted from existing wells, the equity reserve was increased, and an amount equal to the increase was charged to cost of sales based upon a calculated quota of exploration and drilling costs per barrel. Subsequently, actual drilling costs pertaining to successful wells, which were being accumulated in the reserve account and were reclassified from that reserve and charged as investments in fixed assets.

Under U.S. GAAP, costs of drilling exploratory wells and exploratory-type stratigraphic test wells are initially capitalized and are later charged to expense if proved reserves are not discovered. Such capitalized costs are amortized on a Units of Production (UOP) basis over proved developed reserves. Development costs, including the costs of drilling development wells and development-type stratigraphic test wells, are capitalized. The capitalized costs of wells and related equipment are amortized on a UOP basis over proved developed reserves, as the related oil and gas reserves are extracted.

Therefore, through December 31, 2003, PEMEX adjusted the results of operations and equity to reflect the impact of U.S. GAAP on exploration and drilling costs, i.e., the Mexican GAAP operations charge related to the cost per barrel was reversed, the equity account related to the specific oil field exploration and drilling reserve was reversed to zero, and costs related to properties in the exploration and development phase were capitalized in accordance with U.S. GAAP. No such adjustment was required for the six months ended June 30, 2005 and 2006 due to the adoption of the successful-efforts method of accounting for Mexican GAAP purposes, effective January 1, 2004 which is consistent with U.S. GAAP.

At June 30, 2006 and December 31, 2005, the U.S. GAAP equity adjustment represents the cumulative costs of capitalized unsuccessful wells on proven areas under U.S. GAAP, not capitalized under Mexican GAAP through December 31, 2003, net of the amortization of such capitalized amounts. The U.S. GAAP net income adjustment for the six-month periods ended June 30, 2005 and 2006 reflects the amortization of such capitalized costs on a UOP basis. No new reconciling items were created subsequent to January 1, 2004 since PEMEX adopted successful-efforts accounting as of that date for Mexican GAAP purposes.

(b)    Pensions and seniority premiums

Under Mexican GAAP, PEMEX follows the guidance in Bulletin D-3, which establishes the procedures for measuring the expenses and liabilities for pension plans, seniority premiums and severance payments. The primary differences between PEMEX’s application of Bulletin D-3 and the U.S. GAAP guidance provided in Statement of Financial Accounting Standards (“SFAS”) No. 87, “Employers Accounting for Pensions” (“SFAS No. 87”), are the implementation dates.

In accordance with Bulletin D-3 and SFAS No. 87, PEMEX recognizes an additional minimum pension liability, which under SFAS No. 87 is equal to the excess of the accumulated benefit obligation over the fair value of plan assets and accrued pension liabilities. (See Note 1 and Note 20 IIe of the 2005 Financial Statements.)

(c)    Post-retirement benefits

As described in Note 12 of the 2005 Financial Statements, under Mexican GAAP, through December 31, 2003, PEMEX accounted for health service benefits on a “pay-as-you-go” basis. Effective January 1, 2004, PEMEX adopted the amendments to Bulletin D-3 that set forth additional valuation and disclosure requirements for the recognition of post-retirement obligations.

Under U.S. GAAP, PEMEX follows the guidelines of SFAS No. 106, “Employers’ Accounting for Post-Retirement Benefits Other Than Pensions” (“SFAS No. 106”) in accounting for health service and other supplemental payments provided to retirees and other eligible family members. SFAS No. 106 requires the accrual of the expected cost of providing such benefits during the years that the employees render service.

After giving effect to the amendments to Bulletin D-3 on PEMEX’s Mexican GAAP financial statements in 2004, the U.S. GAAP adjustment represents the difference between the unrecognized prior service costs and transition obligation amounts under Mexican GAAP and U.S. GAAP due to the different adoption dates of the applicable Mexican and U.S. GAAP standards.

(d)    Accrued vacation

Under Mexican GAAP, vacation expense is recognized when the vacation is utilized by the employee. Under U.S. GAAP, vacation expense is accrued when earned by the employee.

(e)    Fixed assets–Capitalized gains and losses of derivative financial instruments

Under Mexican GAAP, certain realized gains and losses arising from derivative financial instruments designated as cash flow hedges and from derivative financial instruments not designated as hedges are capitalized as part of capitalized interest. In addition, as further discussed in Note 20 Ii. to the 2005 Financial Statements, certain embedded foreign currency contracts are not bifurcated for Mexican GAAP purposes, whereas such contracts are bifurcated for U.S. GAAP purposes, thereby creating a difference in the basis of calculation of fixed assets. Under U.S. GAAP, realized gains and losses arising from financial instruments designated as cash flow hedges cannot be capitalized as part of the qualifying assets, but are recognized into earnings immediately. For the six-month period ended June 30, 2006 and 2005, PEMEX capitalized a gain (loss) of Ps.3,596,137 and Ps.(6,266,566), respectively, arising from hedging instruments. The 2006 and 2005 six-month period net income adjustments include a reversal of depreciation of Ps.(340) and Ps.50,968, respectively, related to amounts previously capitalized.

(f)    Fixed asset–Capitalization of interest

Under Mexican GAAP, interest is capitalized to property, plant and equipment based upon total interest cost incurred on loans allocated to construction projects, regardless of whether or not the amounts borrowed have been spent on such projects.

Under U.S. GAAP, interest is capitalized by applying an average interest rate to the construction in progress balance without exceeding total interest expense. PEMEX has accordingly adjusted its results of operations and equity to reflect the U.S. GAAP requirements for capitalizing interest. The net income adjustment for capitalized interest presented herein also includes the reversal of depreciation of Ps.1,055,088 and Ps.531,023 for the six-month periods ended June 30, 2006 and 2005, respectively, related to the cumulative difference in amounts previously capitalized for such assets.

(g)    Fixed assets–Impairment

For Mexican GAAP purposes, PEMEX evaluates the impairment of long-lived assets whenever there are events or circumstances indicating that the book value of a given asset may not be recoverable. For each of the cash-generating units, if the book value of the long-lived assets exceeds the estimated future value (discounted) of cash flows recoverable from such long-lived assets, a charge is made to income for the period for an impairment loss. This calculation is made at least annually, and the impairment recorded can be reversed in subsequent periods if the subsequent impairment analysis indicates an increase in fair value.

For U.S. GAAP purposes, an evaluation of impairment is undertaken whenever events or circumstances indicate that the carrying amount of an asset may not be recoverable, as is the case under Mexican GAAP. However, under U.S. GAAP, the impairment criteria are met when the carrying value of assets exceeds the sum of expected future cash flows (undiscounted and without financing charges) of the related assets. The asset is written down to fair value as determined by using the present value of expected future cash flows. PEMEX determine if there is an impairment of its oil and gas producing assets based on the undiscounted estimated future cash flows associated with estimated proved reserves on a field-by-field basis.

The U.S. GAAP net income reconciliation for the six-month periods ended June 30, 2006 and 2005 includes credits of Ps.1,663,938 and Ps.2,311,647, respectively, for depreciation due to the difference in carrying values of long-lived assets between Mexican GAAP and U.S. GAAP resulting from the cumulative impairment charge differences. No impairment charges were recognized for the six-month periods ended June 30, 2006 and 2005 under either Mexican or U.S. GAAP.

(h)    Fixed assets–Depreciation convention

Until 2002, under Mexican GAAP, PEMEX would begin to depreciate assets the year after which they were placed in service. For U.S. GAAP purposes, assets were depreciated from the date they were placed in service. Beginning in 2003, PEMEX prospectively changed its accounting under Mexican GAAP to require depreciation from the month after the asset was placed into service, therefore eliminating any new differences between Mexican GAAP and U.S. GAAP for assets placed in services in 2003 and later years. As of June 30, 2005 and 2006, the U.S. GAAP adjustments reflect a credit to income of Ps.365,068 for the reversal of the depreciation expense previously recorded under U.S. GAAP.

(i)    Accounting for derivative financial instruments

As more fully described in Note 2(b) to these interim financial statements, effective January 1, 2005, PEMEX adopted Bulletin C-10, which provides expanded guidance for the recognition, valuation and disclosure related to derivative financial instruments, both freestanding as well as embedded derivatives. The provisions of

Bulletin C-10 make Mexican GAAP, in many respects, more similar to U.S. GAAP SFAS No. 133. As more fully described in the notes to the annual audited financial statements, through December 31, 2004, under Mexican GAAP, PEMEX applied the provisions of Bulletin C-2. The key differences between Mexican GAAP and U.S. GAAP, as they related to PEMEX, for the respective periods presented herein are as follows:

•	PEMEX has entered into cross currency swaps under which it swaps principal and interest payments on non-U.S. dollar-denominated obligations for U.S. dollar amounts. This limits PEMEX’s exposure to fluctuations in these currencies as they relate to the U.S. dollar. Under U.S. GAAP, foreign currency hedges can only be designated as such when hedging the risk to the entity’s functional currency, and therefore, contracts entered into by PEMEX entities whose functional currency is not U.S. dollars do not qualify for hedge accounting under U.S. GAAP SFAS 133 and under Mexican GAAP Bulletin C-10 although they did under Mexican GAAP Bulletin C-2, which had no similar requirement that foreign currency hedge transactions be carried out in the entity’s functional currency.

•	Given the need for specialized technology, PEMEX enters into infrastructure and supply contracts whose settlement terms are denominated in or linked to the U.S. dollar. Such contracts are generally entered into by entities whose functional currency is not the U.S. dollar, thus creating a foreign currency embedded derivative which is bifurcated and evaluated separately under U.S. GAAP SFAS 133. Such embedded derivatives were not required to be bifurcated under Mexican GAAP.

For the six-month periods ended June 30, 2006 and 2005, PEMEX recognized a net (loss) gain of Ps.(2,740,165) and Ps.(4,540,836), respectively, reported as a component of “interest, net” in the consolidated statements of operations, which included the ineffective portion of all fair-value hedges.

For the six-month periods ended June 30, 2006 and 2005, PEMEX recognized a net gain (loss) of Ps.4,347,426 and Ps.315,390, respectively, reported as “derivative financial instruments” in the consolidated other comprehensive loss statement.

(j)    Profit in inventory

Under Mexican GAAP, PEMEX values crude oil and derivatives for export at their net realizable value with the difference between the net realizable value and cost recorded in earnings. In contrast, U.S. GAAP requires that inventories be recorded at their net realizable value, but not to exceed cost. For U.S. GAAP equity reconciliation purposes, PEMEX has eliminated the effect of recognizing a profit within its ending inventory balance at each period end; and for net income reconciliation purposes, the adjustment reflects the reversal of the prior year’s equity adjustment as inventory is sold, as well as profit in inventory at the balance sheet date.

(k)    Advance payments on minimum guaranteed dividend

Under Mexican GAAP, advance payments on the minimum guaranteed dividend owed to the Mexican Government derived from the capitalization of debt as described in Note 15 to the 2005 Financial Statements are recorded as an account receivable prior to approval of the total annual dividend amount by the PEMEX Board of Directors, which is usually given in the following fiscal year.

Under U.S. GAAP, such receivable balances are considered a reduction in equity. PEMEX has accordingly adjusted equity to reflect the minimum guaranteed dividend payment as a reduction in equity.

(l)    Deferred taxes

As described in Note 18 of the 2005 Financial Statements, during 2005, a new fiscal regime applicable to PEMEX and its subsidiaries was enacted. Beginning January 1, 2006, certain subsidiary companies of PEMEX will be subject to the tax regime applicable to all other Mexican corporations. Mexican companies are generally required to pay the higher of their income tax liability (determined at a rate of 29% after 2005) or their asset tax liability (determined at a rate of 1.8% of the average tax value of virtually all of their assets, less the average tax value of certain liabilities). Due to the change in tax regime, PEMEX began recognizing deferred taxes relating to the entities that will begin to be taxed based on taxable income after January 1, 2006. The U.S. GAAP equity adjustment represents the cumulative impact of deferred taxes relating to the other U.S. GAAP adjustments.

(m)    Accounting for available-for-sale investment securities (Repsol)

Under Mexican GAAP, the unrealized gains and losses are reflected in the statement of operations.

Therefore, the adjustment to income for U.S. GAAP purposes for the six-months ended June 30, 2006 and 2005 reflects the reclassification of the unrealized gain (loss) under Mexican GAAP from the statement of operations to other comprehensive loss.

Pursuant to SFAS No. 115, PEMEX classifies its investment securities as “available-for-sale” and, accordingly, they are recorded at fair value with unrealized gains and losses excluded from the statement of operations and reported in other comprehensive income (loss). The fair value of the securities is determined by quoted market prices at each period end. An impairment loss is recognized when the loss is considered other than temporary.

(n)    Reclassification of Pemex Finance equity to minority interest

As described in Note 2c. of the 2005 Financial Statements, effective July 1, 2005, PEMEX entered into an option agreement with BNP Paribas Private Bank and Trust Cayman Limited to acquire 100% of the shares of Pemex Finance. As a result, in 2005, the financial results of Pemex Finance have been consolidated into the financial statements of Pemex for Mexican GAAP purposes. Historically, Pemex Finance has been consolidated in the accompanying condensed consolidated U.S. GAAP information included herein for all periods presented. However, under U.S. GAAP, net income and retained earnings from Pemex Finance is reclassified as minority interest. The U.S. GAAP adjustment related to Pemex Finance represents the reclassification of net income and equity recognized under Mexican GAAP to minority interest.

(o)    Effects of inflation on the U.S. GAAP adjustments

Various U.S. GAAP adjustments included herein are adjustments to monetary assets and liabilities recorded under Mexican GAAP pursuant to Bulletin B-10 and, therefore, the adjustments to the respective balances would also result in adjustment to the monetary gain or loss as reported under Mexican GAAP for each of the three years ended December 31, 2005, 2004 and 2003.

II.    Additional disclosure requirements:

(a)    Pensions and seniority premiums

The components of net seniority premium and pension plan cost, calculated in accordance with SFAS No. 87, consist of the following:

	For the six-month period ended June 30,
	2006		2005
Service cost	Ps.	3,426,249	Ps.	3,085,998
Interest cost		11,543,409		10,020,860
Return on plan assets		(15,817)		(84,475)
Net amortization and deferral		437,286		(32,481)
Amortization of net transition obligation		2,750,982		2,791,551
Adjustment to net periodic pension cost due to inflation		119,173		113,007

Net cost under U.S. GAAP		18,261,282		15,894,460
Net cost under Mexican GAAP		(18,516,149)		(16,199,087)

Additional (benefit) expense recognized under U.S. GAAP	Ps.	(254,867)	Ps.	(304,627)

The combined seniority premium and pension plan liability as of June 30, 2006 and December 31, 2005, under SFAS No. 87 is as follows:

	As of June 30, 2006		As of December 31, 2005
Accumulated benefit obligation	Ps.	279,374,433	Ps.	267,531,339

Projected benefit obligation		287,167,040		273,105,941
Plan assets at fair value		(1,920,245)		(1,423,362)

Projected benefit obligation in excess of plan assets		285,246,795		271,682,579
Unrecognized net loss		(25,333,083)		(20,299,941)
Unrecognized transition obligation		(68,411,862)		(70,392,307)
Unrecognized prior service costs and plan amendments		(5,688,796)		(5,867,574)

Accrued liability under U.S. GAAP		185,813,054		175,122,757
Accrued liability recognized under Mexican GAAP		(176,917,170)		(165,972,006)

Net U.S. GAAP adjustment to seniority premium and pension plan liability	Ps.	8,895,884	Ps.	9,150,751

Additional minimum liability	Ps.	93,193,697	Ps.	93,193,697

In accordance with the provisions of SFAS No. 87, PEMEX has reflected, for U.S. GAAP purposes, an additional minimum liability at the end of each year representing the excess of the accumulated benefit obligation over the fair value of plan assets and accrued pension liabilities. The additional minimum liability is offset by recording an intangible asset provided that the asset recognized does not exceed the sum of the unrecognized prior service cost and the unrecognized transition obligation for the year. As of June 30, 2006 and December 31, 2005, for U.S. GAAP purposes, PEMEX recognized an intangible asset of Ps.72,134,430 and Ps.72,134,430, respectively. The June 2006 and December 2005 U.S. GAAP Equity Adjustments of Ps. 6,401,859 reflect the differences in the amounts recognized in comprehensive loss under Mexican GAAP of Ps. 27,461,127 at both dates, and the amount unrecognized under U.S. GAAP at both dates of Ps. 21,059,268, respectively, related to additional minimum pension liabilities.

(b)    Other post-retirement benefits

PEMEX implemented SFAS No. 106 effective January 1, 1995, using the transitional recognition method and December 31 as a measurement date.

PEMEX makes supplemental payments in respect of its obligation for gas, gasoline and basic food supplies and provides health care benefits, in each case to retired employees and immediate family members. PEMEX regularly determines the level of its supplemental payments considering inflationary conditions. Health care is provided through a regional network of PEMEX hospitals and medical centers, which also provide care to active PEMEX employees. No commitments have been made regarding the level of such contributions in the future.

Effective January 1, 2004, PEMEX adopted the amendments to Bulletin D-3 which established an obligation to recognize a reserve for post-retirement medical benefits and to include the supplemental payments as a part of PEMEX’s other post-retirement benefits obligation. In prior years, the obligation for post-retirement medical benefits was recognized under U.S. GAAP, but not under Mexican GAAP. Also in prior years, the obligation for supplemental payments under Mexican GAAP was recognized as a part of PEMEX’s pensions and seniority premiums obligation and reclassified for U.S. GAAP purposes as a component of the SFAS No. 106 adjustment. In 2004, under Mexican GAAP, these benefits were reclassified to form part of the liability for other post-retirement benefits, which is now consistent with U.S. GAAP.

In 2004, PEMEX reevaluated the estimated costs used in the calculation of its obligations for post-retirement benefits. As a result of the reevaluation, the estimated allocable cost per employee was reduced resulting in a reduction in PEMEX’s post-retirement benefits obligation. In accordance with SFAS No. 106, the gain resulting from this change in estimate has been recorded as an unrecognized actuarial gain and will be amortized over the related service period.

The components of other post-retirement benefits expense consist of the following for the six-month periods ended June 30, 2006 and 2005:

	June 30, 2006						June 30, 2005
	Supplemental Payments		Health Services		Total		Supplemental Payments		Health Services		Total
Service cost	Ps.	2,259,018	Ps.	583,195	Ps.	2,842,213	Ps.	1,298,745	Ps.	690,542	Ps.	1,989,287
Interest cost		5,864,554		2,670,999		8,535,553		4,634,152		2,664,080		7,298,232
Amortization of actuarial (gains) and losses		202,939		(1,299,887)		(1,096,948)		(84,842)		(808,341)		(893,183)
Amortization of prior service cost and plan amendments		10,298		26,690		36,988		(7,460)		—		(7,460)
Amortization of transition obligation		1,487,668		1,335,949		2,823,617		1,486,776		1,333,568		2,820,344
Adjustment to net periodic post- retirement benefit cost due to inflation		64,535		21,919		86,454		52,471		27,737		80,208

Net expense under U.S. GAAP		9,889,012		3,338,865		13,227,877		7,379,842		3,907,586		11,287,428
Expense under Mexican GAAP		(5,187,682)		(9,814,048)		(15,001,730)		(7,407,291)		(5,454,456)		(12,861,747)

Additional expense (benefit) under U.S. GAAP	Ps.	4,701,330	Ps.	(6,475,183)	Ps.	(1,773,853)	Ps.	(27,449)	Ps.	(1,546,870)	Ps.	(1,574,319)

The other post-retirement benefits liabilities as of June 30, 2006 and December 31, 2005 are as follows:

	June 30, 2006						December 31, 2005
	Supplemental Payments		Health Services		Total		Supplemental Payments		Health Services		Total
Accumulated unfunded post retirement benefit obligation:
Retirees	Ps.	96,528,745	Ps.	39,926,755	Ps.	136,455,500	Ps.	65,377,672	Ps.	43,549,587	Ps.	108,927,259
Fully eligible active participants		3,713,107		4,037,047		7,750,154		10,464,377		1,574,266		12,038,643
Other active plan participants		45,988,815		22,192,799		68,181,614		62,608,435		18,719,609		81,328,044

Total		146,230,667		66,156,601		212,387,268		138,450,484		63,843,462		202,293,946
Unrecognized actuarial gains (losses)		(13,574,835)		30,617,357		17,042,522		(13,604,364)		31,548,279		17,943,915
Prior service cost and plan amendments		(457,809)		(558,501)		(1,016,310)		(462,348)		(523,026)		(985,374)
Unamortized transition obligation		(36,168,855)		(33,252,138)		(69,420,993)		(38,071,351)		(33,321,990)		(71,393,341)

Net post-retirement benefit liability:
U.S. GAAP		96,029,168		62,963,319		158,992,487		86,312,421		61,546,725		147,859,146
Mexican GAAP		97,097,267		23,341,394		(120,438,661)		(92,081,851)		(15,449,616)		(107,531,467)

Net U.S. GAAP adjustment	Ps.	(1,068,099)	Ps.	39,621,925	Ps.	38,553,826	Ps.	(5,769,430)	Ps.	46,097,109	Ps.	40,327,679

(c)    Supplemental condensed information on a U.S. GAAP basis.

The following condensed consolidating information reflects the U.S. GAAP adjustments disclosed in this note.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF JUNE 30, 2006 AND DECEMBER 31, 2005

	As of June 30, 2006		As of December 31, 2005
ASSETS
Total current assets	Ps.	327,689,298	Ps.	283,805,761
Properties and equipment, net		641,185,737		617,886,819
Intangible asset derived from the actuarial computation of labor obligations and other assets		102,890,845		104,967,941

Total assets	Ps.	1,071,765,880	Ps.	1,006,660,521

LIABILITIES
Total current liabilities	Ps.	141,138,029	Ps.	166,111,662
Long-term debt		548,749,930		504,887,581
Reserve for dismantlement and abandonment activities, sundry creditors and others		27,368,112		25,888,738
Reserve for retirement payments, pensions and seniority premiums		436,622,348		416,175,568
Deferred income taxes		3,284,794		4,998,256

Total liabilities		1,157,163,213		1,118,061,805

Minority interest		1,426,290		1,355,130
TOTAL EQUITY (DEFICIT)		(86,823,623)		(112,756,414)

Total liabilities and equity	Ps.	1,071,765,880	Ps.	1,006,660,521

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE SIX-MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

	For the six-month periods ended June 30,
	2006		2005
Total revenues, net of IEPS Tax(1)	Ps.	550,621,020	Ps.	421,567,583
Total costs and operating expenses		(225,364,095)		(175,427,217)

Comprehensive financing cost		(24,653,657)		(8,515,047)

Income before hydrocarbon extraction duties and other, and minority interest		300,603,268		237,625,319
Hydrocarbon extraction duties and other		287,661,159		248,636,984
Minority interest		(17,790)		—

Net income (loss)	Ps.	12,924,319	Ps.	(11,011,665)

(1)	In the first six months of 2005, under Mexican GAAP, the IEPS Tax is reflected as part of “Net domestic sales” when charged to customers and the amounts payable to the Mexican Government are then deducted from “Income before hydrocarbon extraction duties and other, special tax on production and services, and cumulative effect of adoption of new accounting standards.” However, under U.S. GAAP, this tax would have no net effect on revenues nor would it be deducted from “Income before hydrocarbon extraction duties and other, special tax on production and services, and cumulative effect of adoption of new accounting standards,” as both the amount charged to customers and the amount accrued as payable to the tax authorities would be excluded from revenues (i.e., no gross-up).

In the first six months of 2006, under both Mexican and U.S. GAAP, revenues did not include the IEPS Tax, due to negative IEPS Tax rate during the period. As a result of a new fiscal regime, effective as of January 1, 2006, PEMEX is permitted to be reimbursed for the amounts resulting from the application of the negative IEPS Tax rate, which is recorded, under both Mexican and U.S. GAAP, in accordance with the Ley de Ingresos de la Federación (Federal Income Law).

CONSOLIDATED STATEMENTS OF CASH FLOWS FOR

THE SIX-MONTH PERIODS ENDED JUNE 30, 2006 AND 2005

	For the six-month periods ended June 30,
	2006		2005
Operating Activities
Net (loss) income	Ps.	12,924,319	Ps.	(11,011,655)
Adjustments to reconcile net (loss) to cash provided by operating activities:
Depreciation and amortization		27,280,742		20,573,783
Reserve for retirement payments, pensions, indemnity and severance payments		32,739,061		29,757,509
Loss on disposal of fixed assets		776,829		17,548,688
Allowance for uncollectible trade accounts		33,456		—
Minority interest		80,004		(1,582,083)
Unrealized foreign exchange loss (gain)		18,199,808		(26,659,807)
Profits sharing in subsidiaries		(413,292)		—
Deferred taxes		(2,955,231)		—
Derivative financial instruments		2,740,165		32,870
Gain from monetary position		(2,604,265)		(3,720,257)

		88,801,596		24,939,048
Changes in operating assets and liabilities:
Accounts and notes receivable		(84,522,872)		(5,020,768)
Inventories		9,224,563		(7,683,368)
Other assets		4,941,335		269,956
Accounts payable and accrued liabilities		(39,352,740)		15,430,650

Cash flows (used in) provided by operating activities		(20,908,118)		27,935,518

Investing Activities
Acquisition of fixed assets		(55,665,235)		(37,163,600)

Cash flows used in investing activities		(55,665,235)		(37,163,600)

Financing Activities
Proceeds from long term financing	Ps.	116,236,783	Ps.	161,320,143
Financing payments		(63,360,746)		(111,816,531)
Increase in equity of subsidiary entities		609,091		1,061,062
Minimum dividends paid to the Mexican Government		(122,870)		(5,291,052)

Cash flows provided by financing activities		53,362,258		45,273,622

Effects of inflation on cash and cash equivalents		(609,093)		(647,314)
(Decrease) increase in cash and cash equivalents		(23,820,188)		35,398,226
Cash and cash equivalents, beginning of period		121,620,299		91,026,241

Cash and cash equivalents, end of period	Ps.	97,800,111	Ps.	126,424,467

Supplemental cash disclosures
Interest paid (net of amounts capitalized)	Ps.	26,145,190	Ps.	34,450,440
Tax paid		353,421,794		237,511,486

Supplemental non-cash disclosures
Unrealized gains (losses) on available for sale securities	Ps.	336,001	Ps.	(315,790)
Derivative financial instruments		4,347,426		315,390

(d)    New accounting pronouncements

In June 2005, the FASB published SFAS No. 154, “Accounting Changes and Error Corrections a replacement of APB Opinion No. 20 and FASB Statement No. 3” (“SFAS No. 154”), which changes the requirements for the accounting for and reporting of a change in accounting principle and redefines restatement as the revising of previously issued financial statements to reflect the correction of an error. SFAS No. 154 requires retrospective application to prior periods’ financial statements of changes in accounting principle, unless it is impracticable to determine the period-specific effects of the cumulative effect of the change. This Statement also carries forward without change the guidance contained in Opinion 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. This Statement does not change the transition provisions of any existing accounting pronouncement. SFAS No. 154 will be effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. PEMEX is currently evaluating the impact SFAS No. 154 will have on its results of operations and financial position.

In February, 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Instruments” (SFAS 155), which permits, but does not require, fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation in accordance with SFAS 133. The statement also establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation. The statement is effective as of January 1, 2007, with earlier adoption permitted. PEMEX is currently evaluating the impact SFAS No. 155 will have on its results of operations and financial position.

In March, 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets” (SFAS 156). SFAS 156 amends Statement of Financial Accounting Standards No. 140, which requires that all separately recognized servicing assets and servicing liabilities be measured at fair value the accounting. SFAS 156 should be adopted as of the beginning of the first fiscal year that begins after September 15, 2006. PEMEX is currently evaluating the impact SFAS No. 156 will have on its results of operations and financial position.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (SFAS 157), which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. PEMEX will evaluate the possible impact SFAS No. 157 will have on its results of operations and financial position.

In September, 2006, the FASB issued SFAS No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” (SFAS 158), which requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial. SFAS 158 also requires measuring the funded status of a plan as of the date of its year-end statement of financial position, with limited exceptions. The requirement to measure plan assets and benefit obligations as of the date of the employer’s fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008, however companies without publicly traded equity securities is required to recognize the funded status of a defined benefit postretirement plan and to provide the required disclosures as of the end of the fiscal year ending after June 15, 2007. PEMEX will evaluate the possible impact SFAS No. 158 will have on its results of operations and financial position.

In June 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109.” This Interpretation provides guidance on recognition, classification, and disclosure concerning uncertain tax liabilities. The evaluation of a tax position will require recognition of a tax benefit if it is more likely than not that it will be sustained upon examination. This Interpretation is effective beginning January 1, 2007. PEMEX is currently evaluating the impact FASB Interpretation No. 48 will have on its results of operations and financial position.

In June 2006, the FASB ratified the consensus reached by the EITF on Issue No. 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation).” The consensus requires disclosure of either the gross or net presentation, and any such taxes reported on a gross basis should be disclosed in the interim and annual financial statements. This Issue is effective for financial reports beginning after December 15, 2006. PEMEX is currently evaluating the impact Issue No. 06-3 will have on its results of operations and financial position.

In September 2006, Staff Accounting Bulletin No. 108: “Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements (SAB 108)”. This interpretation expresses the staff’s views regarding the process of quantifying financial statement misstatements. SAB 108 establishes an approach that requires quantification of financial statement errors based on a “dual approach” which essentially requires quantification of errors under both the iron-curtain and the roll-over methods. This interpretation is effective for first fiscal year ending after November 15, 2006. PEMEX is currently evaluating the impact Staff Accounting Bulletin No. 108 will have on its results of operations and financial position.

16. Subsidiary guarantor information

The following consolidating information presents condensed balance sheets at June 30, 2006 and December 31, 2005, condensed statements of operations for the six-month periods ended June 30, 2006 and 2005, and condensed statement of cash flow for the six-month period ended June 30, 2006 of Petróleos Mexicanos, The Master Trust, Pemex-Exploration and Production, Pemex-Refining, Pemex-Gas and Basic Petrochemicals, Pemex-Petrochemicals and the Non-Guarantor Subsidiaries (excluding the Master Trust).

These statements are prepared in conformity with accounting principles generally accepted in Mexico, including the recognition of inflation in accordance with Bulletin B-10, with one exception: for the purposes of the presentation of the subsidiary guarantor information, the Subsidiary Entities and Subsidiary Companies have been accounted for as investments under the equity method by Petróleos Mexicanos. Earnings of subsidiaries are therefore reflected in Petróleos Mexicanos’ investment account and earnings. The principal elimination entries eliminate Petróleos Mexicanos’ investment in subsidiaries and intercompany balances and transactions. Pemex-Exploration and Production, Pemex-Refining and Pemex-Gas and Basic Petrochemicals (collectively, the “Subsidiary Guarantors”) and Pemex-Petrochemicals are 100%-owned subsidiaries of Petróleos Mexicanos. Pemex-Petrochemicals and the Subsidiary Companies collectively comprise the non-guarantor subsidiaries (“Non-Guarantor Subsidiaries”).

Petróleos Mexicanos’ guaranty of the indebtedness of the Master Trust is full and unconditional. The guaranties by the subsidiary guarantors of Petróleos Mexicanos’ guaranty of the Master Trust payment obligations are full and unconditional, joint and several.

The Master Trust, a consolidated entity which is a Delaware statutory trust, was organized under the laws of Delaware on November 10, 1998. On December 31, 1998, PEMEX transferred all assets and liabilities related to PIDIREGAS for an amount equaling Ps. 12,471,156 (in nominal terms) to the Master Trust. The main objective of the Master Trust is to administer financial resources related to PIDIREGAS, such financial resources being designated by PEMEX for that purpose, by assuming payment obligations under contracts relating to PIDIREGAS and acting as the borrower under financing arrangements for PIDIREGAS.

Under an Assignment and Indemnity Agreement dated November 10, 1998, among Petróleos Mexicanos, the Master Trust and the Subsidiary Guarantors, Petróleos Mexicanos and the Subsidiary Guarantors have certain obligations to the Master Trust with respect to the liabilities incurred by the Master Trust in connection with PIDIREGAS. These obligations include:

(i)	the obligation of Petróleos Mexicanos to guarantee the repayment of the debt obligations undertaken by the Master Trust to finance PIDIREGAS;

(ii)	the obligation of Petróleos Mexicanos and the Subsidiary Guarantor which is sponsoring the relevant PIDIREGAS to make such payments to the Master Trust as may be necessary for the Master Trust to fulfill its payment obligations in respect of any financing the Master Trust has entered into in connection with such project; and

(iii)	the joint and several obligation of Petróleos Mexicanos and each of the aforementioned Subsidiary Guarantors to indemnify the Master Trust with respect to any liability incurred by the Master Trust in connection with PIDIREGAS.

The Master Trust is consolidated in the financial statements of PEMEX for each of the periods presented in accordance with consolidation principles detailed in Mexican GAAP Bulletin B-8 “Consolidated and Combined Financial Statements and Valuation of Permanent Investments in Stocks.” In accordance with U.S. accounting principles, the Master Trust is a special purpose entity requiring consolidation to the financial statements as it does not meet non-consolidation criteria as specified in U.S. accounting literature.

The following table sets forth, as of the date of this report, the principal amount outstanding of the registered debt securities issued by Master Trust, for which Petróleos Mexicanos is the Guarantor and Pemex Exploration and Production, Pemex Refining and Pemex Gas and Basic Petrochemicals are the Subsidiary Guarantors:

Table 1: Registered Debt Securities of the Master Trust
Security	Issuer	Guarantor	Principal Amount Outstanding
5.75% Guaranteed Notes due 2015	Master Trust	Petróleos Mexicanos	U.S.$	990,746
6.125% Notes due 2008	Master Trust	Petróleos Mexicanos		716,258
6.625% Guaranteed Bonds due 2035	Master Trust	Petróleos Mexicanos		498,005
7.375% Notes due 2014	Master Trust	Petróleos Mexicanos		1,747,650
7.875% Notes due 2009	Master Trust	Petróleos Mexicanos		995,449
8.00% Notes due 2011	Master Trust	Petróleos Mexicanos		743,614
8.5% Notes due 2008	Master Trust	Petróleos Mexicanos		984,674
8.625% Bonds due 2022	Master Trust	Petróleos Mexicanos		969,990
8.85% Guaranteed Notes due 2007	Master Trust	Petróleos Mexicanos		407,241
9.00% Guaranteed Notes due 2007	Master Trust	Petróleos Mexicanos		180,244
9.125% Notes due 2010	Master Trust	Petróleos Mexicanos		998,206
9.25% Guaranteed Bonds due 2018	Master Trust	Petróleos Mexicanos		339,915
9.375% Guaranteed Notes due 2008	Master Trust	Petróleos Mexicanos		487,600
9.50% Guaranteed Bonds due 2027	Master Trust	Petróleos Mexicanos		790,747

The following table sets forth, as of the date of this report, the principal amount outstanding of the registered debt securities issued by Petróleos Mexicanos, and guaranteed by Pemex Exploration and Production, Pemex Refining and Pemex Gas and Basic Petrochemicals:

Table 2: Registered Debt Securities of Petróleos Mexicanos
Security	Issuer	Guarantor	Principal Amount Outstanding
8.85% Global Guaranteed Notes due 2007	Petróleos Mexicanos	Pemex Exploration and Production, Pemex Refining and Pemex Gas and Basic Petrochemicals	U.S.$	162,526

9.25% Global Guaranteed Bonds due 2018	Petróleos Mexicanos	Pemex Exploration and Production, Pemex Refining and Pemex Gas and Basic Petrochemicals		9,296

9.375% Guaranteed Notes due 2008	Petróleos Mexicanos	Pemex Exploration and Production, Pemex Refining and Pemex Gas and Basic Petrochemicals		99,859

9.50% Global Guaranteed Bonds due 2027	Petróleos Mexicanos	Pemex Exploration and Production, Pemex Refining and Pemex Gas and Basic Petrochemicals		102,149

The Master Trust does not guaranty debt securities issued by Petróleos Mexicanos.

The significant differences between Mexican and U.S. GAAP as they affect PEMEX are described in Note 15. The following also presents the reconciliation of equity to U.S. GAAP as of June 30, 2006 and December 31, 2005 and the reconciliation of income to U.S. GAAP for the six-month periods ended June 30, 2006 and 2005 for each of Petróleos Mexicanos, The Master Trust, the Subsidiary Guarantors and the Non-Guarantor Subsidiaries. The following reconciliation to U.S. GAAP does not include the reversal of Mexican GAAP inflation accounting adjustments, as these adjustments represent a comprehensive measure of the effects of price level changes in the inflationary Mexican economy, which is considered a more meaningful presentation than historical cost-based financial reporting for both Mexican and U.S. accounting purposes.

As of June 30, 2006, Petróleos Mexicanos, the Master Trust, Fideicomiso F/163 and RepCon Lux are the only entities of PEMEX authorized to contract debt with debt outstanding as of that date, and thus all guaranteed debt is held by these entities. Management has not presented separate financial statements for the Subsidiary Guarantors because it has determined that such information is not material to investors.

The following condensed financial statements should be read in conjunction with the 2005 Financial Statements.

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

BALANCE SHEET

As of June 30, 2006

	Petróleos Mexicanos(1)		Master Trust		Subsidiary Guarantors		Non-Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
ASSETS
Current assets:
Cash and cash equivalents	Ps.	46,713,831	Ps.	25,058,266	Ps.	2,449,186	Ps.	23,578,828	Ps.	—	Ps.	97,800,111
Accounts, notes receivable and other, net		32,089,486		2,789,214		84,092,202		59,752,302		—		178,723,204
Accounts receivable-intercompany		144,286,022		26,359,999		511,630,416		95,798,634		(778,075,071)		—
Inventories, net		159,928		86,530		55,936,230		5,528,187		—		61,710,875

Total current assets		223,249,267		54,294,009		654,108,034		184,657,951		(778,075,071)		338,234,190
Long-term debt receivable–intercompany		505,928,899		373,663,786		23,683,227		102,115,707		(1,005,391,619)		—
Investments in subsidiaries		346,022,753		—		909,488		24,613,573		(344,903,283)		26,642,531
Properties and equipment, net		8,258,197		—		640,704,123		15,257,586		—		664,219,906
Intangible asset derived from the actuarial computation of labor obligations		12,127,812		—		58,608,765		6,376,407		—		77,112,984
Other assets		1,010,275		2,716		1,218,234		3,305,964		—		5,537,189

Total assets	Ps.	1,096,597,203	Ps.	427,960,511	Ps.	1,379,231,871	Ps.	336,327,188	Ps.	(2,128,369,973)	Ps.	1,111,746,800

LIABILITIES
Current liabilities:
Current portion of long-term debt	Ps.	32,596,764	Ps.	24,322,822	Ps.	840,765	Ps.	5,328,438		—		Ps 63,088,789
Accounts payable–intercompany		509,770,951		6,202,172		193,370,901		68,731,047		(778,075,071)		—
Other current liabilities		9,429,046		7,329,071		26,626,788		34,104,882		—		77,489,787

Total current liabilities		551,796,761		37,854,065		220,838,454		108,164,367		(778,075,071)		140,578,576
Long-term debt and notes payable		26,244,075		371,475,650		1,542,580		149,487,625		—		548,749,930
Long-term liabilities–intercompany		468,976,773		18,630,796		514,729,039		3,047,769		(1,005,384,377)		—
Reserve for retirement payments, pensions, seniority premiums, dismantlement and abandonment activities, sundry creditors and others		57,757,538		—		335,015,033		39,856,722		—		432,629,293

Total liabilities		1,104,775,147		427,960,511		1,072,125,106		300,556,483		(1,783,459,448)		1,121,957,799

EQUITY		(8,177,944)		—		307,106,765		35,770,705		(344,910,525)		(10,210,999)

Total liabilities and equity	Ps.	1,096,597,203	Ps.	427,960,511	Ps.	1,379,231,871	Ps.	336,327,188	Ps.	(2,128,369,973)	Ps.	1,111,746,800

(1)	Petróleos Mexicanos is the issuer of the registered debt securities shown in Table 2 above and full and unconditional guarantor of the registered debt securities shown in Table 1 above. The Master Trust is the issuer of the registered debt securities shown in Table 1 above, but is not an obligor on the registered debt securities shown in Table 2 above. The Subsidiary Guarantors are full and unconditional guarantors of the registered debt securities listed in both Table 1 and Table 2 above.

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

U.S. GAAP RECONCILIATION OF EQUITY

For the six-month period ended June 30, 2006

	Petróleos Mexicanos(1)		Master Trust		Subsidiary Guarantors		Non-Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
Equity (deficit) under Mexican GAAP	Ps.	(8,177,944)	Ps.	—	Ps.	307,106,765	Ps.	35,770,705	Ps.	(344,910,525)	Ps.	(10,210,999)

U.S. GAAP adjustments:
Exploration and drilling costs		—		—		13,629,916		—		—		13,629,916
Pensions and seniority premiums		(690,997)		—		(7,291,713)		(913,175)		—		(8,895,885)
Additional pension liability		922,359		—		4,898,849		580,651		—		6,401,859
Post-retirement benefits		(5,477,126)		—		(29,237,541)		(3,839,127)		—		(38,553,794)
Accrued vacation		(77,312)		—		(425,702)		(56,440)		—		(559,454)
Fixed asset adjustments:
Capitalized gains (losses) of hedging financial instruments, net		—		—		2,787,710		—		—		2,787,710
Capitalization of interests, net		24,970		—		(8,583,629)		131,738		—		(8,426,921)
Impairment, net		—		—		(25,732,253)		(4,197,419)		—		(29,929,672)
Depreciation convention		(28,399)		—		(1,020,081)		(46,721)		—		(1,095,201)
Derivative financial instruments		(11,418)		—		4,813,398		(13,683)		—		4,788,297
Profit in inventory		—		—		(15,637,952)		—		—		(15,637,952)
Deferred taxes		—		—		427,633		—		—		427,633
Advance payments of minimum guaranteed dividends		(122,870)		—		—		—		—		(122,870)
Pemex Finance net equity to minority interest		—		—		—		(1,426,290)		—		(1,426,290)

Total U.S. GAAP adjustments		(5,460,793)		—		(61,371,365)		(9,780,466)		—		(76,612,624)

Equity (deficit) under U.S. GAAP	Ps.	(13,638,737)	Ps.	—	Ps.	245,735,400	Ps.	25,990,239	Ps.	(344,910,525)	Ps.	(86,823,623)

(1)	Petróleos Mexicanos is the issuer of the registered debt securities shown in Table 2 above and full and unconditional guarantor of the registered debt securities shown in Table 1 above. The Master Trust is the issuer of the registered debt securities shown in Table 1 above, but is not an obligor on the registered debt securities shown in Table 2 above. The Subsidiary Guarantors are full and unconditional guarantors of the registered debt securities listed in both Table 1 and Table 2 above.

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

BALANCE SHEET

As of December 31, 2005

	Petróleos Mexicanos(1)		Master Trust		Subsidiary Guarantors		Non-Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
ASSETS
Current assets:
Cash and cash equivalents	Ps.	38,155,401	Ps.	54,449,711	Ps.	2,475,255	Ps.	26,539,932	Ps.	—	Ps.	121,620,299
Accounts, notes receivable and other		53,752,971		—		22,214,882		46,183,244		—		122,151,097
Accounts receivables–intercompanies		137,885,695		33,563,904		465,799,049		84,022,809		(721,271,457)		—
Inventories		372,751		—		44,393,629		6,148,203		—		50,914,583

Total current assets		230,166,818		88,013,615		534,882,815		162,894,188		(721,271,457)		294,685,979
Long term debt receivables–intercompany		358,259,549		314,360,835		25,197,949		105,783,272		(803,601,605)		—
Investments in subsidiaries		239,141,936		—		1,548,766		24,074,793		(238,025,748)		26,739,747
Properties and equipment		8,396,230		—		624,092,118		14,972,622		—		647,460,970
Intangible asset derived from the actuarial computation of labor obligations		12,127,805		—		58,661,255		6,378,833		—		77,167,893
Other Assets		169,134		—		1,097,648		2,087,080		—		3,353,862

Total assets	Ps.	848,261,472	Ps.	402,374,450	Ps.	1,245,480,551	Ps.	316,190,788	Ps.	(1,762,898,810)	Ps.	1,049,408,451

LIABILITIES
Current liabilities:
Current portion of long-term debt	Ps.	7,898,205	Ps.	25,471,495	Ps.	748,548	Ps.	2,213,877	Ps.	—	Ps.	36,332,125
Accounts payable–intercompanies		478,199,609		5,346,880		167,041,229		70,683,739		(721,271,457)		—
Other current liabilities		5,008,679		15,522,454		75,006,734		33,686,509		—		129,224,376

Total current liabilities		491,106,493		46,340,829		242,796,511		106,584,125		(721,271,457)		165,556,501
Long-term debt		26,603,627		335,778,392		1,114,499		141,391,063		—		504,887,581
Long-term payables–intercompanies		303,560,479		20,255,229		476,830,422		2,949,195		(803,595,325)		—
Reserve for retirement payments, pensions, seniority premiums, dismantlement and abandonment activities, sundry creditors and others		54,501,135		—		315,319,357		36,190,115		—		406,010,607

Total liabilities		875,771,734		402,374,450		1,036,060,789		287,114,498		(1,524,866,782)		1,076,454,689

EQUITY		(27,510,262)		—		209,419,762		29,076,290		(238,032,028)		(27,046,238)

Total liabilities and equity	Ps.	848,261,472	Ps.	402,374,450	Ps.	1,245,480,551	Ps.	316,190,788	Ps.	(1,762,898,810)	Ps.	1,049,408,451

(1)	Petróleos Mexicanos is the issuer of the registered debt securities shown in Table 2 above and full and unconditional guarantor of the registered debt securities shown in Table 1 above. The Master Trust is the issuer of the registered debt securities shown in Table 1 above, but is not an obligor on the registered debt securities shown in Table 2 above. The Subsidiary Guarantors are full and unconditional guarantors of the registered debt securities listed in both Table 1 and Table 2 above.

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

U.S. GAAP RECONCILIATION OF EQUITY

As of December 31, 2005

	Petróleos Mexicanos(1)		Master Trust		Subsidiary Guarantors		Non-Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
Equity under Mexican GAAP	Ps.	(27,510,262)	Ps.	—	Ps.	209,419,762	Ps.	29,076,290	Ps.	(238,032,028)	Ps.	(27,046,238)

U.S. GAAP adjustments:
Exploration and drilling costs		—		—		14,346,525		—		—		14,346,525
Pensions and seniority premiums		(731,674)		—		(7,482,455)		(936,622)		—		(9,150,751)
Additional pension liability		922,359		—		4,900,191		579,309		—		6,401,859
Post-retirement benefits		(5,707,195)		—		(30,625,580)		(3,994,871)		—		(40,327,646)
Accrued vacation		(76,365)		—		(420,571)		(55,764)		—		(552,700)
Fixed asset adjustments:
Capitalized gains (losses) of hedging financial instruments, net		—		—		(808,427)		—		—		(808,427)
Capitalization of interests, net		11,701		—		(10,192,974)		(155,250)		—		(10,336,523)
Impairment, net		—		—		(27,328,066)		(4,265,544)		—		(31,593,610)
Depreciation convention		(32,989)		—		(1,373,669)		(53,611)		—		(1,460,269)
Derivative financial instruments		195,568				7,327,324		5,570		—		7,528,462
Profit in inventory		—		—		(3,430,856)		—		—		(3,430,856)
Advance payments of minimum guaranteed dividends		(15,383,815)		—		—		—		—		(15,383,815)
Deferred taxes		—		—		412,705		—		—		412,705
Pemex Finance net equity to minority interest		—		—		—		(1,355,130)		—		(1,355,130)

Total U.S. GAAP adjustments		(20,802,410)		—		(54,675,853)		(10,231,913)		—		(85,710,176)

Equity (deficit) under U.S. GAAP	Ps.	(48,312,672)	Ps.	—	Ps.	154,743,909	Ps.	18,844,377	Ps.	(238,032,028)	Ps.	(112,756,414)

(1)	Petróleos Mexicanos is the issuer of the registered debt securities shown in Table 2 above and full and unconditional guarantor of the registered debt securities shown in Table 1 above. The Master Trust is the issuer of the registered debt securities shown in Table 1 above, but is not an obligor on the registered debt securities shown in Table 2 above. The Subsidiary Guarantors are full and unconditional guarantors of the registered debt securities listed in both Table 1 and Table 2 above.

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF INCOME

For the six-month period ended June 30, 2006

	Petróleos Mexicanos (1)		Master Trust		Subsidiary Guarantors		Non-Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
Net sales	Ps.	12,137,282	Ps.	—	Ps.	738,497,464	Ps.	341,326,427	Ps.	(569,191,174)	Ps.	522,769,999
Other revenues		(334,456)		—		24,096,998		11,072,459		(6,983,980)		27,851,021

Total revenues		11,802,826		—		762,594,462		352,398,886		(576,175,154)		550,621,020
Costs and operating expenses:
Cost of sales		181,882		—		400,335,985		346,918,034		(564,093,228)		183,342,673
Transportation and distribution expenses		—		—		10,336,313		519,886		—		10,856,199
Administrative expenses		13,026,218		14,659		19,239,507		3,170,034		(12,106,789)		23,343,629

Total costs and operating expenses		13,208,100		14,659		429,911,805		350,607,954		(576,200,017)		217,542,501
Comprehensive financing cost (income)		(6,599,452)		(6,960,131)		28,718,975		7,097,434		3,775,198		26,032,024
Equity participation in subsidiaries		16,963,732		—		—		—		(16,963,732)		—
Capitalization of Master Trust and Trust F/163 operations and others		—		(6,945,472)		—		3,196,099		3,749,373		—

Income (loss) before hydrocarbon extraction duties and other and special tax on production and services		22,157,910		—		303,963,682		(2,110,403)		(16,964,694)		307,046,495

Hydrocarbon extraction duties, excess gain duty and other		—		—		285,531,454		2,144,635		—		287,676,089

		—		—		285,531,454		2,144,635		—		287,676,089
Cumulative effect of adoption of new accounting standards		—		—		—		—		—		—

Net (loss) income for the period	Ps.	22,157,910	Ps.	—	Ps.	18,432,228	Ps.	(4,255,038)	Ps.	(16,964,694)	Ps.	19,370,406

(1)	Petróleos Mexicanos is the issuer of the registered debt securities shown in Table 2 above and full and unconditional guarantor of the registered debt securities shown in Table 1 above. The Master Trust is the issuer of the registered debt securities shown in Table 1 above, but is not an obligor on the registered debt securities shown in Table 2 above. The Subsidiary Guarantors are full and unconditional guarantors of the registered debt securities listed in both Table 1 and Table 2 above.

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

U.S. GAAP RECONCILIATION OF INCOME

For the six-month period ended June 30, 2006

	Petróleos Mexicanos (1)		Master Trust		Subsidiary Guarantors		Non-Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
Net income (loss) under Mexican GAAP	Ps.	22,157,910	Ps.	—	Ps.	18,432,228	Ps.	(4,255,038)	Ps.	(16,964,694)	Ps.	19,370,406

U.S. GAAP adjustments
Exploration and drilling costs		—		—		(716,609)		—		—		(716,609)
Pensions and seniority premiums		40,677		—		190,742		23,448		—		254,867
Post-retirement benefits		230,069		—		1,388,040		155,744		—		1,773,853
Accrued vacation		(1,452)		—		(7,870)		(1,038)		—		(10,360)
Fixed asset adjustments
Capitalized gains (losses) of hedging financial instruments, net		—		—		3,596,137		—		—		3,596,137
Capitalization of interests, net		13,269		—		1,609,344		286,989		—		1,909,602
Impairment, net		—		—		1,595,812		68,125		—		1,663,937
Depreciation convention		4,591		—		353,587		6,890		—		365,068
Derivative financial instruments		(115,319)		—		(2,605,593)		(19,253)		—		(2,740,165)
Profit in inventory		—		—		(12,207,096)		—		—		(12,207,096)
Available-for-sale investment securities		(336,001)		—		—		—		—		(336,001)
Deferred taxes		—		—		14,928		—		—		14,928
Advance payment of minimum guaranteed dividends		—		—		—		—		—		—
Effect of inflation accounting on U.S. GAAP adjustment		441		—		2,740		361		—		3,542
Pemex Finance net income allocated to minority interest		—		—		—		(17,790)		—		(17,790)

Total U.S. GAAP adjustments		(163,725)		—		(6,785,838)		503,476		—		(6,446,087)

Net income (loss) under U.S. GAAP	Ps.	21,994,185	Ps.	—	Ps.	11,646,390	Ps.	(3,751,562)	Ps.	(16,964,694)	Ps.	12,924,319

(1)	Petróleos Mexicanos is the issuer of the registered debt securities shown in Table 2 above and full and unconditional guarantor of the registered debt securities shown in Table 1 above. The Master Trust is the issuer of the registered debt securities shown in Table 1 above, but is not an obligor on the registered debt securities shown in Table 2 above. The Subsidiary Guarantors are full and unconditional guarantors of the registered debt securities listed in both Table 1 and Table 2 above.

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF INCOME

For the six-month period ended June 30, 2005

	Petróleos Mexicanos(1)		Master Trust		Subsidiary Guarantors		Non-Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
Net sales	Ps.	11,569,220	Ps.	—	Ps.	604,301,956	Ps.	244,593,283	Ps.	(429,828,765)	Ps.	430,635,694
Other revenues		341,713		—		2,187,643		17,691,103		(13,338,320)		6,882,139

Total revenues		11,910,933		—		606,489,599		262,284,386		(443,167,085)		437,517,833
Costs and operating expenses:
Cost of sales		45,568		—		317,305,534		253,042,332		(426,716,427)		143,677,007
Transportation and distribution expenses		—		—		9,015,027		571,472		—		9,586,499
Administrative expenses		11,592,473		11,648		20,130,266		2,641,973		(11,919,931)		22,456,429

Total costs and operating expenses		11,638,041		11,648		346,450,827		256,255,777		(438,636,358)		175,719,935
Comprehensive financing cost		3,164,288		4,251,538		(6,407,629)		8,887,698		(11,889,007)		(1,993,112)
Equity participation in subsidiaries		10,328,441		—		—		—		(10,328,441)		—
Capitalization of Master Trust operations and others		—		4,263,186		—		3,095,691		(7,358,877)		—

(Loss) income before hydrocarbon extraction duties and other and special tax on production and services		7,437,045		—		266,446,401		236,602		(10,329,038)		263,791,010

Hydrocarbon extraction duties and other		—		—		247,898,903		738,081		—		248,636,984
Special tax on production and services (IEPS)		—		—		15,950,250		—		—		15,950,250

		—		—		263,849,153		738,081		—		264,587,234
Cumulative effect of the adoption of new accounting standard		(648,529)		—		(979,238)		(149,099)		—		(1,776,866)

(Loss) income for the period	Ps.	6,788,516		—	Ps.	1,618,010	Ps.	(650,578)	Ps.	(10,329,038)	Ps.	(2,573,090)

(1)	Petróleos Mexicanos is the issuer of the registered debt securities shown in Table 2 above and full and unconditional guarantor of the registered debt securities shown in Table 1 above. The Master Trust is the issuer of the registered debt securities shown in Table 1 above, but is not an obligor on the registered debt securities shown in Table 2 above. The Subsidiary Guarantors are full and unconditional guarantors of the registered debt securities listed in both Table 1 and Table 2 above.

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

U.S. GAAP RECONCILIATION OF INCOME

For the six-month period ended June 30, 2005

	Petróleos Mexicanos (1)		Master Trust		Subsidiary Guarantors		Non-Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
Net income (loss) under Mexican GAAP	Ps.	6,788,516	Ps.	—	Ps.	1,618,010	Ps.	(650,578)	Ps.	(10,329,038)	Ps.	(2,573,090)

U.S. GAAP adjustments
Exploration and drilling costs		—		—		(735,006)		—		—		(735,006)
Pensions and seniority premiums		26,626		—		247,118		30,883		—		304,627
Post-retirement benefits		221,452		—		1,198,198		154,669		—		1,574,319
Accrued vacation		1,419		—		13,672		2,222		—		17,313
Fixed asset adjustments:
Capitalized gains (losses) of hedging financial instruments, net		—		—		(6,266,566)		—		—		(6,266,566)
Capitalization of interest, net		—		—		923,100		23,732		—		946,832
Impairment, net		—		—		2,353,754		(42,107)		—		2,311,647
Depreciation convention		7,029		—		346,807		11,232		—		365,068
Derivative financial instruments		(2,535,671)		(5,963,287)		3,801,517		220,925		(64,320)		(4,540,836)
Profit in inventory		—		—		(2,808,783)		—		—		(2,808,783)
Available–for–sale investment securities		315,790		—		—		—		—		315,790
Effect of inflation accounting on U.S. GAAP adjustment		73,620		—		3,001		399		—		77,020

Total U.S. GAAP adjustments		(1,889,735)		(5,963,287)		(923,188)		401,955		(64,320)		(8,438,575)

Net (loss) income under U.S. GAAP	Ps.	4,898,781	Ps.	(5,963,287)	Ps.	694,822	Ps.	(248,623)	Ps.	(10,393,358)	Ps.	(11,011,665)

(1)	Petróleos Mexicanos is the issuer of the registered debt securities shown in Table 2 above and full and unconditional guarantor of the registered debt securities shown in Table 1 above. The Master Trust is the issuer of the registered debt securities shown in Table 1 above, but is not an obligor on the registered debt securities shown in Table 2 above. The Subsidiary Guarantors are full and unconditional guarantors of the registered debt securities listed in both Table 1 and Table 2 above.

SUPPLEMENTAL CONDENSED CONSOLIDATING FINANCIAL INFORMATION

STATEMENT OF CASH FLOW

For the six-month period ended June 30, 2006

	Petróleos Mexicanos(1)		Master Trust		Subsidiary Guarantors		Non- Guarantor Subsidiaries		Eliminations		PEMEX Consolidated
Operating Activities
Net income (loss) for the period	Ps.	22,157,910	Ps.	—	Ps.	18,432,228	Ps.	(4,255,038)	Ps.	(16,964,694)	Ps.	19,370,406
Adjustments to reconcile net income (loss) to cash provided by operating activities
Depreciation and amortization		330,983		—		28,863,648		447,388		—		29,642,019
Reserve for retirement payments, pensions		5,013,094		—		25,039,050		4,515,639		—		34,567,783
Loss on disposal of fixed assets		7,151		—		684,401		85,277		—		776,829
Allowance for uncollectible trade accounts		3,710		—		(29,162)		58,908		—		33,456
Unrealized foreign exchange loss		1,327,760		15,579,072		532,450		760,520		—		18,199,802
Profits sharing in subsidiaries		(16,964,694)		—		—		—		16,964,694		—
Gain from monetary position		(2,693,769)		—		125,942		(32,896)		—		(2,600,723)
Deferred taxes		—		—		(316,340)		99,419				(216,921)
Changes in operating assets and liabilities
Accounts and notes receivable		259,412		(2,789,616)		(57,967,079)		(13,035,870)		3,880,417		(69,652,736)
Inter-company charges and deductions		(15,748,705)		—		21,934,819		(6,186,114)		—		—
Inventories		376,336		(86,530)		(4,721,039)		1,426,310		—		(3,004,923)
Other assets		(842,194)		(2,390)		(121,455)		1,784,107		—		818,068
Accounts payable and accrued liabilities		2,966,329		(8,103,855)		(47,141,055)		(747,348)		—		(53,025,929)

Cash flows (used in) provided by operating activities		(3,806,677)		4,596,681		(14,683,592)		(15,079,698)		3,880,417		(25,092,869)
Investing activities:
Increase in fixed assets, net		(254,895)		—		(50,232,956)		(915,342)		—		(51,403,193)
Inter-company (increase) decrease investing		(152,676,355)		(54,369,647)		1,751,799		(3,885,617)		209,179,820		—
Investments in Subsidiaries		(1,484,766)		—		629,171		3,301,263		(2,522,959)		(77,291)

Cash flows used in investing activities		(154,416,016)		(54,369,647)		(47,851,986)		(1,499,696)		206,656,861		(51,480,484)
Financing activities:
Proceeds from long term financing		37,733,348		68,503,435		—		10,000,000		—		116,236,783
Financing payments		(14,551,520)		(47,243,495)		—		(1,565,730)		—		(63,360,745)
Inter-company (decrease) increase financing		143,925,289		(602,057)		61,914,750		5,299,296		(210,537,278)		—
Increase in equity of subsidiary entities		—		—		573,499		35,592		—		609,091
Minimum guaranteed dividends paid		(122,870)		—		—		—		—		(122,870)

Cash flows provided by financing activities		166,984,247		20,657,882		62,488,249		13,769,158		(210,537,278)		53,362,258
Effects of inflation on cash and cash equivalents		(203,124)		(276,361)		21,260		(150,868)		—		(609,093)

Increase (decrease) in cash and cash equivalents		8,558,430		(29,391,445)		(26,069)		(2,961,104)		—		(23,820,188)
Cash and cash equivalents at beginning of the year		38,155,401		54,449,711		2,475,255		26,539,932		—		121,620,299

Cash and cash equivalents at end of the year	Ps.	46,713,831	Ps.	25,058,266	Ps.	2,449,186	Ps.	23,578,828	Ps.	—	Ps.	97,800,111

(1)	Petróleos Mexicanos is the issuer of the registered debt securities shown in Table 2 above and full and unconditional guarantor of the registered debt securities shown in Table 1 above. The Master Trust is the issuer of the registered debt securities shown in Table 1 above, but is not an obligor on the registered debt securities shown in Table 2 above. The Subsidiary Guarantors are full and unconditional guarantors of the registered debt securities listed in both Table 1 and Table 2 above.

OFFICE OF THE MANAGING TRUSTEE OF THE ISSUER The Bank of New York Corporate Trust Global Structured Finance Unit 101 Barclay Street, 21 West New York, NY 10286	OFFICE OF THE DELAWARE TRUSTEE OF THE ISSUER The Bank of New York (Delaware) 502 White Clay Center, Route 273 P. O. Box 6973 Newark, DE 19711

HEAD OFFICE OF PETRÓLEOS MEXICANOS AND EACH OF THE SUBSIDIARY GUARANTORS Avenida Marina Nacional No. 329 Colonia Huasteca México, D.F. 11311	AUDITORS OF PETRÓLEOS MEXICANOS PricewaterhouseCoopers, S.C. Independent Registered Public Accounting Firm Mariano Escobedo No. 573 Colonia Rincón del Bosque México, D.F. 11580

TRUSTEE, PRINCIPAL PAYING AND TRANSFER AGENT	EXCHANGE AGENT

Deutsche Bank Trust Company Americas c/o Deutsche Bank National Trust Company 25 DeForest Avenue 2nd Floor Summit, NJ 07901	Deutsche Bank Trust Company Americas c/o DB Services Tennessee, Inc. Trust & Securities Services Reorganization Unit 648 Grassmere Park Road Nashville, Tennessee 37211

LUXEMBOURG LISTING AGENT	PAYING AND TRANSFER AGENT AND LUXEMBOURG EXCHANGE AGENT

Kredietbank S.A., Luxembourgeoise 43 Boulevard Royal L-2955 Luxembourg	Deutsche Bank Luxembourg S.A. 2 Boulevard Konrad Adenauer L-1115 Luxembourg Ref: Coupon Paying Dept.

LEGAL ADVISORS

To the issuer, the guarantor and the subsidiary guarantors as to U.S. law:	To the issuer as to Delaware law: Richards, Layton & Finger, P.A.
Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006	One Rodney Square P.O. Box 551 Wilmington, DE 19899

To the guarantor and the subsidiary

guarantors as to Mexican law:

General Counsel and Head of the Legal Department

Petróleos Mexicanos

Avenida Marina Nacional No. 329

Colonia Huasteca

México, D.F. 11311

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Under Mexican law, when an officer or director of a corporation acts within the scope of his authority, the corporation will answer for any resulting liabilities or expenses.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits

3.1	Trust Agreement, dated as of November 10, 1998, among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos (previously filed as Exhibit 3.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) filed on June 30, 1999 and incorporated by reference herein).

3.2	Amendment No. 1, dated as of November 14, 2004, to the Trust Agreement among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos (previously filed as Exhibit 2.10 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) filed on June 30, 2005 and incorporated by reference herein).

3.3	Amendment No. 2, dated as of December 22, 2004, to the Trust Agreement among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos (previously filed as Exhibit 2.11 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) filed on June 30, 2005 and incorporated by reference herein).

3.4	Amendment No. 3, dated as of August 17, 2006, to the Trust Agreement among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos.

3.5	Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (the Organic Law), as amended effective January 1, 1994, together with an English translation (previously filed as Exhibit 3.1 to Petróleos Mexicanos’ Registration Statement on Form F-1 (File No. 33-86304) on November 14, 1994 and incorporated by reference herein).

3.6	Reglamento de la Ley Orgánica de Petróleos Mexicanos (Regulations to the Organic Law), together with an English translation (previously filed as Exhibit 3.2 to Petróleos Mexicanos’ Registration Statement on Form F-1 (File No. 33-86304) filed on November 14, 1994 and incorporated by reference herein).

3.7	Reglamento de Gas Natural (Natural Gas Regulation), effective November 9, 1995, together with an English translation (previously filed as Exhibit 1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) filed on June 28, 1996 and incorporated by reference herein).

3.8	Decreto por el que se Reforma la Ley Reglamentaria del Articulo 27 Constitucional en el Ramo del Petróleo (Decree that Amends the Regulatory Law to Article 27 of the Political Constitution of the United Mexican States Concerning Petroleum Affairs), effective November 14, 1996 (previously filed as Exhibit 1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) filed on June 30, 1997 and incorporated by reference herein).

3.9	Decreto por el que se adiciona el Reglamento de la Ley Orgánica de Petróleos Mexicanos (Decree that adds to the Regulations to the Organic Law of Petróleos Mexicanos), together with an English translation, effective April 30, 2001 (previously filed as Exhibit 1.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) filed on June 28, 2001 and incorporated by reference herein).

3.10	Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (the Organic Law of Petróleos Mexicanos and Subsidiary Entities), as amended effective January 16, 2002 (English translation) (previously filed as Exhibit 1.6 to Amendment No. 1 to Petróleos Mexicanos’ annual report on Form 20-F/A (File No. 0-99) filed on November 15, 2002 and incorporated by reference herein).

3.11	Decreto por el que se adicionan dos párrafos al artículo 6o. de la Ley Reglamentaria del artículo 27 Constitucional en el Ramo del Petróleo y se reforma el tercer párrafo y adiciona un último párrafo al artículo 3º de la Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (Decree that adds two paragraphs to Article 6 of the Regulatory Law to Article 27 of the Political Constitution of the United Mexican States Concerning Petroleum Affairs and amends the third paragraph and adds a last paragraph to Article 3 of the Organic Law of Petróleos Mexicanos and Subsidiary Entities) together with an English translation, effective January 13, 2006 (previously filed as Exhibit 1.7 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) filed on June 30, 2006 and incorporated by reference herein).

4.1	Indenture, dated as of July 31, 2000, among Pemex Project Funding Master Trust, Petróleos Mexicanos and Bankers Trust (previously filed as Exhibit 2.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) filed on June 28, 2001 and incorporated by reference herein).

4.2	Indenture, dated as of December 30, 2004, among Pemex Project Funding Master Trust, Petróleos Mexicanos and Deutsche Bank Trust Company Americas (previously filed as Exhibit 2.7 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) filed on June 30, 2005 and incorporated by reference herein).

4.3	Form of 5.75% Guaranteed Notes due 2015 (previously filed as Exhibit 4.3 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-136674) on August 16, 2006, and incorporated by reference herein).

4.4	Form of 6.625% Guaranteed Bonds due 2035 (previously filed as Exhibit 4.4 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-136674) on August 16, 2006, and incorporated by reference herein).

4.5	Guaranty Agreement, dated July 29, 1996, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (previously filed as Exhibit 4.4 to Petróleos Mexicanos’ Registration Statement on Form F-4 (File No. 333-7796) filed on October 17, 1997 and incorporated by reference herein).

4.6	Assignment and Indemnity Agreement, dated as of November 10, 1998, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica and Pemex Project Funding Master Trust, and The Bank of New York (previously filed as Exhibit 3.2 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) filed on June 30, 1999 and incorporated by reference herein).

4.7	Amendment No. 1, dated as of August 17, 2006, to the Assignment and Indemnity Agreement among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica, Pemex-Petroquímica, Pemex Project Funding Master Trust and The Bank of New York.

5.1	Opinion of Richards, Layton & Finger, special Delaware counsel to Pemex Project Funding Master Trust (previously filed as Exhibit 5.1 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-136674) on August 16, 2006, and incorporated by reference herein).

5.2

Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to Pemex Project Funding Master Trust and Petróleos Mexicanos (previously filed as Exhibit 5.2 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-136674) on August 16, 2006, and incorporated by reference herein).

5.3	Opinion of Lic. José Néstor García Reza, General Counsel of Petróleos Mexicanos (previously filed as Exhibit 5.3 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-136674) on August 16, 2006, and incorporated by reference herein).

10.1	Agreement for the Financial Strengthening of Petróleos Mexicanos between the Federal Government of Mexico and Petróleos Mexicanos, together with a summary in English (previously filed as Exhibit 10.1 to Petróleos Mexicanos’ Registration Statement on Form F-1 (File No. 33-86304) filed on November 14, 1994 and incorporated by reference herein).

10.2	Amendment to the Agreement for the Financial Strengthening of Petróleos Mexicanos between the Federal Government of Mexico and Petróleos Mexicanos, dated December 18, 1997, together with an English translation (previously filed as Exhibit 10.2 to Amendment No. 1 to Petróleos Mexicanos’ annual report on Form 20-F/A (File No. 0-99) filed on July 20, 1998 and incorporated by reference herein).

10.3	Receivables Purchase Agreement, dated as of December 1, 1998, by and among Pemex Finance, Ltd., P.M.I. Comercio Internacional, S.A. de C.V., PMI Services B.V. and Pemex-Exploración y Producción (previously filed as Exhibit 3.3 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) filed on June 30, 1999 and incorporated by reference herein).
10.4	Transfer of Funds Agreement, dated as of November 24, 2000, among Pemex Project Funding Master Trust, Petróleos Mexicanos and the Federal Government (English translation) (previously filed as Exhibit 4.4 to Amendment No. 1 to Petróleos Mexicanos’ annual report on Form 20-F/A (File No. 0-99) filed on November 15, 2002 and incorporated by reference herein).

12.1	Computation of Ratios of Earnings to Fixed Charges (previously filed as Exhibit 7.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2006 and incorporated by reference herein).

12.2	Computation of Ratios of Earnings to Fixed Charges as of June 30, 2006.

21.1	List of Subsidiaries (previously filed as Exhibit 21.1 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-136674) on August 16, 2006, and incorporated by reference herein).

23.1	Consent of Richards, Layton & Finger (included in Exhibit 5.1).

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2).

23.3	Consent of Lic. José Néstor García Reza, General Counsel of Petróleos Mexicanos (included in Exhibit 5.3).

23.4	Consent of PricewaterhouseCoopers, S.C., an independent registered public accounting firm.

23.5	Consent of Ryder Scott Company, L.P.

23.6	Consent of Netherland, Sewell International, S. de R.L. de C.V.

23.7	Consent of DeGolyer and MacNaughton.

24.1	Power of Attorney (previously filed as Exhibit 24.1 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-136674) on August 16, 2006, and incorporated by reference herein).

25.1	Statement of Eligibility of Trustee on Form T-1 (previously filed as Exhibit 25.1 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) filed on July 28, 2005, and incorporated by reference herein).

99.1	Form of Letter to Brokers (previously filed as Exhibit 99.1 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-136674) on August 16, 2006, and incorporated by reference herein).

99.2	Form of Letter to Clients (previously filed as Exhibit 99.2 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-136674) on August 16, 2006, and incorporated by reference herein).

The exhibits do not include certain instruments defining the rights of holders of long-term debt of the registrants or their subsidiaries for which consolidated or unconsolidated financial statements are required to be filed because under such instruments the total amount of notes authorized does not exceed 10% of the total assets of the registrants and their subsidiaries on a consolidated basis. The registrants agree to furnish a copy of any such instrument to the Securities and Exchange Commission upon its request.

(b)	Financial Statement Schedules

All schedules have been omitted because they are not required or are not applicable, or the information is included in the financial statements or notes thereto.

(c)	Not applicable.

Item 22.	Undertakings

(a)	The undersigned registrants hereby undertake:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information set forth in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least current as the date of those financial statements.

5. That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrants under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

7. The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

8. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of any registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

9. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

10. The undersigned registrants hereby undertake: (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form, within one business day of such request, and to send the incorporated documents by first class mail or other equally prompt means, and (ii) to arrange or provide for a facility in the United States for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of this registration statement through the date of responding to the request.

SIGNATURE PAGE OF PEMEX PROJECT FUNDING MASTER TRUST

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York, on October 26, 2006.

PEMEX PROJECT FUNDING MASTER TRUST

By:	/S/ JUAN JOSÉ SUÁREZ COPPEL
Juan José Suárez Coppel Chief Financial Officer of Petróleos Mexicanos and Attorney-in-Fact of the Pemex Project Funding Master Trust

SIGNATURE PAGE OF PETRÓLEOS MEXICANOS

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on October 26, 2006.

PETROLEOS MEXICANOS

By:	/S/ LUIS RAMÍREZ CORZO Y HERNÁNDEZ
Luis Ramírez Corzo y Hernández Director General of Petróleos Mexicanos

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities indicated on October 26, 2006.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title

* Luis Ramírez Corzo y Hernández	Director General

* Juan José Suárez Coppel	Corporate Director of Finance (Chief Financial Officer)

* Victor Manuel Cámara Peón	Deputy Director of Financial Information Systems (Chief Accounting Officer)

SIGNATURE PAGE OF PETRÓLEOS MEXICANOS

(continued)

BOARD OF DIRECTORS

Name	Title

Chairman of the Board of Directors of Petróleos Mexicanos and Secretary of Energy
Fernando de Jesús Canales Clariond

* Sergio Alejandro García de Alba Zepeda	Director and Secretary of Economy

* José Luis Luege Tamargo	Director and Secretary of the Environment and Natural Resources

* Luis Ernesto Derbez Bautista	Director and Secretary of Foreign Affairs

* José Francisco Gil Díaz	Director and Secretary of Finance and Public Credit

* Pedro Cerisola y Weber	Director and Secretary of Communications and Transportation

* Pablo Pavón Vinales	Director and Union Representative

* Ramón Hernández Toledo	Director and Union Representative

* Luis Ricardo Aldana Prieto	Director and Union Representative

Director and Union Representative
Alejandro Sánchez Narváez

* Mario Martínez Aldana	Director and Union Representative

*By:	/S/ ISRAEL HURTADO ACOSTA	Attorney-in-Fact
Israel Hurtado Acosta

SIGNATURE PAGE OF PEMEX-EXPLORATION AND PRODUCTION

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on October 26, 2006.

PEMEX-EXPLORATION AND PRODUCTION

By:	/S/ CARLOS A. MORALES GIL
Carlos A. Morales Gil Director General of Pemex-Exploration and Production

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities indicated on October 26, 2006.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title

* Carlos A. Morales Gil	Director General

* Jorge Collard de la Rocha	Deputy Director of Management and Finance (Chief Financial Officer)

* Rafael Muller Landeros	Associate Deputy Director of Financial Resources (Chief Accounting Officer)

SIGNATURE PAGE OF PEMEX-EXPLORATION AND PRODUCTION

(continued)

BOARD OF DIRECTORS

Name	Title

* Luis Ramírez Corzo y Hernández	Director, Chairman of the Board of Directors of Pemex-Exploration and Production

* Miguel Tame Domínguez	Director and Director General of Pemex-Refining

* Roberto Ramírez Soberón	Director and Director General of Pemex-Gas and Basic Petrochemicals

Director and Director General of Pemex-Petrochemicals
Rafael Beverido Lomelín

* Juan José Suárez Coppel	Director and Corporate Director of Finance of Petróleos Mexicanos (Chief Financial Officer)

* Carlos Hurtado López	Director and Undersecretary of Disbursements of the Ministry of Finance and Public Credit

* Héctor Moreira Rodríguez	Director and Undersecretary of Hydrocarbons of the Ministry of Energy

* Salvador Rubén Ortiz Vértiz	Director and General Coordinator of Mining of the Ministry of Economy

*By:	/S/ RAOUL CAPDEVIELLE OROZCO	Attorney-in-Fact
Raoul Capdevielle Orozco

SIGNATURE PAGE OF PEMEX-REFINING

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on October 26, 2006.

PEMEX-REFINING

By:	/S/ MIGUEL TAME DOMÍNGUEZ
Miguel Tame Domínguez Director General of Pemex-Refining

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities indicated on October 26, 2006.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title

* Miguel Tame Domínguez	Director General

* José Antonio Gómez Urquiza de la Macorra	Deputy Director of Finance and Management (Chief Financial Officer)

* Ricardo Zepeda Bustos	Associate Deputy Director of Accounting and Budget (Chief Accounting Officer)

SIGNATURE PAGE OF PEMEX-REFINING

(continued)

BOARD OF DIRECTORS

Name	Title

* Luis Ramírez Corzo y Hernández	Director, Chairman of the Board of Directors of Pemex-Refining and Director General of Petróleos Mexicanos

Director and Director General of Pemex-Petrochemicals
Rafael Beverido Lomelín

* Carlos Hurtado López	Director and Undersecretary of Disbursements of the Ministry of Finance and Public Credit

* Héctor Moreira Rodríguez	Director and Undersecretary of Hydrocarbons of the Ministry of Energy

María del Rocío Ruiz Chávez	Director and Undersecretary of Industry and Trade of the Ministry of Economy

* Roberto Ramírez Soberón	Director and Director General of Pemex- Gas and Basic Petrochemicals

* Carlos A. Morales Gil	Director and Director of General of Pemex-Exploration and Production

* Federico Martínez Salas	Director and Corporate Director of Engineering and Projects Development

*By:	/S/ RAOUL CAPDEVIELLE OROZCO	Attorney-in-Fact
Raoul Capdevielle Orozco

SIGNATURE PAGE OF PEMEX-GAS AND BASIC PETROCHEMICALS

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement or amendment thereto, as the case may be, to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico, D.F., Mexico on October 26, 2006.

PEMEX-GAS AND BASIC PETROCHEMICALS

By:	/S/ ROBERTO RAMÍREZ SOBERÓN
Roberto Ramírez Soberón Director General of Pemex-Gas and Basic Petrochemicals

Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto, as the case may be, has been signed by the following persons in the capacities indicated on October 26, 2006.

PRINCIPAL EXECUTIVE OFFICERS

Name	Title

* Roberto Ramírez Soberón	Director General

/S/ AGUSTÍN CASTRO PÉREZ Agustín Castro Pérez	Acting Deputy Director of Management and Finance (Chief Financial Officer)

* Mónica Ruvalcaba Gallardo	Associate Deputy Director of Accounting (Chief Accounting Officer)

SIGNATURE PAGE OF PEMEX-GAS AND BASIC PETROCHEMICALS

(continued)

BOARD OF DIRECTORS

Name	Title

* Luis Ramírez Corzo y Hernández	Director, Chairman of the Board of Directors of Pemex-Gas and Basic Petrochemicals and Director General of Petróleos Mexicanos

* Miguel Tame Domínguez	Director and Director General of Pemex-Refining

Director and Director General of Pemex-Petrochemicals
Rafael Beverido Lomelín

* Carlos Hurtado López	Director and Undersecretary of Disbursements of the Ministry of Finance and Public Credit

* Héctor Moreira Rodríguez	Director and Undersecretary of Hydrocarbons of the Ministry of Energy

* Juan José Suárez Coppel	Director and Corporate Director of Finance of Petróleos Mexicanos (Chief Financial Officer)

* Carlos A. Morales Gil	Director and Director General of Pemex-Exploration and Production

María del Rocío Ruiz Chávez	Director and Undersecretary of Industry and Trade of the Ministry of Economy

*By:	/S/ RAOUL CAPDEVIELLE OROZCO	Attorney-in-Fact
Raoul Capdevielle Orozco

AUTHORIZED REPRESENTATIVE OF

PETRÓLEOS MEXICANOS AND THE GUARANTORS

IN THE UNITED STATES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative of Petróleos Mexicanos and the Guarantors in the United States, has signed this registration statement or amendment thereto, as the case may be, in the City of Houston, Texas, on October 26, 2006.

Name	Title

/S/ ISMAEL HERNÁNDEZ AMOR	P.M.I. Holdings North America, Inc.
Ismael Hernández Amor

As filed with the Securities and Exchange Commission on October 26, 2006

Registration No. 333-136674

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

EXHIBITS

to

PRE-EFFECTIVE AMENDMENT NO. 1

to

FORM F-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PEMEX PROJECT FUNDING MASTER TRUST

(Exact name of Issuer as specified in its charter)

PETROLEOS MEXICANOS (MEXICAN PETROLEUM)

PEMEX-EXPLORACION Y PRODUCCION

(PEMEX-EXPLORATION AND PRODUCTION)

PEMEX-REFINACION

(PEMEX-REFINING)

and

PEMEX-GAS Y PETROQUIMICA BASICA

(PEMEX-GAS AND BASIC PETROCHEMICALS)

(Exact names of co-registrants as specified in their charters and translations of co-registrants’ names into English)

EXHIBIT INDEX

Exhibit No.	Description

3.1	Trust Agreement, dated as of November 10, 1998, among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos (previously filed as Exhibit 3.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) filed on June 30, 1999 and incorporated by reference herein).

3.2	Amendment No. 1, dated as of November 14, 2004, to the Trust Agreement among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos (previously filed as Exhibit 2.10 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) filed on June 30, 2005 and incorporated by reference herein).

3.3	Amendment No. 2, dated as of December 22, 2004, to the Trust Agreement among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos (previously filed as Exhibit 2.11 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) filed on June 30, 2005 and incorporated by reference herein).

3.4	Amendment No. 3, dated as of August 17, 2006, to the Trust Agreement among The Bank of New York, The Bank of New York (Delaware) and Petróleos Mexicanos.

3.5	Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (the Organic Law), as amended effective January 1, 1994, together with an English translation (previously filed as Exhibit 3.1 to Petróleos Mexicanos’ Registration Statement on Form F-1 (File No. 33-86304) on November 14, 1994 and incorporated by reference herein).

3.6	Reglamento de la Ley Orgánica de Petróleos Mexicanos (Regulations to the Organic Law), together with an English translation (previously filed as Exhibit 3.2 to Petróleos Mexicanos’ Registration Statement on Form F-1 (File No. 33-86304) filed on November 14, 1994 and incorporated by reference herein).

3.7	Reglamento de Gas Natural (Natural Gas Regulation), effective November 9, 1995, together with an English translation (previously filed as Exhibit 1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) filed on June 28, 1996 and incorporated by reference herein).

3.8	Decreto por el que se Reforma la Ley Reglamentaria del Articulo 27 Constitucional en el Ramo del Petróleo (Decree that Amends the Regulatory Law to Article 27 of the Political Constitution of the United Mexican States Concerning Petroleum Affairs), effective November 14, 1996 (previously filed as Exhibit 1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) filed on June 30, 1997 and incorporated by reference herein).

3.9	Decreto por el que se adiciona el Reglamento de la Ley Orgánica de Petróleos Mexicanos (Decree that adds to the Regulations to the Organic Law of Petróleos Mexicanos), together with an English translation, effective April 30, 2001 (previously filed as Exhibit 1.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) filed on June 28, 2001 and incorporated by reference herein).

3.10	Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (the Organic Law of Petróleos Mexicanos and Subsidiary Entities), as amended effective January 16, 2002 (English translation) (previously filed as Exhibit 1.6 to Amendment No. 1 to Petróleos Mexicanos’ annual report on Form 20-F/A (File No. 0-99) filed on November 15, 2002 and incorporated by reference herein).

3.11	Decreto por el que se adicionan dos párrafos al artículo 6o. de la Ley Reglamentaria del artículo 27 Constitucional en el Ramo del Petróleo y se reforma el tercer párrafo y adiciona un último párrafo al artículo 3º de la Ley Orgánica de Petróleos Mexicanos y Organismos Subsidiarios (Decree that adds two paragraphs to Article 6 of the Regulatory Law to Article 27 of the Political Constitution of the United Mexican States Concerning Petroleum Affairs and amends the third paragraph and adds a last paragraph to Article 3 of the Organic Law of Petróleos Mexicanos and Subsidiary Entities) together with an English translation, effective January 13, 2006 (previously filed as Exhibit 1.7 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) filed on June 30, 2006 and incorporated by reference herein).

Exhibit No.	Description

4.1	Indenture, dated as of July 31, 2000, among Pemex Project Funding Master Trust, Petróleos Mexicanos and Bankers Trust (previously filed as Exhibit 2.5 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) filed on June 28, 2001 and incorporated by reference herein).

4.2	Indenture, dated as of December 30, 2004, among Pemex Project Funding Master Trust, Petróleos Mexicanos and Deutsche Bank Trust Company Americas (previously filed as Exhibit 2.7 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) filed on June 30, 2005 and incorporated by reference herein).

4.3	Form of 5.75% Guaranteed Notes due 2015 (previously filed as Exhibit 4.3 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-136674) on August 16, 2006, and incorporated by reference herein).

4.4	Form of 6.625% Guaranteed Bonds due 2035 (previously filed as Exhibit 4.4 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-136674) on August 16, 2006, and incorporated by reference herein).

4.5	Guaranty Agreement, dated July 29, 1996, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación and Pemex-Gas y Petroquímica Básica (previously filed as Exhibit 4.4 to Petróleos Mexicanos’ Registration Statement on Form F-4 (File No. 333-7796) filed on October 17, 1997 and incorporated by reference herein).

4.6	Assignment and Indemnity Agreement, dated as of November 10, 1998, among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica and Pemex Project Funding Master Trust, and The Bank of New York (previously filed as Exhibit 3.2 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) filed on June 30, 1999 and incorporated by reference herein).

4.7	Amendment No. 1, dated as of August 17, 2006, to the Assignment and Indemnity Agreement among Petróleos Mexicanos, Pemex-Exploración y Producción, Pemex-Refinación, Pemex-Gas y Petroquímica Básica, Pemex-Petroquímica, Pemex Project Funding Master Trust and The Bank of New York.

5.1	Opinion of Richards, Layton & Finger, special Delaware counsel to Pemex Project Funding Master Trust (previously filed as Exhibit 5.1 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-136674) on August 16, 2006, and incorporated by reference herein).

5.2	Opinion of Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to Pemex Project Funding Master Trust and Petróleos Mexicanos (previously filed as Exhibit 5.2 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-136674) on August 16, 2006, and incorporated by reference herein).

5.3	Opinion of Lic. José Néstor García Reza, General Counsel of Petróleos Mexicanos (previously filed as Exhibit 5.3 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-136674) on August 16, 2006, and incorporated by reference herein).

10.1	Agreement for the Financial Strengthening of Petróleos Mexicanos between the Federal Government of Mexico and Petróleos Mexicanos, together with a summary in English (previously filed as Exhibit 10.1 to Petróleos Mexicanos’ Registration Statement on Form F-1 (File No. 33-86304) filed on November 14, 1994 and incorporated by reference herein).

10.2	Amendment to the Agreement for the Financial Strengthening of Petróleos Mexicanos between the Federal Government of Mexico and Petróleos Mexicanos, dated December 18, 1997, together with an English translation (previously filed as Exhibit 10.2 to Amendment No. 1 to Petróleos Mexicanos’ annual report on Form 20-F/A (File No. 0-99) filed on July 20, 1998 and incorporated by reference herein).

10.3	Receivables Purchase Agreement, dated as of December 1, 1998, by and among Pemex Finance, Ltd., P.M.I. Comercio Internacional, S.A. de C.V., PMI Services B.V. and Pemex-Exploración y Producción (previously filed as Exhibit 3.3 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) filed on June 30, 1999 and incorporated by reference herein).

Exhibit No.	Description

10.4	Transfer of Funds Agreement, dated as of November 24, 2000, among Pemex Project Funding Master Trust, Petróleos Mexicanos and the Federal Government (English translation) (previously filed as Exhibit 4.4 to Amendment No. 1 to Petróleos Mexicanos’ annual report on Form 20-F/A (File No. 0-99) filed on November 15, 2002 and incorporated by reference herein).

12.1	Computation of Ratios of Earnings to Fixed Charges (previously filed as Exhibit 7.1 to Petróleos Mexicanos’ annual report on Form 20-F (File No. 0-99) on June 30, 2006 and incorporated by reference herein).

12.2	Computation of Ratios of Earnings to Fixed Charges as of June 30, 2006.

21.1	List of Subsidiaries (previously filed as Exhibit 21.1 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-136674) on August 16, 2006, and incorporated by reference herein).

23.1	Consent of Richards, Layton & Finger (included in Exhibit 5.1).

23.2	Consent of Cleary Gottlieb Steen & Hamilton LLP (included in Exhibit 5.2).

23.3	Consent of Lic. José Néstor García Reza, General Counsel of Petróleos Mexicanos (included in Exhibit 5.3).

23.4	Consent of PricewaterhouseCoopers, S.C., an independent registered public accounting firm.

23.5	Consent of Ryder Scott Company, L.P.

23.6	Consent of Netherland, Sewell International, S. de R.L. de C.V.

23.7	Consent of DeGolyer and MacNaughton.

24.1	Power of Attorney (previously filed as Exhibit 24.1 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-136674) on August 16, 2006, and incorporated by reference herein).

25.1	Statement of Eligibility of Trustee on Form T-1 (previously filed as Exhibit 25.1 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-126941) filed on July 28, 2005, and incorporated by reference herein).

99.1	Form of Letter to Brokers (previously filed as Exhibit 99.1 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-136674) on August 16, 2006, and incorporated by reference herein).

99.2	Form of Letter to Clients (previously filed as Exhibit 99.2 to the Issuer’s and the Guarantors’ Registration Statement on Form F-4 (File No. 333-136674) on August 16, 2006, and incorporated by reference herein).